UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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MFA Financial, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2015

To the Stockholders of MFA Financial, Inc.:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of MFA Financial, Inc., a Maryland corporation (“MFA,” “we” or “our”), will be held at The New York Palace Hotel, 455 Madison Avenue (at 51st Street), New York, New York 10022, on Thursday, May 21, 2015, at 9:00 a.m., New York City time, for the following purposes:

(1)	To elect the two directors named in the proxy statement to serve on MFA’s Board of Directors (the “Board”) until our 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
(2)	To consider and vote upon the ratification of the appointment of KPMG LLP as MFA’s independent registered public accounting firm for the fiscal year ending December 31, 2015;
(3)	To consider and vote upon an advisory (non-binding) resolution to approve MFA’s executive compensation as disclosed in the proxy statement;
(4)	To consider and vote upon the MFA Financial, Inc. Equity Compensation Plan, which is an amendment and restatement of our 2010 Equity Compensation Plan, and which, if approved at the Annual Meeting, will, among other things, increase the number of shares of common stock available for grant by MFA so that the number of shares reserved for issuance on or after the date of the Annual Meeting will be 12,000,000; and
(5)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The close of business on March 27, 2015, has been fixed by the Board as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Whether or not you plan to attend in person, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to MFA by using our dedicated internet voting website, our toll-free telephone number or, if you prefer, the mail. By submitting your proxy voting instructions promptly, either by internet, telephone or mail, you can help MFA avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

In order to submit proxy voting instructions prior to the Annual Meeting, you have the option of authorizing your proxy (a) through the internet at www.proxyvote.com and following the instructions described on the notice and access card previously mailed to you or on your proxy card, (b) by toll-free telephone at 1-800-690-6903 and following the instructions described on your proxy card or (c) by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided.

Your proxy is being solicited by the Board. The Board recommends that you vote in favor of the proposed items.

By Order of the Board

Harold E. Schwartz
Secretary

New York, New York
April 8, 2015

i

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2015

GENERAL INFORMATION

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of MFA Financial, Inc., a Maryland corporation (“MFA,” the “Company,” “we,” “our” or “us”), for exercise at MFA’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The New York Palace Hotel, 455 Madison Avenue (at 51st Street), New York, New York 10022, on Thursday, May 21, 2015, at 9:00 a.m., New York City time, or at any postponement or adjournment thereof.

In order to submit proxy voting instructions prior to the Annual Meeting, stockholders have the option to authorize their proxy by internet, telephone or mail. Stockholders are requested to authorize a proxy to vote their shares of our common stock, par value $0.01 per share (the “Common Stock”), at the Annual Meeting by using the dedicated internet voting website or toll-free telephone number provided for this purpose. Alternatively, stockholders may authorize their proxy by completing, signing and dating their proxy card and returning it in the postage-prepaid envelope provided. Specific instructions regarding the internet and telephone voting options are described on the notice of access card previously mailed to you and/or on your proxy card. Stockholders who authorize their proxy by using the internet or telephone voting options do not need to also return a proxy card.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to the attention of our Secretary at MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022, (ii) submitting a later dated proxy or (iii) voting in person at the Annual Meeting. Attending the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes in person at the Annual Meeting.

If a proxy is properly authorized, submitted without specifying any instructions thereon and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted (i) FOR the election of the two directors named in this Proxy Statement to serve on the Board until our 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015, (iii) FOR the advisory (non-binding) resolution to approve our executive compensation as disclosed in this proxy statement and (iv) FOR the MFA Financial, Inc. Equity Compensation Plan (the “Amended Plan”), which is an amendment and restatement of our 2010 Equity Compensation Plan (the “2010 Plan”), and which, if approved at the Annual Meeting, will increase the number of shares of Common Stock available for grant by us so that the number of shares reserved for issuance on or after the date of the Annual Meeting will be 12,000,000 (which includes 2,052,422 shares subject to outstanding grants under the 2010 Plan) and make certain other changes as described in this Proxy Statement. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being sent and made available to stockholders on or about April 8, 2015.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2014, including financial statements audited by KPMG LLP, our independent registered public accounting firm, and their report thereon, dated February 12, 2015.

VOTING INFORMATION

Record Date

Stockholders will be entitled to one vote for each share of Common Stock held of record at the close of business on March 27, 2015 (the “Record Date”), with respect to (i) the election of the two directors named in this Proxy Statement to serve on the Board until our 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015, (iii) the advisory (non-binding) resolution to approve our executive compensation (“Say-on-Pay”), (iv) the approval of the Amended Plan and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponement or adjournment thereof.

As of the Record Date, we had issued and outstanding 370,364,193 shares of Common Stock.

Quorum and Required Vote

The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum.

Assuming a quorum is present, the business scheduled to come before the Annual Meeting will require the following affirmative votes:

(i)	with respect to the election of directors, a majority of the votes cast on the election of each such director on a per director basis;
(ii)	with respect to the ratification of the appointment of our independent registered public accounting firm, a majority of the votes cast on the proposal;
(iii)	with respect to the advisory (non-binding) vote on Say-on-Pay, a majority of the votes cast on the proposal; and
(iv)	with respect to the approval of the Amended Plan, a majority of the votes cast on the proposal.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.

An abstention is the voluntary act of directing your proxy to abstain or attending the meeting in person and marking a ballot to abstain.

A broker non-vote occurs when a nominee (i.e., a broker) holding shares for a beneficial owner has not received instructions from the beneficial owner on a particular proposal for which the nominee is not permitted to exercise discretionary voting power under New York Stock Exchange (the “NYSE”) rules, and therefore, the nominee does not cast a vote on the proposal.

Under NYSE rules, brokers are not permitted to vote shares held in their clients’ accounts on elections of directors, on the non-binding Say-on-Pay vote or on the vote to approve the Amended Plan, unless, in each case, the client (as beneficial owner) has provided voting instructions to the broker. The ratification of the appointment of our independent registered public accounting firm is, however, a proposal for which brokers do have discretionary voting authority. If you hold your shares in “street name” (i.e., through a broker or other nominee), your broker or nominee will not vote your shares on non-routine matters unless you provide instructions on how to vote your shares. You can instruct your broker or nominee how to vote your shares by following the voting procedures provided by such broker or nominee.

Abstentions do not count as votes cast on the election of directors, the ratification of the appointment of KPMG LLP or the advisory (non-binding) vote on Say-on-Pay. Accordingly, abstentions and broker non-votes, if any, will have no effect on the election of directors, the ratification of the appointment of KPMG LLP or the advisory (non-binding) vote on Say-on-Pay. For purposes of the vote to approve the Amended Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the result of the vote.

CORPORATE GOVERNANCE

Role of the Board

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of the Board. The Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of the Board keep informed of our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our chief executive officer (“CEO”) and other executive officers.

Board Leadership Structure

We currently separate the roles of Chairman of the Board and CEO, with the chairmanship held by a non-executive independent director. Until January 1, 2014, these roles had been combined, with some of the powers traditionally granted to a Chairman of the Board instead held by a Lead Director, who was fully independent of MFA’s management. During the latter half of 2013, the Board reevaluated our leadership structure. As a result of this evaluation, the Board amended our Bylaws, effective January 1, 2014, to provide that the Chairman of the Board does not automatically serve as CEO, and that the Chairman may be an executive or non-executive of the Company. Our Board presently believes that the separation of roles, while not required, fosters clear accountability and enhances the Board’s oversight of and independence from management, as well as its ability to carry out its roles and responsibilities on behalf of stockholders. The Board also believes that the current structure fosters effective decision-making and alignment on corporate strategy. In addition, the Board believes that separation of the Chairman and CEO roles strengthens risk management. Also, the Board believes that this leadership structure allows our CEO to focus more of his time and energy on day-to-day management and operations of the business.

Role of the Non-Executive Chairman

George H. Krauss, an independent director, currently serves as our Chairman of the Board. The Board appointed Mr. Krauss Chairman of the Board effective as of January 1, 2014, and he was reappointed following MFA’s 2014 annual meeting of stockholders. Prior thereto, Mr. Krauss had served as our Lead Director since May 2012. Among other things, the Chairman of the Board: (1) presides at all meetings of the Board; (2) has the authority to call, and will lead, meetings and executive sessions of our independent and non-management directors; (3) consults with the CEO and the Board committee chairs in establishing the agenda for Board and Board committee meetings; (4) helps facilitate communication between the CEO and the Board; (5) acts as a liaison between the Board and management; (6) confirms the Board has a process of periodically assessing the effectiveness of the Board, its committees and individual directors and management; and (7) performs such other functions as may be designated from time to time. The Chairman of the Board is elected annually by a majority of the directors then serving on the Board at the first meeting of the Board following the annual meeting of stockholders.

Board’s Role in Risk Oversight

The Board is responsible for the oversight of MFA’s risk management. The Board oversees and monitors MFA’s risk management framework and actively reviews risks that may be material to us. As part of this oversight process, the Board receives reports from management on areas of material risk to MFA, including operational, financial, interest rate, liquidity, credit, market, legal and regulatory, accounting, strategic and cyber (i.e., data protection and information security) risks. The Board receives these reports from the appropriate sources within MFA to enable it to understand our risk identification, risk management and risk mitigation strategies. To the extent applicable, the Board and its committees coordinate their risk oversight roles. As part of its written charter, the Audit Committee of the Board discusses guidelines and policies to govern the process by which risk assessment and risk management, including major financial risk exposures, is undertaken by MFA and its management, and the Compensation Committee of the Board oversees our compensation programs to ensure that they do not encourage unnecessary or excessive risk taking. The goal of these processes is to achieve thoughtful board-level attention to (i) our risk management process and framework, (ii) the nature of the material risks we face and (iii) the adequacy of our risk management process and framework designed to respond to and mitigate these risks.

Director Independence

MFA’s Corporate Governance Guidelines (the “Governance Guidelines”), which have been adopted and are periodically reviewed by the Board, provide that a majority of the directors serving on the Board must be independent as affirmatively determined by the Board in accordance with the rules and standards established by the NYSE. In addition, as permitted under the Governance Guidelines, the Board has also adopted certain additional categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that seven of our eight current directors, Stephen R. Blank, James A. Brodsky, Richard J. Byrne, Laurie Goodman, Alan L. Gosule, Robin Josephs and George H. Krauss, qualify as independent directors under the NYSE listing standards and the Independence Standards.

The Independence Standards can be found on our website at www.mfafinancial.com.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, officers and employees. The Code of Conduct was designed to assist directors, officers and employees in complying with the law, in resolving certain moral and ethical issues that may arise in the performance of their duties and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of our assets, confidentiality, communications with the public, internal accounting controls, improper influence on the conduct of audits, records retention, fair dealing, discrimination and harassment, and health and safety. The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Code of Conduct and will recommend, as appropriate, proposed changes to the Code of Conduct to the Board.

The Code of Conduct can be found on our website at www.mfafinancial.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to the attention of our Secretary at MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022.

Corporate Governance Guidelines

The Board has adopted the Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Governance Guidelines are Board composition, Board functions and responsibilities, Board committees, director qualification standards, director resignations, director retirements, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and Board and committee performance evaluations. The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Governance Guidelines and will recommend, as appropriate, proposed changes to the Governance Guidelines to the Board.

The Governance Guidelines can be found on our website at www.mfafinancial.com. We will also provide the Governance Guidelines, free of charge, to stockholders who request them. Requests should be directed to the attention of our Secretary at MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022.

Majority Voting for Directors/Director Resignation Policy.  Our Bylaws provide that a nominee for director will be elected by receiving the affirmative vote of a majority of the votes cast on the election of such nominee on a per nominee basis in a non-contested election (i.e., where the number of nominees is the same as the number of directors to be elected).

Under the terms of our Governance Guidelines, if a nominee for director who is an incumbent director receives a greater number of votes “against” than votes “for” his or her election, the director is required to promptly tender to the Board his or her offer to resign from the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board, excluding such individual, will decide whether or not to accept such offer to resign, and thereafter, it will promptly and publicly disclose its decision. If the Board determines not to accept the director’s offer to resign, the director will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation.

In a contested election, the director nominees who receive a plurality of votes cast are elected as directors. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast.

Review and Approval of Transactions with Related Persons

The Board has adopted written policies and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of our outstanding capital stock or immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the Securities and Exchange Commission (“SEC”) (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

•	Any covered related party transaction must be approved by the Board or by a committee of the Board consisting solely of disinterested directors. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.
•	On at least an annual basis, the Board or committee will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Audit Committee or, if the Chairman of the Audit Committee is the affected director, to the attention of the Chairman of the Nominating and Corporate Governance Committee.
•	The appropriate Chairman shall determine whether the matter should be considered by the Board or by a committee of the Board consisting solely of disinterested directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
•	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.
•	If a transaction that has been entered into without prior approval is not ratified, the Board or committee may consider additional action, in consultation with counsel, including, but not limited to, with respect to transactions that are pending or ongoing, termination of the transaction on a prospective basis or modification of the transaction in a manner that would permit it to be ratified by the Board or committee, and with respect to transactions that are completed, rescission of such transaction and/or disciplinary action.

Identification of Director Candidates

In accordance with the Governance Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director candidates for the Board and for recommending director candidates to the Board for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are nominated to stand for election to the Board in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly-qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of the Board, our operating requirements and the interests of the Company. In accordance with the Governance Guidelines, director candidates should have experience in positions with a high degree of responsibility and decision making, be able to exercise good business judgment, be able to provide practical wisdom and mature judgment and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, and recommends director candidates based upon contributions they can make to the Board and management and their ability to represent our long-term interests and those of our stockholders.

Although we do not have a formal written diversity policy, the Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences and expertise and education in evaluating director candidates for Board membership. We believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition as multiple and varied points of view contribute to a more effective decision-making process.

The Nominating and Corporate Governance Committee accepts stockholder recommendations of director candidates and applies the same standards in considering director candidates submitted by stockholders as it does in evaluating director candidates recommended by members of the Board or management. Upon determining the need for additional or replacement Board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of the Board. If the Nominating and Corporate Governance Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Nominating and Corporate Governance Committee may then obtain additional information about a director candidate’s background and experience, including by means of personal interviews. The Nominating and Corporate Governance Committee will then re-evaluate the director candidate using its evaluation criteria. The Nominating and

Corporate Governance Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the Board for nomination. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms and/or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Our stockholders of record who comply with the notice procedures outlined under “Submission of Stockholder Proposals,” which may be found on page 74 of this Proxy Statement, may recommend director candidates for evaluation and consideration by the Nominating and Corporate Governance Committee. Stockholders may make recommendations at any time, but recommendations of director candidates for consideration as director nominees at our annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement for the previous year’s annual meeting of stockholders. Accordingly, to submit a director candidate for consideration for nomination at our 2016 Annual Meeting of Stockholders, stockholders must submit the recommendation, in writing, by no later than December 10, 2015. The written notice must demonstrate that it is being submitted by a stockholder of record of MFA and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each director candidate’s consent to serve as a director and contact information for each director candidate so that his or her interest can be verified and, if necessary, to gather further information.

Director Retirement Policy.  In the fourth quarter of 2014, the Board amended the Governance Guidelines to establish a mandatory retirement age for directors. Pursuant to this policy, no person who has reached the age of 75 at the time of election or appointment as a director may be elected or appointed as a director; provided, however, that current directors of MFA who have reached the age of 70 or more as of October 1, 2014, may not be re-appointed or nominated for re-election to the Board after reaching the age of 77.

Communications with the Board

The Board has established a process by which stockholders and/or other interested parties may communicate in writing with our directors, a committee of the Board, the Board’s non-employee directors as a group or the Board generally. Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to the attention of our Secretary at MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors. The Board has approved this communication process.

Executive Sessions of Independent Directors

In accordance with the Governance Guidelines, the independent directors serving on the Board meet in executive session at least four times per year at regularly scheduled meetings of the Board. These executive sessions of the independent directors are presided over by George H. Krauss, in his capacity as the non-executive Chairman of the Board.

BOARD AND COMMITTEE MATTERS

Board of Directors

The Board is responsible for directing the management of our business and affairs. The Board conducts its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2014, the Board held five meetings and acted thirteen times by written consent in lieu of a meeting. Each of our directors then serving on the Board attended at least 75% of the meetings of the Board (and of the Board’s committees on which they served) that were held during the portion of 2014 during which he or she was a member of the Board. All eight directors then serving on the Board attended our 2014 Annual Meeting of Stockholders. The Board’s policy, as set forth in our Governance Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of the Board and all meetings of our stockholders.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  Stephen R. Blank (Chair), Richard J. Byrne, Laurie Goodman and Robin Josephs are currently the members of the Audit Committee. The Board has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of audit committee members, the Governance Guidelines, the Independence Standards and the written charter of the Audit Committee. The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” beginning on page 14 of this Proxy Statement for a description of their respective backgrounds and experience), that Mr. Blank, Mr. Byrne, Ms. Goodman and Ms. Josephs qualify as “audit committee financial experts” for purposes of, and as defined by, SEC rules and have the requisite accounting or related financial management expertise required by the NYSE listing standards. In addition, the Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards. During 2014, the Audit Committee met eight times.

The Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. In accordance with its charter, the Audit Committee has a policy requiring that the terms of all auditing and non-auditing services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee. The Audit Committee also reviews and evaluates the scope of all non-auditing services to be provided by our independent registered public accounting firm in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, the Financial Accounting Standards Board or other similar governing bodies. The specific responsibilities of the Audit Committee are set forth in its charter, which can be found on our website at www.mfafinancial.com.

Compensation Committee.  Robin Josephs (Chair), Stephen R. Blank, James A. Brodsky and Alan L. Gosule are currently the members of the Compensation Committee. The Board has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards, the Governance Guidelines, the Independence Standards and the written charter of the Compensation Committee. During 2014, the Compensation Committee met seven times and acted four times by written consent in lieu of a meeting.

The Compensation Committee is responsible for, among other things, overseeing the design, approval, administration and evaluation of MFA’s compensation plans, policies and programs and reviewing and establishing the compensation of our directors and executive officers. The specific responsibilities of the Compensation Committee are set forth in its charter, which can be found on our website at www.mfafinancial.com.

Compensation Committee Interlocks and Insider Participation.  There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee.  George H. Krauss (Chair), James A. Brodsky, Richard J. Byrne and Alan L. Gosule are currently the members of the Nominating and Corporate Governance Committee. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Governance Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee. During 2014, the Nominating and Corporate Governance Committee met five times.

The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to stand for election by our stockholders, recommending to the Board the directors to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to us and directing the Board in an annual review of its performance. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which can be found on our website at www.mfafinancial.com.

We will provide the charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, free of charge, to stockholders who request them. Requests should be directed to the attention of our Secretary at MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for monitoring, on behalf of the Board, the integrity of our consolidated financial statements, our system of internal controls, the performance, qualifications and independence of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate the performance of and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board.

Management has the primary responsibility for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on our internal control over financial reporting. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of (i) our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and (ii) the effectiveness of our internal control over financial reporting and expressing an opinion with respect thereto. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on our internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

During 2014, the Audit Committee held eight meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, KPMG LLP, our independent registered public accounting firm, and Grant Thornton LLP, our internal auditing firm.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014, and the related report prepared by KPMG LLP, with management and KPMG LLP. The Audit Committee discussed with KPMG LLP and Grant Thornton LLP the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed and discussed with management, KPMG LLP and Grant Thornton LLP management’s annual report on our internal control over financial reporting and the reports prepared by KPMG LLP with respect to its audit of our internal control over financial reporting. The Audit Committee met with KPMG LLP and Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee reviewed and discussed with KPMG LLP its audit plan for MFA and their proposed implementation of this plan. The Audit Committee also discussed with KPMG LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, as adopted by the PCAOB, which included a discussion of KPMG LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with KPMG LLP its independence from the Company. KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and represented that it is independent from MFA. When considering the independence of KPMG LLP, the Audit Committee considered if services KPMG LLP provided to us, beyond those rendered in connection with its audit of our consolidated financial statements, its reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and its audit of the effectiveness of our internal control over financial reporting were compatible with maintaining its independence. The Audit Committee reviewed and approved the audit and other professional services performed by, and the amount of fees paid for such services to, KPMG LLP. The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. The Audit Committee received regular updates on the amount of fees and scope of audit and other professional services provided.

Based on the Audit Committee’s review and the outcome of these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board, and the Board has approved, that our audited consolidated financial statements for the fiscal year ended December 31, 2014, be included in our Annual Report on Form 10-K filed with the SEC and 2014 Annual Report to Stockholders. The Audit Committee has also selected and appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and is presenting this appointment to our stockholders for ratification.

AUDIT COMMITTEE

Stephen R. Blank, Chair Richard J. Byrne	Laurie Goodman Robin Josephs

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Pursuant to the terms of its charter, the Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the compensation of the non-employee directors (the “Non-Employee Directors”) on the Board. The Compensation Committee, with the assistance of an independent compensation consultant, most recently reviewed the compensation of Non-Employee Directors in the first half of 2014.

Upon the recommendation of the Compensation Committee of the Board, on June 26, 2014, the Board approved certain modifications to the compensation program for Non-Employee Directors effective July 1, 2014, which are described below:

•	Increased from $75,000 per year to $100,000 per year the annual cash retainer paid to each Non-Employee Directors, which retainer is payable quarterly in arrears on a pro rata basis.
•	Established an annual cash retainer for service on one or more committees of the Board pursuant to which each member of the Board’s (i) Audit Committee (other than the Audit Committee Chair) receives $15,000 per year, (ii) Compensation Committee (other than the Compensation Committee Chair) receives $15,000 per year and (iii) Nominating and Corporate Governance Committee (other than the Nominating and Corporate Governance Committee Chair) receives $5,000 per year. These fees are payable quarterly in arrears on a pro rata basis.
•	Eliminated fees payable to Non-Employee Directors for attendance at any regular or special meeting (whether in-person or telephonic) of the Board and for meetings of the Audit, Compensation and Nominating and Corporate Governance Committees (formerly, $1,500 per meeting).
•	Increased the annual cash fee paid to the chair of the Board’s (i) Audit Committee from $25,000 per year to $35,000 per year, (ii) Compensation Committee from $20,000 per year to $35,000 per year, and (iii) Nominating and Corporate Governance Committee from $10,000 per year to $15,000 per year, which fees are payable quarterly in arrears on a pro rata basis.
•	An annual grant under the 2010 Plan of fully-vested shares of our Common Stock or fully-vested restricted stock units (“RSUs”) with a grant value of $100,000 (an increase of $25,000 as compared to the grant under the prior program).
•	In light of the changes to the Board’s governance structure that went into effect on January 1, 2014, pursuant to which the role of the Lead Director was eliminated and replaced with a non-executive Chairman of the Board, the Board approved the elimination of the additional annual cash fee of $7,500 formerly payable to the Lead Director and the additional annual grant of fully-vested 7,500 shares of Restricted Stock or RSUs formerly granted to the Lead Director and replaced such cash and equity with an annual grant to the non-executive Chairman of fully-vested shares of our Common Stock or fully-vested RSUs with a grant date value of $85,000.

Our Non-Employee Directors may also participate in our Fourth Amended and Restated 2003 Non-Employee Directors’ Deferred Compensation Plan (the “Non-Employee Directors Plan”), which allows participants to elect to defer receipt of 50% or 100% of their annual cash fees and to elect whether to receive their equity-based compensation in the form of fully-vested shares of our Common Stock or fully-vested RSUs.

We do not permit our Non-Employee Directors to sell or transfer their Restricted Shares until six months after their termination of service with us, subject to certain exceptions. In addition, the Non-Employee Directors are subject to a share retention/alignment requirement pursuant to which each Non-Employee Director is required to hold and maintain equity in MFA, which could include Common Stock, convertible (but not perpetual) preferred stock and/or RSUs under the Non-Employee Directors Plan (collectively, the “Equivalent Shares”), in an amount equal to no less than 37,500 Equivalent Shares. For Non-Employee Directors joining the Board on or after January 1, 2010, this retention requirement must be met within five years after becoming a director, and for Non-Employee Directors serving on the Board on or prior to December 31, 2009, this retention requirement was required to have been met by

December 31, 2014. All of our directors (other than Richard J. Byrne and Laurie Goodman, each of whom was elected to the Board during 2014) have met this retention requirement.

The following table summarizes the compensation of our Non-Employee Directors for the year ended December 31, 2014.

2014 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Stephen R. Blank	140,000	100,005	240,005
James A. Brodsky	114,000	100,005	214,005
Richard J. Byrne(4)	97,000	100,005	197,005
Michael L. Dahir(5)	116,500	75,006	191,506
Laurie Goodman(6)	57,500	93,750	151,250
Alan L. Gosule	112,500	100,005	212,505
Robin Josephs	139,000	100,005	239,005
George H. Krauss	98,750	185,131	283,881

(1)	Amounts in this column represent, as applicable, the annual board retainer fees, annual committee chair fees, meeting fees (the payment of which terminated June 30, 2014), committee membership fees (the payment of which commenced July 1, 2014) and Chairman of the Board fees (the payment of which terminated June 30, 2014) earned or paid to Non-Employee Directors for service in 2014.
(2)	Amounts in this column represent the aggregate grant date fair value of such stock or RSU awards computed in accordance with FASB ASC Topic 718. During 2014, each non-employee director (other than Laurie Goodman and George H. Krauss) was granted 9,260 fully-vested shares of Common Stock or fully-vested RSUs on May 22, 2014 (based on a price per share of $8.10, which was the closing price of the Common Stock on such day) and an additional 3,045 fully-vested shares of Common Stock on August 6, 2014 (based on a price per share of $8.21, which was the closing price of the Common Stock on such day). In addition, during 2014, Mr. Krauss, our non-executive Chairman, was granted 16,760 fully-vested shares of Common Stock on May 22, 2014, and an additional 6,014 fully-vested shares of Common Stock on August 6, 2014. Also, during 2014, Ms. Goodman was granted 11,419 fully-vested shares of Common Stock on August 6, 2014.
(3)	Total compensation for Non-Employee Directors does not include dividends paid in respect of the shares of Common Stock granted to each such person or dividend equivalents (which consist of a cash distribution equal to the cash dividend paid on a share of Common Stock) paid to Non-Employee Directors who elected to receive fully-vested RSUs rather than fully-vested shares of Common Stock. During 2014, Mr. Gosule received dividend equivalents that related to 1,250 of the 5,000 non-qualified stock options (“NQSOs”) held by him during a portion of the year, which resulted in a payment of $750 to him. Mr. Gosule’s NQSOs expired unexercised in August 2014.
(4)	Mr. Byrne was elected to the Board on March 3, 2014.
(5)	Mr. Dahir resigned from the Board on July 22, 2014.
(6)	Ms. Goodman was elected to the Board effective July 1, 2014.

The following table summarizes certain additional information regarding amounts deferred by our Non-Employee Directors participating in the Non-Employee Directors Plan as of December 31, 2014.

Name	Total Amount Deferred(1) ($)	Distribution January 15, 2014 ($)	Remaining Deferred Amount After 2014 Distribution(2) ($)	Fair Market Value of Remaining Amount(3) ($)
James A. Brodsky	71,864	—	—	204,767
George H. Krauss	309,952	119,046	190,906	241,094

(1)	Amounts in this column represent total compensation deferred by the director and cash dividend equivalents credited to outstanding stock units from the inception of the individual director’s elected participation in the Non-Employee Directors Plan, less any cash distributions made at the termination of any elected deferral and payment period before distributions made in 2014. Amounts in this column represent the fair market value of the total compensation deferred and cash dividend equivalents credited to outstanding stock units based on the closing price of the Common Stock of $7.06 per share as reported on the NYSE on December 31, 2013 (the last trading day of such year).
(2)	Amounts in this column represent total compensation deferred and cash dividend equivalents credited to outstanding stock units under the Non-Employee Directors Plan during 2014 after the distributions made on January 15, 2014.
(3)	Amounts in this column represent fair market value of total compensation deferred and cash dividend equivalents credited to outstanding stock units (based upon the closing price of the Common Stock of $7.99 per share reported on the NYSE on December 31, 2014) under the Non-Employee Directors Plan at December 31, 2014.

Non-employee directors are also eligible to receive other grants of NQSOs, Common Stock and phantom shares under the 2010 Plan. We also reimburse all Non-Employee Directors for reasonable travel and other expenses incurred in connection with attending Board, committee and stockholder meetings and other Company-sponsored events and/or other activities in which they engage or participate on our behalf. In addition, we provide all non-employee directors with up to $500,000 of accidental death and dismemberment insurance while traveling to or attending Board, committee and stockholder meetings and other Company-sponsored events. Directors who are employees of the Company (presently, only Mr. Gorin) are not entitled to receive additional compensation for serving on the Board.

1. ELECTION OF DIRECTORS

Board of Directors

In accordance with our Charter and Bylaws, the Board is currently comprised of eight directors, Stephen R. Blank, James A. Brodsky, Richard J. Byrne, Laurie Goodman, William S. Gorin, Alan L. Gosule, Robin Josephs and George H. Krauss, and it is divided into three classes, with Mr. Blank, Mr. Gorin and Ms. Goodman constituting the Class I directors, Mr. Krauss and Ms. Josephs constituting the Class II directors and Messrs. Brodsky, Byrne and Gosule constituting the Class III directors.

One class of directors is elected at each annual meeting of our stockholders for a term of three years. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The term of the Board’s Class II directors expires at the Annual Meeting. The terms of the other two classes of directors expire at MFA’s 2016 annual meeting of stockholders (Class III directors) and MFA’s 2017 annual meeting of stockholders (Class I directors).

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Mr. Krauss and Ms. Josephs have been nominated by the Board to stand for re-election as Class II directors by the stockholders at the Annual Meeting to serve until our 2018 annual meeting of stockholders and until their respective successors are duly elected and qualify.

If the candidacy of Mr. Krauss or Ms. Josephs should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidate or candidates (if any) as shall be nominated by the Board.

The Board has no reason to believe that, if re-elected, Mr. Krauss and Ms. Josephs would be unable or unwilling to serve as Class II directors.

The Board has determined that all of our current directors are qualified to serve as directors of the Company. The biographies of each of the Board’s nominees standing for re-election and our continuing directors set forth below contain information regarding each person’s service as a director, business experience and education, director positions held currently or at any time during the last five years, information regarding certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board and the Nominating and Corporate Governance Committee to determine that the person should serve as a director.

In addition to the specific information set forth in their respective biographies, we believe that each of our directors also possesses the tangible and intangible attributes and skills that are important to being an effective director on the Board, including experience in areas of expertise relevant and beneficial to our business and industry, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity we expect of directors of the Company.

Nominees for Re-Election as Class II Directors

The following information is furnished regarding the nominees for re-election as Class II directors by the holders of Common Stock.

Robin Josephs, 55, has served as a director of MFA since 2010. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. From 1986 to 1996, Ms. Josephs was a senior executive with Goldman, Sachs & Co. serving in the real estate group of the investment banking division and, later, in the equity capital markets division. Ms. Josephs currently serves as a member of the board of directors of iStar Financial, where she is lead director and serves as a member of the compensation committee and as Chair of the nominating and governance committee, Plum Creek Timber Company, Inc., where she serves on the audit and compensation committees, and QuinStreet, where she serves on the audit and compensation committees. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs is a graduate of The Wharton School of the University of Pennsylvania and received a Master of Business Administration degree from Columbia University.

We believe that Ms. Josephs’ qualifications to serve on the Board include her significant knowledge of the specialty finance and real estate industries, her extensive experience in the investment banking industry, including her expertise in public and private real estate finance and equity capital markets, her substantial service on the boards and committees of other public companies, her experience with corporate governance, finance and other related matters.

George H. Krauss, 73, has served as a director of MFA since 1997. Mr. Krauss was named a Managing Director of The Burlington Capital Group LLC (“Burlington”) in 2010 and, prior thereto, had been a consultant to Burlington since 1997. From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP, serving as such firm’s managing partner from 1983 to 1993 and, from 1997 to 2006, was Of Counsel to such firm. Mr. Krauss currently serves as a member of the board of managers of Burlington, which is the general partner of America First Tax Exempt Investors, LP. Mr. Krauss was a member of the boards of directors of Gateway, Inc., from 1991 to October 2007, West Corporation, from January 2001 to October 2006, America First Apartment Investors, Inc., from January 2003 to September 2007, and info GROUP, Inc., from December 2007 to July 2010. Mr. Krauss received a J.D. and a Master of Business Administration degree from the University of Nebraska.

We believe that Mr. Krauss’ qualifications to serve on the Board include his significant experience as a managing partner of a major law firm, his substantial service on the boards and committees of other public and private companies, his considerable legal and business experience in corporate, mergers and acquisitions and regulatory matters and his significant exposure to our business and industry through his years of service on the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF MR. KRAUSS AND MS. JOSEPHS AS CLASS II DIRECTORS.

Continuing Class I Directors

The following information is furnished regarding our Class I directors (who will continue to serve on the Board until our 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify).

Stephen R. Blank, 69, has served as a director of MFA since 2002. From 1998 to 2014, Mr. Blank was a Senior Resident Fellow, Finance, at the Urban Land Institute (“ULI”), a non-profit education and research institute which studies land use and real estate development policy. Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. From 1989 to 1993, Mr. Blank was Managing Director of the Real Estate Corporate Finance Department of Cushman & Wakefield, Inc. From 1979 to 1989, Mr. Blank served as Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co. From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated, as Vice President, Direct Investment Group. Mr. Blank currently serves as a member of the board of directors of Home Properties, Inc., where he is chair of the audit committee and a member of the nominating and governance committee, and as Chair of the board of trustees of Ramco-Gershenson Properties Trust, where he is a member of the compensation committee. From May 1999 to February 2007, Mr. Blank was a member of the board of directors of BNP Residential Trust, Inc. Mr. Blank is a graduate of Syracuse University and received a Master of Business Administration degree in Finance from Adelphi University.

We believe that Mr. Blank’s qualifications to serve on the Board include his extensive knowledge of the real estate industry as evidenced by his former position at ULI, his experience in the investment banking industry, including his expertise in public and private real estate finance, his substantial service on the boards and committees of other public and private companies and his regular attendance of director continuing education programs.

Laurie Goodman, 59, has served as a director of MFA since July 2014. She is presently the Center Director of the Housing Finance Policy Center at the Urban Institute, a Washington, D.C.-based nonprofit organization dedicated to elevating the debate on social and economic policy. Ms. Goodman joined the Urban Institute in late 2013 from Amherst Securities Group, L.P., a boutique broker dealer specializing in securitized products, where she had been a Senior Managing Director since late 2008 leading a group known for its analysis of housing policy issues. Prior to her tenure at Amherst Securities, Ms. Goodman was head of Global Fixed Income Research and Manager of U.S. Securitized Products Research at UBS and its predecessor firms from July 1993 through November 2008. Prior to her tenure with UBS, Ms. Goodman spent ten years in senior fixed income research positions at Citicorp, Goldman Sachs, and Merrill Lynch. She was also a mortgage portfolio manager and a Senior Economist at the Federal Reserve Bank of New York. Ms. Goodman has a B.A. in mathematics from the University of Pennsylvania and a M.A. and Ph.D. in economics from Stanford University. She has published more than 200 articles in professional and academic journals and co-authored and co-edited five books. Ms. Goodman was inducted into the Fixed Income Analysts Hall of Fame in 2009.

We believe that Mr. Goodman’s qualifications to serve on the Board include her extensive knowledge of mortgage finance, housing policy issues, the fixed income capital markets and, in particular, the mortgage-backed securities markets.

William S. Gorin, 56, has served as a director of MFA since 2010 and has been Chief Executive Officer of MFA since January 1, 2014. From 2008 to 2013, he served as our President. From 1997 to 2008, he served as our Executive Vice President and, from 2001 to September 2010, as our Chief Financial Officer. During his tenure with MFA, he has also served as our Treasurer and our Secretary. From 1989 to 1997, he held various positions with PaineWebber Incorporated/Kidder, Peabody & Co. Incorporated, serving as a First Vice President in the Research Department. Prior to that position, Mr. Gorin was Senior Vice President in the Special Products Group. From 1982 to 1988, Mr. Gorin was employed by Shearson Lehman Hutton, Inc./E.F. Hutton & Company Inc. in various positions in corporate finance and direct investments. Mr. Gorin is a graduate of Brandeis University and received a Master of Business Administration degree from Stanford University.

We believe that Mr. Gorin’s qualifications to serve on the Board include his position as our President, his extensive knowledge of mortgage-backed securities and capital markets, his substantial knowledge of our business operations and investment strategies and his overall experience in the investment banking industry, including his expertise in corporate finance.

Continuing Class III Directors

The following information is furnished regarding our Class III directors (who will continue to serve on the Board until our 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify).

James A. Brodsky, 69, has served as a director of MFA since 2004. Mr. Brodsky is a partner in, and a founding member of, the law firm of Weiner Brodsky Kider PC in Washington, D.C., and has practiced law with that firm and its predecessor since 1977. Mr. Brodsky provides legal advice and business counsel to publicly-traded and privately-held national and regional residential mortgage lenders on secondary mortgage market transactions (including those involving Fannie Mae, Freddie Mac and Ginnie Mae), mergers and acquisitions, asset purchases and sales, mortgage compliance issues and strategic business initiatives. Prior to 1977, Mr. Brodsky was a Deputy Assistant Secretary with the U.S. Department of Housing and Urban Development. He also currently serves as General Counsel of the National Reverse Mortgage Lenders Association. Mr. Brodsky also is a director of the Community Preservation and Development Corporation, a not-for-profit real estate developer of multiple affordable housing communities in the mid-Atlantic region, where he serves as a member of its governance and real estate development committees. Mr. Brodsky is also a former Chairman of the Board of each of the Montgomery County Maryland Housing Opportunities Commission and the Montgomery Housing Partnership. Mr. Brodsky is a graduate of Cornell University and received a J.D. from Georgetown University Law Center and a Master of Science in Electrical Engineering from Columbia University.

We believe that Mr. Brodsky’s qualifications to serve on the Board include his significant experience as a lawyer and founding member of a national law firm specializing in residential mortgage finance, his extensive knowledge of the origination and servicing of, and the regulatory aspects relating to, residential mortgage loans, his experience with the federal executive branch agencies that regulate and directly affect the residential mortgage sector and his general experience with corporate governance, finance and other related matters.

Richard J. Byrne, 54, has served as a director of MFA since March 2014. Mr. Byrne has been President of Benefit Street Partners LLC, the credit investment arm of Providence Equity Partners, a global private equity firm, since April 2013. Prior thereto, Mr. Byrne served as Chief Executive Officer of Deutsche Bank Securities, Inc. from 2008 to March 2013. Prior to serving as CEO of Deutsche Bank Securities, Inc., Mr. Byrne was Co-Head of Global Capital Markets at Deutsche Bank. Prior to Deutsche Bank, Mr. Byrne was Co-Head of Global Leveraged Finance and Head of Global Credit Research at Merrill Lynch. Mr. Byrne also serves as a director of Griffin-Benefit Street Partners BDC Corp. Mr. Byrne earned a Master of Business Administration from the Kellogg School of Management at Northwestern University and his B.A. from Binghamton University.

We believe that Mr. Byrne’s qualifications to serve on the Board include his extensive experience in the investment banking industry, including his expertise in corporate finance and his substantial knowledge of the public and private capital markets and his executive management experience in the financial services industry.

Alan L. Gosule, 74, has served as a director of MFA since 2001. Mr. Gosule is a partner in the law firm of Clifford Chance US LLP (“Clifford Chance”) in New York, New York, and has practiced law with such firm and its predecessor since 1991. From 2002 to August 2005, he served as the Regional Head of Clifford Chance’s Real Estate Department for the Americas and, prior to 2002, was the Regional Head of such firm’s Tax, Pension and Employment Department for the Americas. Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of such firm’s management committee and the Chair of the tax department. Mr. Gosule currently serves as a member of the board of directors of Home Properties, Inc., where he is a member of the audit and real estate investment committees and chair of the corporate governance/nominating committee and F.L. Putnam Investment Management Company. Mr. Gosule is a graduate of Boston University and received a J.D. from Boston University Law School and an L.L.M. in Taxation from Georgetown Law School.

We believe that Mr. Gosule’s qualifications to serve on the Board include his significant experience as a lawyer and partner of a major international law firm, his extensive knowledge of tax law and related matters, including real estate investment trusts, and his considerable experience in advising, and his service on the boards and committees of, other public and private companies.

*********

In accordance with our Charter and Bylaws, vacancies occurring on the Board as a result of death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining directors in office.

There is no familial relationship among any of the members of our Board or executive officers, except that William S. Gorin, our CEO and a director, and Ronald A. Freydberg, an Executive Vice President of MFA, are brothers-in-law.

2. RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 4, 2015, the Audit Committee of the Board appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

The Board is asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP for 2015. In the event that stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other accounting firms for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

KPMG LLP first audited our financial statements beginning with the year ended December 31, 2011. The Audit Committee appointed KPMG LLP as our independent registered public accounting firm on May 27, 2011, upon its dismissal of Ernst & Young LLP, which had served as the Company’s independent auditors since 2003.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by KPMG LLP and Ernst & Young LLP in respect of the fiscal years ended December 31, 2014 and 2013.

	Fiscal Year Ended December 31,
	2014	2013
Audit Fees(1)	$947,635	$811,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	52,030	117,867
All Other Fees(4)	1,650	1,796
Total	$1,001,315	$930,663

(1)	2014 and 2013 Audit Fees include: (i) the audit of the consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; and (iii) comfort letters, consents and other services related to the SEC and other regulatory filings and communications. Audit Fees for 2014 and 2013 also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Of the amount shown for 2013, (i) Ernst & Young LLP billed the Company $54,000 for comfort letters, consents and other services related to SEC and other regulatory filings and (ii) KPMG LLP billed the Company an aggregate of $757,000 for professional services rendered for the audit of the consolidated financial statements for the fiscal year ended December 31, 2013, and for the reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q filed during the year.
(2)	There were no Audit-Related Fees incurred in 2014 and 2013.
(3)	2014 and 2013 Tax Fees include tax compliance, tax planning, tax advisory and related tax services provided by Ernst & Young LLP.
(4)	During 2014 and 2013, the Company paid KPMG LLP $1,650 and $1,796, respectively, for a subscription to certain GAAP technical reference materials. Except as described in the previous sentence and in the table and notes above, there were no other professional services rendered by KPMG LLP in 2014 and 2013.

All audit and other services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

MANAGEMENT

The following table sets forth certain information with respect to each of our executive officers at December 31, 2014. The Board appoints or annually reaffirms the appointment of all of our executive officers:

Officer	Age	Position Held
William S. Gorin	56	Chief Executive Officer and Director
Craig L. Knutson	55	President and Chief Operating Officer
Ronald A. Freydberg	54	Executive Vice President
Stephen D. Yarad	45	Chief Financial Officer
Elwin Ford	53	Senior Vice President
Kathleen A. Hanrahan	49	Senior Vice President and Chief Accounting Officer
Peter G. Kollydas	50	Senior Vice President
Gudmundur Kristjansson	35	Senior Vice President
Terence B. Meyers	60	Senior Vice President — Tax
Matthew Ottinger	57	Senior Vice President and Controller
Harold E. Schwartz	50	Senior Vice President, General Counsel and Secretary
Shira E. Siry	41	Senior Vice President and Assistant Secretary
Bryan Wulfsohn	31	Senior Vice President
Sunil Yadav	45	Senior Vice President

Biographical information on Mr. Gorin is provided in “Election of Directors” of this Proxy Statement.

Craig L. Knutson serves as our President and Chief Operating Officer, the positions to which he was elected effective January 1, 2014. Mr. Knutson served as our Executive Vice President from 2008 to 2013. From 2004 to 2007, Mr. Knutson served as Senior Executive Vice President of CBA Commercial, LLC, an acquirer and securitizer of small balance commercial mortgages. From 2001 to 2004, Mr. Knutson served as President and Chief Operating Officer of ARIASYS Inc., a software development company specializing in custom solutions for small to midsize businesses. From 1986 to 1999, Mr. Knutson held various progressive positions in the mortgage trading and mortgage finance departments of First Boston Corporation (later Credit Suisse), Smith Barney and Morgan Stanley. From 1981 to 1984, Mr. Knutson served as an Analyst and then Associate in the Investment Banking Department of E.F. Hutton & Company Inc. Mr. Knutson holds a Master of Business Administration degree from Harvard University and a Bachelor of Arts degree (magna cum laude) in Economics and French from Hamilton College.

Ronald A. Freydberg serves as our Executive Vice President. Mr. Freydberg joined MFA in 1997. From 1995 to 1997, Mr. Freydberg served as a Vice President of Pentalpha Capital, in Greenwich, Connecticut, where he was a fixed-income quantitative analysis and structuring specialist. From 1988 to 1995, Mr. Freydberg held various positions with J.P. Morgan & Co. From 1994 to 1995, he was in J.P. Morgan’s Global Markets Group, where he was involved in commercial mortgage-backed securitization and sale of distressed commercial real estate, including structuring, due diligence and marketing. From 1985 to 1988, Mr. Freydberg was employed by Citicorp. Mr. Freydberg holds a Master of Business Administration degree in Finance from George Washington University and a Bachelor of Arts degree from Muhlenberg College.

Stephen D. Yarad serves as our Chief Financial Officer. Mr. Yarad joined MFA in 2010. Prior to joining MFA, Mr. Yarad was a partner in the financial services audit practice of KPMG LLP, having been admitted to the partnership of the firm in 2005. He commenced his career with KPMG LLP in Australia in 1991 and held various progressive positions before relocating to the United States at the end of 2001. In addition to being a Chartered Accountant and Associate Member of the Institute of Chartered Accountants in Australia, he is also a Certified Public Accountant licensed in New York and New Jersey. Mr. Yarad holds a Bachelor of Commerce (Accounting and Finance) with merit from the University of New South Wales (Sydney, Australia) and a Graduate Diploma in Applied Finance and Investment from the Securities Institute of Australia.

Elwin Ford serves as Senior Vice President. Mr. Ford joined MFA in 2011 as First Vice President. From 2010 to 2011 Mr. Ford served as a consultant/project manager to MFA in connection with the implementation of a financial database and reporting platform. From 2004 to 2010, Mr. Ford served as a Principal of Kaxbrel Consulting and Services LLC, a technology consulting and project management firm providing services primarily to clients in the financial services industry. Mr. Ford served in the United States Army from 1983 to 1986 and holds a Bachelor of Science degree in Accounting/Computer Science from LeMoyne College.

Kathleen A. Hanrahan serves as Senior Vice President and Chief Accounting Officer. Ms. Hanrahan joined MFA in 2008 as Senior Vice President — Finance and was appointed Chief Accounting Officer effective October 2011. From 2007 to 2008, Ms. Hanrahan was Vice President — Financial Reporting with Arbor Commercial Mortgage LLC. From 1997 to 2006, she held progressive positions, was the First Vice President of Financial Reporting and served on the Disclosure, Corporate Benefits and Sarbanes-Oxley Committees for Independence Community Bank Corp. From 1992 to 1997, Ms. Hanrahan held various positions with North Side Savings Bank and was Controller from 1996 to 1997. Ms. Hanrahan began her career in public accounting in 1987 with KPMG Peat Marwick (predecessor to KPMG LLP). Ms. Hanrahan is a Certified Public Accountant and has a Bachelor of Business Administration degree in Public Accounting from Pace University.

Peter G. Kollydas serves as Senior Vice President. Mr. Kollydas joined MFA in 2014. From 2013 to 2014, Mr. Kollydas served as a Senior Vice President at Walter Investments in its capital markets group. From 2010 to 2013, Mr. Kollydas served as Senior Vice President at Ally Bank in its capital markets group. Mr. Kollydas holds a Bachelor of Business Administration degree in finance from Pace University.

Gudmundur Kristjansson serves as Senior Vice President. Mr. Kristjansson joined MFA in 2007. From 2005 to 2007, Mr. Kristjansson served as an Associate in Trading and Analytics at Performance Trust Capital Partners where he focused on fixed income strategy and research as well as developing fixed income analytics. Mr. Kristjansson holds a Masters of Engineering degree in Operations Research from Cornell University and a Bachelor of Science degree in Mechanical and Industrial Engineering from the University of Iceland (Reykjavik).

Terence B. Meyers serves as Senior Vice President and Director of Tax. Mr. Meyers joined MFA in May 2013. Prior to joining MFA, Mr. Meyers was most recently a Director in the financial services tax practice of Deloitte Tax, LLP, where he held various positions from 1983 to 2013. While at Deloitte Tax, Mr. Meyers provided advice to clients regarding the tax and accounting treatment of mortgage loans, mortgage-backed securities and other debt instruments, mortgage banking activities and asset securitization, derivative and hedging transactions. Mr. Meyers is a Certified Public Accountant and holds a Master of Business Administration in Taxation and a Bachelor of Science in Accounting from St. John’s University College of Business Administration. Mr. Meyers also has a J.D. from St. John’s University School of Law.

Matthew Ottinger serves as Senior Vice President and Controller. Mr. Ottinger joined MFA in 2001. From 2000 to 2001, Mr. Ottinger served as Assistant Vice President at Carver Federal Savings Bank where he was the head of Banking Operations and Control Department, responsible for all retail banking general ledger reconciliations. Mr. Ottinger began his career at Jamaica Savings Bank and served as Assistant Vice President in the accounting department from 1996 to 2001, in charge of internal financial reporting for the bank and its 26 subsidiaries. Mr. Ottinger has a Bachelor of Science degree from Adelphi University.

Harold E. Schwartz serves as our Senior Vice President, General Counsel and Secretary. Mr. Schwartz joined MFA in August 2011. From 2001 to July 2011, Mr. Schwartz served as a Vice President and Senior Counsel for American Express Company, where he specialized in corporate, securities, corporate governance and mergers and acquisitions matters. From 1996 to 2000, Mr. Schwartz served as Senior Vice President, General Counsel and Secretary of Caribiner International, Inc., a business communications services and audio visual equipment rental company. Mr. Schwartz began his career working for the law firm of Schulte Roth & Zabel LLP, where he was an associate in the firm’s corporate department. Mr. Schwartz has a J.D. from Georgetown University and an A.B. from Duke University.

Shira E. Siry serves as Senior Vice President and Assistant Secretary. Ms. Siry joined MFA in 2002. From 1998 to 2002, Ms. Siry was the Corporate Tax and Insurance Manager with O’Connor Capital Partners. Ms. Siry began her career in public accounting in 1996 with Price Waterhouse LLP (predecessor to PricewaterhouseCoopers LLP), where she specialized in corporate tax transactions involving REITs and other real estate companies. Ms. Siry has a Bachelor of Arts degree from Ithaca College.

Bryan Wulfsohn serves as Senior Vice President. Mr. Wulfsohn joined MFA in 2010. From 2008 to 2010, Mr. Wulfsohn served as a Senior Financial Analyst at Inland Western Real Estate Trust, Inc., where he focused on corporate strategy. From 2005 to 2007, Mr. Wulfsohn served as an associate in the capital markets group at CBA Commercial, LLC, an acquirer and securitizer of small balance commercial mortgages. Mr. Wulfsohn holds a Bachelor of Arts degree in finance and accounting from Franklin and Marshall College, and he is a CFA charterholder.

Sunil Yadav serves as Senior Vice President. Mr. Yadav joined MFA in 2008. From 2005 to 2007, Mr. Yadav served as a residential mortgage-backed securities trading strategist at Banc of America Securities. From 1998 to 2003, Mr. Yadav was employed as an engineer at Fermi National Accelerator Laboratory (Fermilab). From 1996 to 1998, Mr. Yadav served as a post-doctoral research scholar at the California Institute of Technology. Mr. Yadav holds a Master of Business Administration degree from The Wharton School of the University of Pennsylvania. Mr. Yadav also holds a master’s and Ph.D. in mechanical engineering from The Johns Hopkins University and an undergraduate degree in mechanical engineering from the Indian Institute of Technology (Kanpur, India).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Introduction

The following section discusses the key features of our executive compensation program and the approach taken by the Compensation Committee of the Board in setting and determining compensation for 2014 for:

•	William S. Gorin, our Chief Executive Officer;
•	Craig L. Knutson, our President and Chief Operating Officer;
•	Sunil Yadav, one of our Senior Vice Presidents;
•	Gudmundur Kristjansson, one of our Senior Vice Presidents; and
•	Stephen D. Yarad, our Chief Financial Officer (collectively, our “Named Executive Officers”).

The Compensation Committee oversees the design and administration of our compensation programs and makes decisions relating to the compensation of our Named Executive Officers. The Compensation Committee intends that the compensation paid to the Named Executive Officers be consistent with our overall compensation philosophy and competitive with market practices.

The sections that follow describe:

•	The Compensation Committee’s process for reviewing the components of the compensation of the Named Executive Officers.
•	The reasons for paying each element of compensation to the Named Executives Officers and methodology for competitive benchmarking, including the use of peer groups.
•	The performance measures used for performance-based compensation and factors taken into account in the Compensation Committee’s determination that those measures are appropriate.

Summary

It is the Compensation Committee’s role to review the Company’s executive compensation plans and programs and, after taking into account the outcome of the most recent stockholder advisory vote on executive compensation, makes compensation decisions it believes are appropriate. Among other things, below is a summary of certain of the determinations made by the Compensation Committee with respect to 2014 compensation matters, and in particular with respect to Mr. Gorin and Mr. Knutson, our two most senior and highly-compensated employees. These items are discussed further within this CD&A and in the executive compensation tables and notes to the tables and other narratives regarding compensation matters, all of which follow.

•	New Employment Agreements for Messrs. Gorin and Knutson. As previously reported, in January 2014, we entered into new employment agreements with Mr. Gorin and Mr. Knutson in connection with Mr. Gorin’s promotion to Chief Executive Officer and Mr. Knutson’s promotion to President and Chief Operating Officer.
•	MFA’s 2014 financial performance was strong. MFA’s financial performance in 2014 was strong, as reflected by the following:
º	MFA’s total stockholder return (“TSR”) for the 2014 compensation performance period (December 1, 2013 to November 30, 2014) was approximately 27.4%.
▪	MFA’s TSR for the year ended December 31, 2014 was 25.0%.
▪	TSR is a commonly used measurement of the total return on an investment in common stock over a designated time period and includes both stock price appreciation and dividends paid.

º	We maintained a relatively constant yield on interest earning assets (ranging from a low of 4.12% in the third quarter to a high of 4.32% in the first quarter) and net interest rate spread (ranging from a low of 2.30% in the third quarter to a high of 2.44% in the first quarter) throughout the year.
º	We achieved our performance using a low level of leverage relative to other residential mortgage REITs.
•	MFA’s 2014 financial performance also compares favorably to that of our compensation peer group. The table below compares MFA’s TSR for the 2014 compensation period (December 1, 2013 to November 30, 2014) to the 14 other publicly-traded companies in our compensation peer group, each of which is internally-managed and most of which have businesses focusing on the investment in and financing and servicing of residential mortgage assets, including residential mortgage-backed securities and residential whole loans and residential finance-related assets.

Total Stockholder Return
December 1, 2013 to November 30, 2014
MFA vs. Peer Group
55.00%
35.00%
15.00%
-5.00%
-25.00%
-45.00%
-65.00%
Total Stockholder Return
CYS
TFSL
MFA
HIW
CMO
RDN
MTG
RWT
STAR
ACAS
PFSI
NSM
VRTS
WAC
OCN
Company Ticker Symbol

•	In accordance with pay-for-performance principles, 2014 annual bonus compensation for Mr. Gorin and Mr. Knutson was primarily determined by MFA’s 2014 financial performance. For 2014, Mr. Gorin earned aggregate annual bonus compensation of approximately $3.35 million and Mr. Knutson earned aggregate annual bonus compensation of approximately $2.68 million. In the case of each executive, approximately 83% of his annual bonus compensation ($2.79 million in the case of Mr. Gorin and $2.23 million in the case of Mr. Knutson) was formulaically determined based directly on MFA’s 2014 performance, as described further on page 36 of this Proxy Statement.
•	A portion of 2014 bonus compensation for Mr. Gorin and Mr. Knutson, as well as each of the other Named Executive Officers, was paid in the form of equity awards with a mandatory three-year holding period after grant. For 2014, consistent with Mr. Gorin’s and Mr. Knutson’s respective employment agreements, the Compensation Committee used a methodology for making annual bonus payments to them that resulted in a portion of their respective annual bonuses being paid in cash, with the remaining portion being paid in the form of fully-vested shares of our Common Stock with a mandatory three-year holding period after grant.
º	Consistent with Mr. Gorin’s and Mr. Knutson’s respective employment agreements, any annual bonus amount that exceeds their base salary is paid 50% in cash and 50% in the form of fully-vested shares of Common Stock that are subject to a three-year holding period after grant. Under this methodology, as the amount of the annual bonuses earned by

Mr. Gorin and Mr. Knutson increase above their respective base salaries, a greater portion of their total annual bonus is invested in the prospective financial performance of MFA, which the Compensation Committee believes results in an appropriate long-term alignment of executive and stockholder interests.

The table on page 37 of this Proxy Statement sets forth the portions of each executive’s total 2014 annual bonuses that were paid in cash and fully-vested shares of our Common Stock with a mandatory three-year holding period from the date of grant.

•	Performance-based equity awards were used in 2014 for each of the Named Executive Officers. Of the long-term equity-based incentive awards granted to each of the Named Executive Officers, 50% were performance-based awards that will “cliff” vest after three years based on the extent to which TSR from January 1, 2014 to December 31, 2016, is greater than a simple 8% per annum, with the number of awards to ultimately vest ranging from zero to two times a “target” number. The performance-based equity awards granted to each of the Named Executive Officers are further described on pages 38 to 39 of this Proxy Statement under the heading “2014 Long-Term Equity-Based Incentive Awards.”
•	MFA’s performance-based compensation philosophy resulted in the Named Executive Officers’ receiving a combination of different types of compensation, which are intended to promote the achievement of both short-term and long-term business objectives. The chart below illustrates how total 2014 compensation received by Mr. Gorin and Mr. Knutson in the aggregate (as reported in the Summary Compensation Table on page 44 of this Proxy Statement) was allocated among base salary, formulaically-determined bonus (ROAE Bonus), discretionary bonus (IRM Bonus), time-based restricted stock units and performance-based restricted stock units.

2014 Compensation to Messrs. Gorin and Knutson

11.0%
15.9%
9.0%
10.8%
53.3%
Base Salary
2014 ROAE Bonus
2014 IRM Bonus
Performance-Based Stock Units
Time-Based Stock Units

Consideration of 2014 Advisory Vote on Executive Compensation

At our Annual Meeting of Stockholders held in May 2014, approximately 92% of the votes cast with respect to the say-on-pay proposal voted to approve our executive compensation for 2013. The Compensation Committee has considered the results of the 2014 say-on-pay vote and believes that the significant support of MFA stockholders in this vote reflects support for MFA’s approach to executive compensation and the changes implemented in connection with the management succession at the end of 2013. The Compensation Committee will continue to consider the outcome of future Say-on-Pay votes and other stockholder input, as well as available market data, in making future decisions regarding executive compensation.

Compensation Philosophy and Objectives

Through our executive compensation programs, we seek to retain, motivate and attract top quality senior executives who are committed to our core values of excellence and integrity. The Compensation Committee’s fundamental philosophy is to closely align these compensation programs with the achievement of annual and long-term performance goals tied to our financial success and the creation of stockholder value.

The Compensation Committee’s objectives in developing and administering the executive compensation programs are to:

•	Retain, motivate and attract a highly-skilled senior executive team that will contribute to the successful performance of the Company;
•	Align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value consistent with appropriate levels of leverage and risk;
•	Provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the executive’s particular position in the marketplace;
•	Support a culture committed to paying for performance where compensation is commensurate with the level of risk-adjusted returns that are achieved; and
•	Maintain a high degree of flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy and our prevailing business environment, as well as changing labor market dynamics.

The Compensation Committee periodically reviews and evaluates executive officer compensation levels and our compensation program. It is the Compensation Committee’s view that compensation decisions are complex and best made after a deliberative review of Company and individual performance, as well as industry compensation levels. Consistent with this view, the Compensation Committee annually assesses our performance within the context of the industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position, role and responsibilities within MFA.

Compensation Benchmaking/Use of Peer Groups

The Compensation Committee benchmarks from time to time the compensation levels and practices relating to our Named Executive Officers and other executive officers against industry-based compensation levels and practices. In this regard, during 2013 the Compensation Committee, with the assistance of its independent compensation consultant, FTI Consulting, Inc. (“FTI Consulting”), undertook a benchmarking analysis with respect to the compensation levels and practices of its Named Executive Officers. While it is the Compensation Committee’s goal to provide compensation opportunities that reflect Company and individual performance and that are competitive within industry standards, the Compensation Committee has not established, nor does it seek to establish, a specific target market percentile for executive officer pay levels, as pay practices and compensation levels among participants in our industry can vary significantly from one year to the next such that the use of a specific target market position would not necessarily reflect the Compensation Committee’s assessment of performance as the primary driver of pay levels.

During each of the past two years, the Compensation Committee, with the assistance of FTI Consulting, has undertaken a broad review of MFA’s peer group methodology. The Compensation Committee has engaged in these reviews in part because during the past several years it has become more difficult to develop a peer group for executive compensation purposes in the residential mortgage REIT sector because a large number of companies in the sector are, or have become, externally advised. As a result, these companies have few, if any, employees that are compensated directly and/or fully by the REIT. Rather, such persons’ compensation is paid by the external manager of the REIT, and as a result, the

REIT itself is required to disclose little to no compensation information regarding its executives. Furthermore, the Compensation Committee believes that any peer group for compensation purposes that is comprised solely of internally-advised residential mortgage REITs would be too small a group to provide meaningful comparative information. Because of the limited compensation information available for mortgage REITs, the Compensation Committee has, in consultation with FTI Consulting, developed a peer group, which extends beyond mortgage REITs. This peer group also includes a number of other real estate-focused finance companies in both the residential and commercial sectors, the executives of which are required to have similar skills and experience as the executives of MFA, including the evaluation of interest rate risk, credit risk and allocation of capital (which are skills required in connection with the evaluation of Agency and Non-Agency residential mortgage-backed securities, as well as other residential mortgage assets). In addition, the peer group includes companies that have, in prior years, been identified by the proxy advisory firms as comparable to MFA in their evaluation of MFA in connection with developing their annual Say-on-Pay vote recommendation. In considering the peer group analysis provided by FTI Consulting, the Compensation Committee recognized that the peer group did not include externally-managed mortgage REIT’s because comprehensive compensation data for their executives are generally not publicly available. In addition, the Compensation Committee did not include generally higher paying private equity firms and hedge funds with which MFA must compete for executive talent. These organizations were not included in the peer group because they have different business economics and pay models than MFA and due to the fact that data regarding their compensation of executives also is generally not publicly available.

With the above in mind the Compensation Committee, at its meeting held in September 2014, identified the following companies against which Company performance would be compared and compensation practices would be reviewed:

American Capital, Ltd.	Ocwen Financial Corp.
Capstead Mortgage Corporation	PennyMac Financial Services, Inc.
CYS Investments, Inc.	Radian Group, Inc.
Highwoods Properties, Inc.	Redwood Trust, Inc.
iStar Financial, Inc.	TFS Financial Corporation
MGIC Investment Corporation	Virtus Investment Partners, Inc.
Nationstar Mortgage Holdings, Inc.	Walter Investment Management Corp.

The group of companies identified above that the Compensation Committee used in 2014 reflects certain changes compared to the group that the Compensation Committee used for 2013. In particular, the following companies, which were included in the peer group used by the Compensation Committee for analyzing 2013 executive compensation, were not included in the peer group set forth above: Arlington Asset Investment Corp., Dynex Capital, Inc., New York Mortgage Trust, Inc., NewStar Financial, Inc., Northstar Realty Finance Corporation and RAIT Financial Trust. These companies were not included in the 2014 peer group due to, among other things, the significant disparity in market capitalizations as compared to MFA’s and/or changes in their businesses so as to make them less comparable to the business of the Company.

Additionally, based on the Compensation Committee’s peer group review performed during 2014, the Compensation Committee determined that it would no longer utilize a second peer group consisting of both internally-managed and externally-managed mortgage REITs solely for performance evaluation purposes, but rather would only utilize one peer group for both purposes to enhance the clarity and transparency of its compensation decision-making process.

Components of Compensation

The Compensation Committee believes that it is important to create compensation programs that appropriately balance short-term, cash-based compensation with long-term, equity-based compensation. Our executive officer compensation program includes the following primary components:

•	Base salaries paid in cash, which are based on the scope of the executive’s role, the responsibilities associated with the position and the individual’s performance in that role, as well as competitive market practices;
•	Annual bonus awards, which are generally paid as a combination of cash and shares of our Common Stock that either vest over a multi-year period or are fully-vested but subject to a multi-year prohibition on transfer and are intended to motivate and reward our short-term financial and operational performance, as well as short-term individual performance; and
•	Long-term incentive awards (“LTIA”), which are designed to support our objectives of aligning the interests of executive officers with those of our stockholders, promote value creation and long-term performance and retain executive officers.

In addition to the primary components of the executive officer compensation program, we maintain our Senior Officers Deferred Bonus Plan (the “Senior Officers Plan”). The Senior Officers Plan (a description of which can be found on pages 40 and 49 of this Proxy Statement), permits our executive officers to defer, at their election, up to 100% of their annual bonus compensation in the form of deferred stock units. The performance of the deferred stock units is tied to the performance of our Common Stock.

Other than the opportunity to participate in the Senior Officers Plan, we do not provide perquisites or other benefits to our Named Executive Officers beyond those provided to all of our other salaried employees.

Key Elements of Compensation

As indicated above, the compensation of our Named Executive Officers is comprised of three principal elements, summarized in the following chart:

Element	Key Features	Purpose
Base Salary	- Levels set periodically based on scope of the executive’s role, responsibilities of the position, individual performance and competitive market practices	- Provides a base level of guaranteed compensation
- Annual discretionary increases may be considered based on performance and other factors
Annual Incentives

-

For 2014, for Messrs. Gorin and Knutson, per terms of their employment agreements, portion of annual bonus based on the achievement of specified return on common equity targets and portion based on the Compensation Committee’s discretionary assessment of Company and individual performance

- Provides an incentive to achieve annual financial and individual performance goals
- Portion delivered in shares of Common Stock to ensure that annual performance is sustained over time and further align interests with stockholders
- For 2014, for Messrs. Yadav, Kristjansson and Yarad, based on a discretionary determination of performance
º For Messrs. Yadav and Kristjansson, the Compensation Committee was guided by similar methodology as used for Messrs. Gorin and Knutson
- For 2014, delivered in a mix of cash and Common Stock that is restricted from transfer for three-year period
Long-Term Incentive Awards	- Grants of stock-based awards with multi-year vesting requirements	- Provide long-term incentives tied to TSR
	- Available types of awards include restricted stock units, stock options, shares of Common Stock, and other stock-based awards	- Further aligns interests with stockholders and encourages retention of key executives
- Vesting may be time-based or performance-based

The following discussion provides additional explanation about each of these elements.

Base Salary.  We provide the Named Executive Officers with annual base salaries to provide them with a base level of guaranteed compensation for their services provided during the term of their employment. From time to time, the Compensation Committee reviews market analyses and considers the advice of its independent compensation consultant, FTI Consulting, in setting base salaries.

Consistent with the Compensation Committee’s overall philosophy, the compensation program for the Named Executive Officers is expected to continue to emphasize incentive compensation over base salary (other than in the case of Mr. Yarad, who does not have management responsibility for investment strategy, asset selection or other “top line” functions). However, the Compensation Committee does not have a pre-set mix or target of base salary to incentive compensation awards for the Named Executive Officers.

Annual Incentives.  For 2014, we had the following types of annual incentive programs for our Named Executive Officers:

•	Pursuant to the terms of their employment agreements, a portion of Messrs. Gorin’s and Knutson’s annual incentive award was formulaically-determined based on the level of Adjusted ROAE (as described on page 31 of this Proxy Statement) and a lesser portion of their annual incentive award was determined based on the discretion of the Compensation Committee. As described below, each component of Messrs. Gorin’s and Knutson’s annual incentive award has a “target” level and the actual amount of the award could be higher or lower than the target.
•	Messrs. Yadav, Kristjansson and Yarad were eligible for a discretionary annual incentive award based on a subjective assessment by the Compensation Committee, in consultation with Mr. Gorin and Mr. Knutson, of MFA’s annual performance and the annual performance of each individual executive.

For Messrs. Yadav, Kristjansson and Yarad, no pre-set “target” level for their annual incentive award was established. The Compensation Committee believes that a discretionary incentive opportunity for these Named Executive Officers provides it with flexibility in assessing and rewarding individual performance and individual contributions in light of prevailing market conditions. Nonetheless, in determining the annual incentive award for Messrs. Yadav and Kristjansson 2014, the Compensation Committee used as a guide an approach and methodology similar to that used to determine the annual incentive awards for Messrs. Gorin and Knutson.

Annual Incentive Award for Messrs. Gorin and Knutson

Pursuant to the terms of the employment agreements that we entered into with each of Mr. Gorin and Mr. Knutson in January 2014, each such executive is eligible to receive an annual performance-based bonus based on the Company’s and each executive’s individual performance during the 12-month periods beginning on each of December 1, 2013, 2014 and 2015 and ending on November 30 of the next succeeding year (each 12-month period being a “Performance Period”). Under the terms of his respective employment agreement, Mr. Gorin’s “target” annual bonus (the “Overall Target Bonus”) during each Performance Period is approximately 2.81 times his then-current annual base salary (i.e., $2,250,000 based on his current base salary of $800,000), and Mr. Knutson’s Overall Target Bonus during each Performance Period is approximately 2.57 times his then-current annual base salary (i.e., $1,800,000 based on his current base salary of $700,000).

The executives’ employment agreements provide that each executive’s annual bonus is comprised of two components:

•	the major portion of the bonus is payable based on MFA’s return on average total common stockholders’ equity (as adjusted as described below) during the applicable Performance Period (hereinafter referred to as the “ROAE Bonus”); and

•	a lesser portion of the bonus is payable based on the executive’s individual performance and the Company’s risk management (hereinafter referred to as the “IRM Bonus”).

ROAE Bonus

With respect to the ROAE Bonus, for each Performance Period, the target amount of the ROAE Bonus (the “Target ROAE Bonus”) for each of Mr. Gorin and Mr. Knutson is equal to 75% of his Overall Target Bonus. Based on his current Overall Target Bonus, Mr. Gorin’s Target ROAE Bonus is $1,687,500, and Mr. Knutson’s Target ROAE Bonus is $1,350,000. The employment agreements provide that each executive is eligible to receive from zero to 200% of his respective Target ROAE Bonus.

Calculation of ROAE.  The determination of the ROAE Bonus is based on a methodology that is set forth in each of Mr. Gorin’s and Mr. Knutson’s employment agreements and reflects certain adjustments to GAAP net income and GAAP stockholders’ equity. For purposes of determining the ROAE Bonus, return on average stockholders’ equity is calculated by dividing (i) our net income for the applicable Performance Period as determined in accordance with GAAP (but excluding non-cash, non-operating expense items such as depreciation and amortization expense) by (ii) our average total stockholders’ equity (based on stockholders’ equity as of the last day of each month during the Performance Period) as determined in accordance with GAAP (but excluding accumulated other comprehensive income or loss, stockholders equity attributable to preferred stock and such other items as may be determined by the Compensation Committee of the Board). We refer to such calculation in this proxy statement as our “Adjusted ROAE.”

The actual amount of ROAE Bonus to be paid to each of Mr. Gorin and Mr. Knutson is based on our Adjusted ROAE for the applicable Performance Period relative to a target (the “ROAE Target”) that is the greater of (A) the sum of (i) the average weekly interest rate on the 2-year U.S. Treasury note (the “2-Year Treasury Rate”) and (ii) 400 basis points or (B) 8%; provided that the ROAE Target shall not exceed 10%.

º	The incremental premium of 4% above the 2-Year Treasury Rate was determined by the Compensation Committee after a review of various factors, including market rates for real estate-related debt obligations and MFA’s business model.
º	The use of a 4% incremental premium was intended to provide executives with an incentive to achieve attractive investment returns for MFA (and align the interests of executives and stockholders in seeking this level of return), without exposing MFA to inappropriate risk.

To the extent that our Adjusted ROAE for a Performance Period is (x) less than the ROAE Target for such Performance Period and (y) less than or equal to the 2-Year Treasury Rate during such Performance Period, then no ROAE Bonus will be paid to the executive (the “Zero Bonus Factor”). To the extent that MFA’s ROAE for a Performance Period is 16% or greater, then the executive will be paid two (2) times his Target ROAE Bonus. To the extent that MFA’s Adjusted ROAE for a Performance Period is greater than the Zero Bonus Factor but less than 16%, then the executive will, based on a formula more particularly described in each of their employment agreements, be paid a multiple of between zero and two (2) times his Target ROAE Bonus, with the executive being paid the Target ROAE Bonus to the extent that MFA’s Adjusted ROAE for a Performance Period equals the ROAE Target for such Performance Period.

Determination of ROAE Target Hurdles under ROAE Bonus.  In connection with the management succession planning process to prepare for the then-expected retirement of our former CEO and the promotions of Mr. Gorin and Mr. Knutson to their current positions effective January 1, 2014, during the latter half of 2013, the Compensation Committee undertook a review of our compensation program. In connection with such review the Compensation Committee reviewed, among other matters, the continued appropriateness of the use of return on common equity as a principal financial metric upon which to evaluate Company performance and, in turn, on which to determine the size of the annual bonuses for our two most senior executives. As part of such review, the Compensation Committee reviewed the then-existing annual bonus structure for Mr. Gorin (at the time, our President) and our then-CEO, which was based on discretionary allocations from a bonus pool the amount of which was determined based on our level of our return on common equity for the applicable 12-month period (with such amount subject to up to a 30% upward or downward adjustment in the discretion of the Compensation Committee). In consultation with FTI Consulting, the Compensation Committee concluded that return on common equity continued to be an appropriate measure to evaluate annual Company performance and serve as the basis for determining Mr. Gorin’s and Mr. Knutson’s annual bonus (but with the adjustments to the calculation of such measure as described above). As a company whose primary source of earnings is income from real estate-related debt investments, the Compensation Committee believes that return on common equity generally provides an appropriate measurement of our financial performance. Because the calculation of ROAE for purposes of determining the ROAE Bonus excludes the effect of unrealized market valuation adjustments of our investment assets (which is reflected in stockholders’ equity through changes in accumulated other comprehensive income (loss)), it reflects the return on the amount of equity capital we have invested in our real estate-related debt investments.

As part of its review, the Compensation Committee (in consultation with, and taking into account input from, management, FTI Consulting and the Board of Directors) undertook an evaluation of the methodology that would be used in determining the company performance component of annual bonuses for Messrs. Gorin and Knutson. This included a review of the amount of the bonus pool used in 2013 and prior years for our then—two most senior executives at given levels of return on common equity during an applicable performance period. The Compensation Committee also reviewed the amount of the annual bonus payments that were discretionarily allocated to such executives by the Compensation Committee in recent years against available market data to assist it in establishing appropriate payout levels. The Compensation Committee also considered the appropriateness, in light of the information that it reviewed as well as general trends in the structure and design of annual incentive awards, of using a process for determining individual bonus levels that was wholly discretionary (as had been used for 2013 and prior years) rather than one that took a more formulaic approach.

As a result of its review, the Compensation Committee decided to design an annual bonus process that would, in large part, use a formulaic approach with a methodology based on the greater of (i) an absolute minimum return and (ii) a risk-free interest rate plus an appropriate incremental premium. This decision was premised in large part on the nature of MFA’s business model, which has had a sole focus on investing in residential mortgage-related debt instruments. Returns that MFA can earn on new real estate-related debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of debt instruments (which rates depend, among other factors, on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate. The decision to use a threshold based on a risk-free interest rate plus an incremental premium was also premised on the fact that our Board and management believe that investors focused on investing in companies like MFA also often compare return on equity to risk-free rates of return in evaluating MFA’s financial performance. In the case of the Company, the Board determined to use a two-year risk-free interest rate (i.e., the 2-Year Treasury Rate) because it generally corresponds to the weighted average duration of investments historically made by MFA.

The Compensation Committee believes that setting a target Adjusted ROAE performance threshold at an appropriate level as the greater of (i) an absolute minimum return (i.e., 8%) or (ii) above the risk-free interest rate (by adding the incremental premium of 4% to the risk-free interest rate (i.e., the 2-Year Treasury Rate)) establishes an incentive for executives to achieve attractive financial performance for MFA (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing MFA to inappropriate risk. The Compensation Committee structured the ROAE Target so that it would be flexible and could vary from year to year depending on the prevailing interest rate environment. At the same time, the Compensation Committee believed that it was appropriate to establish a minimum ROAE Target (8%) that management could reasonably strive to achieve even in an environment characterized by a prolonged period of extremely low interest rates (such as that which has been experienced during the last several years) without taking on inappropriate leverage or interest rate risk to receive a “target” payout. The Compensation Comittee also believed it was appropriate to establish a maximum ROAE Target (10%), which the Compensation Committee believed was an acceptable level of Adjusted ROAE even in an environment with higher yielding investments and higher interest rates than those of the past several years. In addition, the Compensation Committee recognized that if interest rates rise, then, in general, the target level of Adjusted ROAE for which management should strive should increase to reflect higher overall yields that could be achieved on investments at the same level of risk. Overall, the Compensation Committee believes that the use of a performance target that will likely vary from year to year under the methodology described above provides a self-adjusting mechanism that acts to modify compensation incentives annually in a manner consistent with MFA’s business model.

Following the Compensation Committee’s review, MFA entered into employment agreements with Messrs. Gorin and Knutson in January 2014, which agreements embodied the results of its review. Applying the methodology described above used to determine the ROAE Bonus, the following data points were used in determining Mr. Gorin’s and Mr. Knutson’s ROAE Bonuses for 2014:

•	The ROAE Target (i.e., the level of company financial performance at which the “target” ROAE Bonus would be earned) for 2014 would be 8%, which was determined based on the greater of (i) the 2-Year Treasury Rate of 0.4365% plus an incremental premium of 4% (i.e., 4.4365%) or (ii) 8%, with a maximum ROAE Target of 10%.
º	The risk-free rate represented the average weekly interest rate during the performance period from December 1, 2013 through November 30, 2014, on two-year U.S. Treasury obligations, which was 0.4365%.
•	No ROAE Bonus would be earned if ROAE (as calculated under the terms of Mr. Gorin’s and Mr. Knutson’s employment agreements) was less than the two-year Treasury Rate and less than the ROAE Target for the year (i.e., the Zero Bonus Factor).
º	The use of the Zero Bonus Factor for 2014 represents a determination that 2014 financial performance, as measured by Adjusted ROAE, needed to exceed 0.4365% in order to make the payment of any level of Adjusted ROAE Bonus for 2014.
•	ROAE Bonuses for 2014 in excess of the executives’ respective “target” level ROAE Bonus would not be earned unless ROAE was above the 2014 ROAE Target of 8%.
º	As described above, Messrs. Gorin and Knutson are subject to a maximum ROAE Bonus for Adjusted ROAE that is 16% or greater.

As a result of the Compensation Committee’s decisions, including those described above, the ROAE Bonus formula used in 2014 for Messrs. Gorin and Knutson was as follows:

•	For Adjusted ROAE of less than or equal to the Zero Bonus Factor (i.e., 0.4365%), no ROAE Bonus would be earned;
•	For Adjusted ROAE between the Zero Bonus Factor and 8%, the ROAE Bonus would be pro-rated between 0% and 100% of the target ROAE Bonus;
•	For Adjusted ROAE in excess of 8.0%, subject to the maximum ROAE Bonus for Messrs. Gorin and Knutson of two times the executive’s Target ROAE Bonus:
º	if Adjusted ROAE was less than or equal to 16%, the ROAE bonus would be increased by a pro-rated amount above the target ROAE bonus (based on a straight-line, mathematical interpolation) such that total ROAE bonus for Messrs. Gorin and Knutson would be two times the Target ROAE Bonus when ROAE is 16%.

Using a formula for 2014 that would result in a pro-rated portion of the ROAE bonus being earned for Adjusted ROAE between the ROAE Target and the Zero Bonus Factor was determined as appropriate to reward some levels of financial performance below the target level; and continuing to maintain a formula that resulted in an ROAE Bonus in excess of target for Adjusted ROAE above 8% was determined as appropriate to reward financial performance that exceeded the target range.

IRM Bonus

Following its 2013 evaluation of our executive compensation program, the Compensation Committee continued to believe that it was important for it to retain a discretionary component of the annual incentive award process in order to be able to factor non-objective and non-quantifiable measures into the bonus decision-making process for our two most senior executives. With this in mind under the terms of Mr. Gorin’s and Mr. Knutson’s respective employment agreement, for each Performance Period, the target amount of the IRM Bonus (the “Target IRM Bonus”) of each executive is equal to 25% of such executive’s Overall Target Bonus. Based on his current Overall Target Bonus, Mr. Gorin’s Target IRM Bonus is $562,500, and Mr. Knutson’s Target IRM Bonus is $450,000. The executives’ employment agreements provide that each executive will be eligible to receive from zero to 200% of his respective Target IRM Bonus.

The actual amount of the IRM Bonus to be paid to the executive is determined by the Compensation Committee in its discretion based upon factors it deems relevant and appropriate, including, without limitation, MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, MFA’s total stockholder return (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies), overall management of risk and asset selection in generating our returns and the executive’s individual performance.

Components of Annual Incentive Awards to Messrs. Gorin and Knutson

Under the terms of Mr. Gorin’s and Mr. Knutson’s employment agreements, payment of each executive’s annual bonus is made in cash up to an amount of his then-current base salary. To the extent that the amount of the executive’s annual bonus is greater than his then-current annual base salary, 50% of such excess amount is paid in cash and 50% is paid in the form of fully-vested shares of Common Stock that are generally restricted from sale or transfer for the three-year period following their grant.

Long-Term Incentive Awards (LTIAs).  Under our 2010 Plan the Compensation Committee has available to it a portfolio of equity compensation vehicles, including shares of Common Stock, restricted stock units (RSUs), dividend equivalent rights, stock options and other stock-based awards. The Compensation Committee has used this incentive compensation program periodically in the past to award Named Executive Officers with long-term incentives, including in connection with entering into or extending the term of employment agreements or other employment arrangements. The Compensation Committee makes these awards in its discretion without any pre-set target levels; however, in determining LTIAs, the Compensation Committee may consider the advice of its compensation consultant.

LTIAs to Messrs. Gorin and Knutson

Under the terms of their respective employment agreements Mr. Gorin is entitled to annual grants of RSUs, consisting of 82,500 time-based RSUs (“TRSUs”) and a “target” amount of 82,500 performance-based RSUs (“PRSUs”) and Mr. Knutson is entitled to receive 70,000 TRSUs and a “target” amount of 70,000 PRSUs, in each of 2014, 2015 and 2016.

TRSUs.  Subject to exceptions in certain circumstances described below in “Potential Payments and Other Benefits upon Termination of Employment or Change in Control,” found on pages 53 to 56 of this Proxy Statement, each grant of TRSUs to be granted to Messrs. Gorin and Knutson will vest on the third December 31st to occur following the date of grant, subject to the executive’s continued employment with the Company. In addition, subject to exceptions in certain circumstances, unvested TRSUs will be forfeited as of the date of the executive’s termination of employment with the Company. Upon vesting, each executive will receive one share of our Common Stock for each TRSU that vests. To the extent that dividends are paid on our Common Stock during the period in which the TRSUs are outstanding, each executive will receive a dividend equivalent in the form of a cash payment in respect of the outstanding TRSUs.

PRSUs.  Subject to exceptions in certain circumstances described below in “Potential Payments and Other Benefits upon Termination of Employment or Change in Control,” each grant of PRSUs to be granted to Messrs. Gorin and Knutson will vest on the last day of the applicable three-year performance period, subject to the achievement of the TSR objective described below and the executive’s continued employment with the Company. The actual number of PRSUs that will be earned and that will vest will be based on the level of our cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three-year performance period beginning on January 1 of the year of grant (e.g., the performance period for the PRSUs granted in 2014 is January 1st, 2014 through December 31, 2016). To determine the actual number of PRSUs that will be earned and will vest, the target amount of each grant of PRSUs (82,500 in the case of Mr. Gorin; 70,000 in the case of Mr. Knutson) will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period. PRSUs that do not vest at the end of an applicable performance period will be forfeited. Upon vesting, the executive will receive one share of the Company’s common stock for each PRSU that vests.

Dividend equivalents are not paid in respect of the PRSUs during the performance period. Rather, dividend equivalents accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the executive in the form of additional shares of our Common Stock based on the closing price of the Common Stock on the vesting date.

Forfeiture of Certain Previously-Granted PRSUs and TRSUs

As we first reported in January 2014, in connection with the negotiation of their new employment agreements, Mr. Gorin forfeited an aggregate 50,250 unvested PRSUs and Mr. Knutson forfeited an aggregate 33,516 unvested PRSUs, in each case granted to the executive in each of July 2011, 2012 and 2013 under the terms of his prior employment agreement. Such PRSUs were scheduled to vest in June 2014, June 2015 and June 2016, subject to MFA’s achieving a TSR of at least 10% during the 12-month period prior to vesting. In addition, Mr. Gorin agreed to forego grants of 25,000 PRSUs and 12,500 TRSUs and Mr. Knutson agreed to forego grants of 16,675 PRSUs and 8,325 TRSUs, which were to have been granted to each executive in July 2014 under the terms of his prior employment agreement. For each executive, the foregone PRSUs and TRSUs would have vested on a pro rata basis in each of June 2015, 2016 and 2017, subject, in the case of the PRSUs, to MFA’s achieving a TSR of at least 10% during the 12-month period prior to vesting. Each executive also agreed to forfeit his right to receive any further dividend equivalent payments in connection with such forfeited and foregone PRSUs and TRSUs.

The Compensation Committee believes that the lengthening of the vesting period for the TRSUs and PRSUs granted pursuant to the terms of Messrs. Gorin’s and Knutson’s new employment agreements (and, in particular, the lengthening of the performance period for the PRSUs from one to three years) creates a stronger link between the interests of our executive officers with those of our stockholders by having a significant portion of our executive officers’ compensation tied to value creation over a longer-term period. In addition, the Compensation Committee believes that the reduction of the TSR hurdle for the PRSUs from 10% over a one-year period to an average of a simple 8% per annum over a three-year period, which, as described above, would result in the “target” number of PRSUs to vest, continues to be an appropriately rigorous objective and one that can be achieved over the three-year performance period without management undertaking inappropriate amounts of leverage and interest rate risk in light of the prevailing interest rate environment and prevailing yields on residential mortgage assets. The structure of the new PRSU grants associated with and the forfeiture by each executive of the right to receive dividend equivalents associated with unvested PRSUs also helps to achieve the Compensation Committee’s objective of eliminating dividend equivalents on unvested performance-based equity awards.

2014 Compensation Decisions.  The following discussion addresses the actions taken by the Compensation Committee during 2014 regarding the base salary, annual incentives and long-term equity awards for the Named Executive Officers.

Base Salary

The Compensation Committee believes that the annual base salary paid in 2014 to each of the Named Executive Officers appropriately reflected the scope of the role and responsibilities of the applicable position, individual performance and experience and competitive market practices. The annual base salary for each of the Named Executive Officers during 2014 was as follows:

Executive	2014 Base Salary
William S. Gorin	$800,000
Craig L. Knutson	$700,000
Sunil Yadav	$300,000
Gudmundur Kristjansson	$280,000
Stephen D. Yarad	$450,000

In connection with his promotion to President and Chief Operating Officer, Mr. Knutson’s base salary was increased from $450,000 per annum to $700,000 per annum effective January 1, 2014, based on a review of relevant market data and consideration of competitive factors. In addition, in connection with his promotion to Senior Vice President, effective January 1, 2014, Mr. Kristjansson’s base salary was increased from $240,000 per annum to $280,000 per annum for the year.

Annual Incentives

Messrs. Gorin and Knutson.  Annual incentive awards earned by Messrs. Gorin and Knutson consisted of both the formulaic ROAE Bonus and the discretionary IRM Bonus. A discussion of the Compensation Committee’s determination of each of these components is set forth below.

ROAE Bonus.  Under the ROAE Bonus methodology set forth in Messrs. Gorin’s and Knutson’s respective employment agreements, which is described on pages 31 to 33 of this Proxy Statement, Adjusted ROAE for the 2014 performance period (December 1, 2013 to November 30, 2014) was approximately 13.2179%*, which was above the ROAE Target of 8% for 2014.

The ROAE Bonus component of Messrs. Gorin and Knutson’s annual bonus for 2014 was determined by applying the Adjusted ROAE of 13.2179% to the previously established bonus formula, with the result that each executive earned a ROAE Bonus that was above their target amount for the ROAE Bonus. The “target” amount of this component of annual bonus, the percentage of that target amount earned and the total amount of the 2014 ROAE Bonuses earned by each executive is set forth in the table below:

Executive	Target ROAE Bonus ($)	% of ROAE Bonus Earned	2014 ROAE Bonus Earned ($)(1)
Mr. Gorin	$1,687,500	165.22%	$2,788,151
Mr. Knutson	$1,350,000	165.22%	$2,230,521

(1)	A portion of each executive’s 2014 annual bonus was paid in the form of fully-vested shares of our Common Stock with a mandatory three-year holding period from the date of their grant. See page 37 of this Proxy Statement.

IRM Bonus.  The actual amount of the IRM Bonus paid to each executive was determined by the Compensation Committee in its discretion based upon its review of MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, MFA’s total stockholder

*	The calculation of return on average total common stockholders’ equity for purposes of determining Adjusted ROAE reflects the exclusion principally of approximately $793.1 million of accumulated other comprehensive income (unrealized mark-to-market gains and/or losses) from the calculation of average GAAP total common stockholders’ equity for the performance period. Return on average total common stockholders’ equity on a GAAP basis for the period from December 1, 2013 to November 30, 2014, was approximately 9.73%.

return (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies), overall management of risk and asset selection in generating our returns and the executive’s individual performance. In considering these factors, the Compensation Committee did not assign specific weightings to each, but instead considered them together as part of a comprehensive review.

Based on the above-described review, the Compensation Committee determined the IRM Bonuses for each executive for 2014. The target amount of this component of annual bonus, the percentage of that target amount earned and the total amount of the 2014 IRM Bonuses earned by each executive is set forth in the table below:

Executive	Target IRM Bonus ($)	% of IRM Bonus Earned	2014 IRM Bonus Earned ($)(1)
Mr. Gorin	$562,500	100.00%	$562,500
Mr. Knutson	$450,000	100.00%	$450,000

(1)	A portion of each executive’s 2014 annual bonus was paid in the form of a grant of fully-vested shares of our Common Stock with a mandatory three-year holding period from the date of their grant. See below.

In determining the amount of Mr. Gorin’s and Mr. Knutson’s IRM Bonuses, the Compensation Committee took into account the executives’ collective achievement during the course of the year in delivering consistent and attractive returns on MFA’s portfolio of assets while effectively managing the risks relating to our portfolio of mortgage-related assets, including maintaining a low level of leverage relative to other residential mortgage REITs, maintaining a low level of duration (which is a measure of interest rate sensitivity) for our overall portfolio and maintaining a consistent and appropriate level of liquidity to meet our cash needs. The Compensation Committee also noted Messrs. Gorin’s and Knutson’s leadership in evaluating and expanding the types of assets in which MFA invests, including mortgage-back securities backed by re-performing and non-performing loans (RPL/NPL RMBS) and residential whole loans. On an individual basis, the Compensation Committee took into account Mr. Gorin’s achievements during his initial year as CEO, including maintaining and building on the Company’s relationships with counterparties, industry groups and other constituencies important to our business success, as well as fostering an inclusive corporate culture throughout the organization. With respect to Mr. Knutson, the Compensation Committee took into account his leadership in the selection and successful management of the our credit sensitive assets, including our Non-Agency RMBS, RPL/NPL RMBS and residential whole loans, as well as leadership in overseeing certain of the staff functions within the Company.

Determination of Form of Payment of 2014 Annual Bonuses for Messrs. Gorin and Knutson.   As indicated on page 34 of this Proxy Statement, Messrs. Gorin’s and Knutson’s employment agreements provide that any annual incentive awards in excess of their current base salaries would be paid 50% in cash and 50% in fully vested shares of Common Stock with a mandatory three-year holding period. The table below sets forth the application of this formula to the 2014 annual bonus amounts for Messrs. Gorin and Knutson and shows the portion of each executive’s total 2014 annual bonus that was paid in cash and in the form of Common Stock.

Executive	Total 2014 Bonus Earned ($)	Portion of 2014 Bonus Paid in Cash ($/%)	Portion of 2014 Bonus Paid in Common Stock ($/%)(1)
Mr. Gorin	$3,350,651	$2,075,326/61.9%	$1,275,325/38.1%
Mr. Knutson	$2,680,521	$1,690,261/63.1%	$990,260/36.9%

(1)	As noted above, these shares of Common Stock were fully vested upon grant, but subject to a mandatory three-year holding period.

Messrs. Yadav and Kristjansson.  Pursuant to the terms of their respective employment agreements, Messrs. Yadav and Kristjansson are eligible to receive an annual performance bonus in such amount as approved by the Compensation Committee in its discretion. For 2014, the Compensation Committee, with the input of Mr. Gorin and Mr. Knutson, awarded the following bonuses to each of Mr. Yadav and Mr. Kristjansson:

Executive	Total 2014 Bonus Earned ($)	Amount of 2014 Bonus Paid in Cash ($)	Amount of 2014 Bonus Paid in Common Stock(1) ($)
Mr. Yadav	801,977	561,384	240,593
Mr. Kristjansson	618,059	432,641	185,418

(1)	Shares of Common Stock were fully-vested upon grant, but subject to a mandatory three-year holding period.

Although the amounts of Messrs. Yadav’s and Kristjansson’s respective annual bonuses were determined in the discretion of the Compensation Committee, in determining the level of their bonuses, the Compensation Committee used a framework for its decisions that was similar to the methodology that it used to determine the annual bonus amount for Messrs. Gorin and Knutson. In order to guide its decision making, the Compensation Committee, with the input of Messrs. Gorin and Knutson, assumed a “target” overall bonus for Mr. Yadav of $650,000 and “target” overall bonus for Mr. Kristjansson of $500,000, which amounts were comparable to each executive’s respective bonus that was awarded to him for 2013. The Compensation Committee then employed an illustrative scenario in which 50% of each executive’s target would be tied to Adjusted ROAE for the performance period from December 1, 2013 to November 30, 2014 (using the same methodology as used to calculate Messrs. Gorin’s and Knutson’s ROAE Bonus, which is described above) with the balance of each executive’s target tied to an assessment of the executive’s individual performance and overall company performance. As this approach was a framework for its decision making, the Compensation Committee then used its judgment and discretion to adjust the outcomes to arrive at the actual amount of each executive’s bonus.

The Compensation Committee believed that using this approach as a guide for its 2014 bonus decisions for Messrs. Yadav and Kristjansson was appropriate in light of their key roles in the asset selection and management of our Non-Agency and Agency RMBS portfolios, which are the principal portfolios that drive our earnings and returns, as well as, in the case of Mr. Kristjansson, his key role in the management of our overall interest-rate risk.

Mr. Yarad.  Mr. Yarad is eligible to receive an annual performance bonus in such amount as approved by the Compensation Committee after receiving the input of our CEO. Annual incentive compensation for Mr. Yarad is based upon subjective assessments and evaluation of MFA’s annual performance and his individual performance. After receiving the input of Mr. Gorin, the Compensation Committee approved an annual incentive bonus of $280,000 for 2014, of which $224,000 was paid in cash and $56,000 was paid in the form of fully-vested shares of our Common Stock that are subject to a mandatory three-year holding period. The decision to increase Mr. Yarad’s bonus as compared to that which he was awarded for 2013 was made based on, among other things, his efforts in directing the activities performed by our finance and accounting staff in support of our business activities, including his contributions in establishing the accounting, financial reporting and internal control framework for our investments in residential whole loans and the reorganization of our operating structure to facilitate such investments, as well as overall company performance.

2014 Long-Term Equity-Based Incentive Awards

Under the terms of their employment agreement, Messrs. Gorin and Knutson were granted RSUs, consisting of 82,500 time-based RSUs (“TRSUs”) and a target amount of 82,500 performance-based RSUs (“PRSUs”) and 70,000 TRSUs and a target amount of 70,000 PRSUs, respectively, in January 2014. In addition, in order to further align the interests of the other Named Executive Officers and foster their retention, the Compensation Committee also made awards of TRSUs and PRSUs to Messrs. Yadav, Kristjansson and Yarad.

•	The TRSUs will “cliff” vest on December 31, 2016, subject solely to continued employment. Upon vesting, the executive will receive one share of our Common Stock for each TRSU that vests. To the extent that dividends are paid on our Common Stock during the period in which the TRSUs are outstanding, each executive will receive a dividend equivalent in respect of the outstanding TRSUs in the form of a cash payment.
•	The PRSUs will “cliff” vest on December 31, 2016 subject to the achievement of the average TSR objective described below and the executive’s continued employment with the Company. The actual number of PRSUs that will be earned and will vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three-year performance period beginning on January 1, 2014 and ending on December 31, 2016. To determine the actual number of PRSUs that will be earned and will vest, the target amount of each grant of PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period. PRSUs that do not vest at the end of the performance period will be forfeited. Upon vesting, the executive will receive one share of the Company’s Common Stock for each PRSU that vests.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the executive in the form of additional shares of Common Stock based on the closing price of the Common Stock on the vesting date.

The number and grant date fair value of TRSUs and PRSUs comprising the 2014 long-term equity-based awards granted to each of the Named Executive Officers are set forth in the table below:

	TRSUs		PRSUs
Executive	#	Aggregate Grant Date Fair Value(1) $	#	Aggregate Grant Date Fair Value(1) $
Mr. Gorin	82,500	$593,101	82,500	$484,523
Mr. Knutson	70,000	$503,237	70,000	$411,110
Mr. Yadav	17,500	$125,809	17,500	$102,778
Mr. Kristjansson	17,500	$125,809	17,500	$102,778
Mr. Yarad	10,000	$71,891	10,000	$58,730

(1)	Determined at the time the grant was made in accordance with FASB Accounting Standards Codification Topic 718.

In addition to his TRSUs and PRSU grants, in connection with his promotion to CEO, Mr. Gorin was granted 70,621 RSUs (with an aggregate grant date fair value of $507,765), which were fully-vested at the time of grant. These RSUs settle in the form of one share of Common Stock for each RSU in January 2017. These RSUs pay dividend equivalents in the form of cash payments during the period in which they are outstanding.

*****

Other Elements of Compensation.  The following briefly summarizes the other elements of compensation that we provide to our Named Executive Officers beyond salary, annual incentives and long-term equity awards.

Deferred Compensation and Retirement Benefits.  In 2002, the Board adopted the Senior Officers Plan, which gives executive officers the ability to elect to defer up to 100% of their annual cash incentive compensation. Amounts deferred under this plan are subject to a five-year deferral period and can be paid in a lump sum or in installment payments at the termination of the deferral period. The Senior Officers Plan is intended to provide executive officers with an opportunity to defer certain compensation. Amounts deferred under the plan are considered to be converted into “stock units” of MFA, which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts, together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. Prior to the time that the deferred accounts are settled, participants are unsecured creditors of MFA.

The Named Executive Officers are also eligible to participate in our tax qualified retirement savings plan (the “401(k) Plan”) under which all full time employees, subject to certain restrictions, are able to contribute compensation up to the limit prescribed by the Internal Revenue Service on a before tax basis. We match 100% of the first 3% of eligible compensation deferred by our employees and 50% of the next 2%, subject to a maximum ($10,400 for 2014) as provided by Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We have elected to operate this plan under applicable safe harbor provisions of the Code, whereby, among other things, we must make contributions for all participating employees, and all matches contributed by us vest immediately.

No Perquisites and Other Benefits.  The Compensation Committee provides no perquisites and other benefits to the Named Executive Officers. We do not provide a perquisite allowance to the Named Executive Officers, nor do we reimburse the Named Executive Officers for automobiles, clubs, financial planning, tax preparation or items of a similar nature. The Compensation Committee periodically reviews the appropriateness of perquisites in light of market practices, an individual executive’s particular facts and circumstances and within the context of the total compensation program. No actions were taken during 2014 regarding perquisites.

The Named Executive Officers are eligible to participate in our employee health and welfare benefit programs that are generally available to all employees. Further, in accordance with the Code of Conduct, we do not make any loans to, or guarantee any personal loans of the Named Executive Officers.

Other Features of Our Executive Compensation Program

Use of Employment Agreements.  We have historically used written employment agreements with certain of our executive officers to evidence our mutual understanding regarding the key terms of employment, including the employment term, level of base salary, other elements of compensation, reasons for termination of employment before the end of the term, severance payments and post-employment covenants. At present, we have written employment agreements with four executive officers (Messrs. Gorin, Knutson, Yadav and Kristjansson); however, only Messrs. Gorin’s and Knutson’s employment agreements have terms that extend beyond one year. The Compensation Committee believes that the use of employment agreements for each of Messrs. Gorin, Knutson, Yadav and Kristjansson helps the Company to retain key personnel responsible for the execution of MFA’s strategies and the management of its operations and provides certain protections for MFA in the form of covenants restricting post-termination employment and solicitation of our employees. Although the Compensation Committee has used written employment agreements to provide the Company and certain of its executives with certainty regarding the terms of employment and to encourage stability of key management, the Compensation Committee periodically discusses their merit in achieving these objectives and may, in its discretion, determine not to use written employment agreements in the future for certain or all of our employees. For additional details regarding the employment agreements of Messrs. Gorin, Knutson, Yadav and Kristjansson, including the circumstances in which severance is payable and the amount of such severance benefits, see “Employment Contracts” on pages 49 to 53 and “Potential Payments upon Termination of Employment or Change in Control” on pages 53 to 56 of this Proxy Statement.

The Compensation Committee believes that the written employment agreements have been responsibly structured, including as follows:

•	Employment terms of reasonable length;
•	Severance arrangements individually tailored for each executive depending on his role and for the applicable termination scenario; and
•	No “single trigger” or “modified single trigger” vesting of severance benefits and/or outstanding equity awards upon a change in control of the Company.
•	No tax gross-up payments, and a cutback of any “golden parachute” payments in case of a change in control to the extent necessary to avoid any golden parachute excise taxes.

Clawback Policy.  We have a policy pursuant to which we seek to recover, to the extent practicable and as may be permitted by applicable law, incentive compensation payments that were paid or awarded to our executive officers and certain other members of management when:

•	the payment of such compensation was based on the achievement of financial results that were subsequently the subject of a material restatement; and
•	in the Board’s view, the employee engaged in fraud or misconduct that caused or partially caused the need for the restatement, and a smaller amount would have been paid to the employee based on our restated financial results.

Further, Dodd-Frank, which was signed into law in 2010, requires the SEC to promulgate rules to add additional clawback requirements, and we will, when such rules are finalized, take appropriate steps to implement the final requirements under this legislation.

We also have included in Messrs. Gorin’s and Knutson’s respective employment agreements, as well as in the RSU award agreements relating to awards made to certain employees (including Messrs. Yadav, Kristjansson and Yarad) in January 2014 and January 2015, provisions requiring the forfeiture of unvested awards and permitting the recoupment of the after-tax value of vested awards in the event that that employee breaches certain covenants regarding, among other matters, confidentiality of Company information and solicitation of employees for a period of time after termination of employment.

Stock Retention and Ownership Requirements.  Equity awards received by certain of our Named Executive Officers are subject to a stock retention and ownership policy intended to further encourage significant long-term share ownership. Messrs. Gorin and Knutson are not permitted to sell or otherwise transfer shares received from equity awards granted pursuant to their employment agreements during the executive’s employment or for a period of six months following the termination of the executive’s employment, unless the value of the executive’s stock holdings in us exceeds a specified multiple of the executive’s annual base compensation (five times in the case of Mr. Gorin; four times in the case of Mr. Knutson). In addition, the shares of Common Stock granted as a component of each Named Executive Officer’s annual incentive compensation for 2014 is prohibited from being sold or otherwise transferred for a period of three years from the date of grant.

Anti-Hedging Policy.  Our Insider Trading Policy prohibits our employees from engaging in short sales or in transactions in puts, calls or other derivative securities on an exchange or in any other organized market. In addition, we prohibit our employees from engaging in other forms of hedging transactions, such as zero cost collars and forward sale contracts.

Advice from Independent Compensation Consultant.  Periodically since 2005, the Compensation Committee has retained an independent compensation consultant to assist the Compensation Committee in reviewing the competitiveness of its executive compensation program, considering the overall design of the compensation program and providing compensation advice independent of company management. During 2013 and 2014 the Compensation Committee directly retained FTI Consulting, a nationally-recognized compensation consulting firm, in this role. FTI Consulting meets, from time to time, with the Compensation Committee and provides assistance to the Compensation Committee with respect to various matters, including the following: (i) a benchmarking review of peer company executive compensation; (ii) the awards of annual incentive compensation; (iii) evaluating the elements and design of various aspects of our compensation program in light of current executive compensation practices for companies in our industry and public companies more generally; and (iv) assisting in the development of an appropriate peer group. FTI Consulting also provided advice to the Compensation Committee regarding the (a) structure and design of the employment arrangements with Messrs. Knutson and Gorin, which were entered into in January 2014, and (b) the structure and design of a new LTIA program for our executive officers for 2014 and thereafter.

Under the terms of its engagement, FTI Consulting does not provide any other services to us, except as may be pre-approved by the Chair of the Compensation Committee.

Compensation Committee Conflicts of Interest Analysis.  The Compensation Committee assessed the independence of FTI Consulting pursuant to the factors set forth in its Charter and Rule 10c-1(b)(4) under the Securities Exchange Act of 1934, as amended. Based on this assessment, the Compensation Committee concluded that FTI Consulting’s work for the Board of Directors did not raise any conflicts of interest.

Use of Tally Sheets.  The Compensation Committee periodically examines the components of our compensation programs offered to the Named Executive Officers, including, among other things, base salary, annual incentives, equity and long-term compensation, dividend and dividend equivalent payments, the dollar value (and the cost to us) of any perquisites and other personal benefits, the earnings and accumulated payout obligations under the Senior Officers Plan and the actual projected payout obligations under several potential severance and change in control scenarios. In connection with such review, a compensation tally sheet setting forth these components of our executive compensation program typically is prepared with respect to our most senior executives and reviewed by the Compensation Committee for this purpose.

Role of Executive Officers in Compensation Decisions.  The Compensation Committee, which is comprised entirely of independent directors, makes recommendations to the independent directors of the Board on all compensation decisions relating to our CEO, and it determines and approves all compensation decisions related to our other Named Executive Officers. When making compensation recommendations for Named Executive Officers other than the CEO, the Compensation Committee will typically seek and consider the advice and counsel of the CEO, given his direct day-to-day working relationship with these senior executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and makes final determinations related to compensation paid to the Named Executive Officers. All decisions regarding the compensation of our CEO are ratified and confirmed independently by the independent directors of the Board.

Deductibility of Executive Compensation.  Section 162(m) of the Code generally provides that compensation paid to a public company’s chief executive officer and to its other three most highly compensated officers, excluding the chief financial officer, will be deductible for tax purposes up to $1 million, unless the compensation qualifies as “performance-based compensation.” The Compensation Committee has the authority to structure PRSUs and other awards under the 2010 Plan with performance-based conditions that may qualify the awards as “performance-based compensation.” The Compensation Committee may, however, and typically does, authorize payments to executives that may not be fully deductible if it believes such payments are in our interests.

Compensation Risk Considerations

The Compensation Committee monitors the risks and rewards associated with our compensation programs and considers, in establishing our compensation programs, whether these programs encourage unnecessary or excessive risk taking.

The Compensation Committee designs our compensation programs with features that are intended to mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk taking over the long-term.

With respect to the primary elements of our compensation programs, we use a number of practices designed to help mitigate unnecessary risk taking, including:

•	annual base salaries for all employees, including the Named Executive Officers, which are fixed in amount and determined or approved in advance by the Compensation Committee and/or the Board;
•	annual incentive compensation, which for 2014 was partly or wholly discretionary and subjectively determined for all employees (including the IRM Bonus for Messrs. Gorin and Knutson), is determined or approved by the Compensation Committee and/or the Board;
•	annual incentive compensation is typically paid in a combination of cash and shares of Common Stock that are subject to a mandatory holding period or may be time-vested (thereby making unvested shares subject to forfeiture, in certain instances, upon termination of service); and
•	long-term incentive compensation is determined or approved in advance by the Compensation Committee and/or the Board and typically vests over a multi-year time period and/or is subject to the achievement of a performance criterion. Such compensation may also, in certain instances, be subject to forfeiture upon termination of service and subject to retention requirements.

With respect to the IRM-determined bonus used in 2014 for our two most senior executive officers, mitigating factors included in the use of this element of compensation consisted of the Compensation Committee’s right to apply, in any given year, the discretionary adjustment to adjust this component of such executives’ annual incentive award based upon the Compensation Committee’s assessment of certain company-related, market-related and individual performance factors.

Based on the foregoing, we believe that our compensation programs for 2014 were appropriately balanced, did not motivate or encourage unnecessary or excessive risk taking and did not create risks that were reasonably likely to have a material adverse effect on us.

Report of the Compensation Committee

While MFA’s management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussions, the Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robin Josephs, Chair
Stephen R. Blank
James A. Brodsky
Alan L. Gosule

The foregoing Compensation Committee Report shall not be deemed under the Securities Act of 1933, amended, or the Securities Exchange Act of 1934, as amended, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the Securities and Exchange Commission, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

The following table summarizes the compensation of our Named Executive Officers for the years ended December 31, 2014, 2013 and 2012 (other than for Mr. Yadav and Mr. Kristjansson, who were not Named Executive Officers in 2013 and 2012).

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Non-equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
W. S. Gorin Chief Executive Officer(2)	2014	800,000	348,447	2,860,720	1,726,879	10,400	5,746,446
	2013	800,000	1,125,000	523,741	—	152,000	2,600,741
	2012	800,000	1,120,000	620,029	—	105,200	2,645,229
C. L. Knutson President and Chief Operating Officer(2)	2014	700,000	283,795	1,904,609	1,406,466	10,400	4,305,270
	2013	450,000	1,350,000	549,129	—	10,000	2,359,129
	2012	450,000	1,176,000	643,475	—	10,200	2,279,675
S. Yadav Senior Vice President	2014	300,000	561,384	469,180	—	10,400	1,340,964
G. Kristjansson Senior Vice President	2014	280,000	432,641	414,005	—	10,400	1,137,046
S. D. Yarad Chief Financial Officer	2014	450,000	224,000	186,624	—	10,400	871,024
	2013	440,000	216,000	52,004	—	10,000	718,004
	2012	357,000	185,850	61,729	—	10,200	614,779

(1)	Material terms of the employment agreements of the Named Executive Officers, other than Mr. Yarad, who does not have an employment agreement, are provided under “Employment Contracts” on pages 49 to 53 of this Proxy Statement.
(2)	Mr. Gorin was promoted to Chief Executive Officer effective January 1, 2014. During 2013 and 2012, he served as MFA’s President. Mr. Knutson was promoted to President and Chief Operating Officer effective January 1, 2014. During 2013 and 2012, he served as an Executive Vice President of MFA.
(3)	Amounts in this column represent the cash component of discretionary bonus awards that were paid to each of the Named Executive Officers in respect of the years presented.
(4)	Amounts in this column represent the aggregate grant date fair value of awards granted in the year indicated computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but excluding the effect of estimated forfeitures. For 2014, amounts included in this column are comprised of (i) fully-vested restricted stock units (“RSUs”) granted to Mr. Gorin in January 2014 in connection with his promotion to CEO, which were granted pursuant to the terms of his employment agreement, (ii) time-based and performance-based RSUs granted to each of the Named Executive Officers in January 2014 and (iii) fully-vested shares of Common Stock granted to each of the Named Executive Officers in December 2014, which were granted as a component of the annual incentive awards paid to such officers for 2014. See the Grants of Plan-Based Awards for 2014 table on pages 45 to 47 of this Proxy Statement for further information on awards made in 2014. A discussion of the assumptions underlying the calculation of the RSU values may be found in Note 2(l) and Note 15 to our 2014 Consolidated Financial Statements on pages 96 to 97 and 124 to 129 of our 2014 Annual Report to Stockholders on Form 10-K.

As indicated above, the amounts in this column for 2014 include the grant date fair value of, among other awards, performance-based RSUs (“PRSUs”) granted to each of the Named Executive Officers during the year. For purposes of the Summary Compensation Table, the grant date fair value of these PRSUs that is included in the amount reported in this column is based upon performance against the average total shareholder return (“TSR”) target during the three-year performance period and assumes that “target” performance is achieved. The target value of these PRSUs (which is included in the column) is as follows: for Mr. Gorin, $484,523; for Mr. Knutson, $411,110; for Mr. Yadav, $102,778; for Mr. Kristjansson, $102,778; and for Mr. Yarad, $58,730. The maximum value of these PRSUs as of the grant date assuming the highest level of performance is achieved is as follows: for Mr. Gorin, $969,046; for Mr. Knutson, $822,220; for Mr. Yadav, $205,556; for Mr. Kristjansson, $205,556; and for Mr. Yarad, $117,460. A description of these PRSU awards, including the vesting and performance conditions of such awards, can be found in note 6 to the Grant of Plan-Based Awards table below.

(5)	Amounts in this column exclude (i) accrued dividends that are ultimately paid to the executive on the vesting of restricted shares of Common Stock previously granted to the executive, (ii) dividends paid on unvested restricted shares of Common Stock and (iii) dividend equivalents paid in respect of outstanding restricted stock units (both vested and unvested). Dividend equivalents consist of a cash distribution in respect of each restricted stock unit equal to the cash dividend paid on a share of Common Stock. The right to receive dividends and dividend equivalents, as the case may be, were factored into the grant date fair value of the restricted shares of Common Stock and restricted stock units reported for each year in the column, as well as for other restricted shares of Common Stock and restricted stock units previously granted to the Named Executive Officers. The following table sets forth the amount of accrued dividends on restricted shares of Common Stock and dividend equivalents, received by the Named Executive Officers in 2014:

Name	Cash Dividend Equivalents ($)	Accrued Dividends to be Paid on Vesting of Restricted Shares ($)	Dividends Paid on Unvested Restricted Shares ($)
W. S. Gorin	192,682	187,824	—
C. L. Knutson	130,825	50,607	11,578
S. Yadav	52,500	—	22,618
G. Kristjansson	52,500	—	16,790
S. D. Yarad	30,000	—	8,292
(6)	Amounts in this column represent the cash payment made to each of Mr. Gorin and Mr. Knutson in respect of the portion of his respective annual incentive award that was based on Adjusted ROAE (i.e., the ROAE Bonus) as determined in accordance with his respective employment agreement.
(7)	Amounts in this column represent (i) the employer matching contributions under the 401(k) Plan in the amount of $10,400 in respect of 2014, $10,000 in respect of 2013 and $10,200 in respect of 2012, in each case credited to each of the Named Executive Officers and (ii) dividend equivalents paid in respect of vested stock options to Mr. Gorin (for 2014, $0; for 2013, $142,000; for 2012, $95,000), which expired unexercised in October 2013.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted to the Named Executive Officers during the year ended December 31, 2014.

Grants of Plan-Based Awards for 2014

	Type of Award(1)	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
W.S. Gorin	RSU	01/24/2014	(4)	—	70,621	507,765
	TRSU	01/24/2014	(5)	—	82,500	593,101
	PRSU	01/24/2014	(6)	82,500	—	484,523
	RS	12/09/2014	(7)	—	153,101	1,275,331
C.L. Knutson	TRSU	01/24/2014	(5)	—	70,000	503,237
	PRSU	01/24/2014	(6)	70,000	—	411,110
	RS	12/09/2014	(7)	—	118,879	990,262

	Type of Award(1)	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
S. Yadav	TRSU	01/24/2014	(5)	—	17,500	125,809
	PRSU	01/24/2014	(6)	17,500	—	102,778
	RS	12/09/2014	(7)	—	28,883	240,593
G. Kristjansson	TRSU	01/24/2014	(5)	—	17,500	125,809
	PRSU	01/24/2014	(6)	17,500	—	102,778
	RS	12/09/2014	(7)	—	22,260	185,418
S. D. Yarad	TRSU	01/24/2014	(5)	—	10,000	71,891
	PRSU	01/24/2014	(6)	10,000	—	58,730
	RS	12/09/2014	(7)	—	6,723	56,003

(1)	Type of Award:

RS = Restricted shares of Common Stock granted as part of annual incentive award

RSU = Vested RSU

TRSU = Time-based RSUs

PRSU = Performance-based RSUs

(2)	This column shows the “target” number of PRSUs granted to each of the Named Executive Officers. The number of PRSUs that will ultimately vest is based upon the level of TSR of our Common Stock for the three-year performance period beginning January 1, 2014, and ending December 31, 2016. See note 6 below for further discussion regarding the applicable TSR goal and other material terms of these PRSU awards.
(3)	Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but excluding the effect of estimated forfeitures. For PRSUs, the grant date fair value is based on the assumption that the vesting condition for “target” performance will be achieved. See footnote 4 to the Summary Compensation Table for additional information.
(4)	These RSUs were granted to Mr. Gorin pursuant to the terms of his employment agreement entered into in connection with his promotion to CEO. These RSUs provide for the current payment of dividend equivalents in cash (to the extent dividends are paid in respect of the Common Stock) while the RSUs are outstanding. Each RSU will be settled in one share of Common Stock on January 24, 2017.
(5)	In accordance with the terms of the applicable award agreements, these TRSU awards “cliff” vest on December 31, 2016, subject to the executive’s continued employment with MFA through such date. The TRSUs provide for current payment of DERs in cash (to the extent dividends are paid in respect of the Common Stock) during the vesting period. Each vested and outstanding TRSU will be settled in one share of Common Stock within 15 days of the date that such TRSU vests.
(6)	The number of PRSUs shown represents the “target” number of PRSUs granted. The number of underlying shares that the Named Executive Officer will become entitled to receive at the time of vesting will range from 0% to 200% of the target number of PRSUs granted, subject to the achievement of a pre-established performance metric tied to TSR. To determine the actual number of PRSUs that will vest, the target number will be adjusted up or down at the end of the three-year performance period ending December 31, 2016, based on our cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period. PRSUs that do not vest at the end of the performance period will be forfeited.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the Named Executive Officer in the form of additional shares of Common Stock based on the closing price of the Common Stock on the vesting date.

The PRSUs will be settled in an equivalent number of shares of our Common Stock within 30 days following the vesting date.

(7)	In accordance with the terms of the applicable award agreements, the Restricted Shares became fully vested upon the date of grant; however, such shares are prohibited from being sold or otherwise transferred by the Named Executive Officer (except for the surrender of shares to satisfy tax and other withholding obligations) until December 9, 2017.

Information regarding the vesting of the awards set forth in the table above upon termination of employment or change in control of MFA can be found under “Employment Contracts” on pages 49 to 53 of this Proxy Statement.

Outstanding Equity Awards

The following table summarizes all outstanding equity awards held by the Named Executive Officers on December 31, 2014:

Outstanding Equity Awards at Fiscal 2014 Year End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
W. S. Gorin	—	—	—	—	18,092	(2)	144,555	—		—
	—	—	—	—	29,448	(3)	235,290	—		—
	—	—	—	—	39,502	(4)	315,621	—		—
	—	—	—	—	4,250	(5)	33,958	—		—
	—	—	—	—	8,375	(6)	66,916	—		—
	—	—	—	—	12,625	(7)	64,971	—		—
	—	—	—	—	82,500	(10)	659,175	—		—
	—	—	—	—	—		—	82,500	(11)	659,175
C. L. Knutson	—	—	—	—	33,808	(3)	270,126	—		—
	—	—	—	—	47,402	(4)	378,742	—		—
	—	—	—	—	2,831	(5)	22,620	—		—
	—	—	—	—	5,578	(6)	44,568	—		—
	—	—	—	—	8,409	(7)	43,276	—		—
	—	—	—	—	70,000	(10)	559,300	—		—
	—	—	—	—	—		—	70,000	(11)	559,300
S. Yadav	—	—	—	—	5,292	(8)	42,283	—		—
	—	—	—	—	8,778	(9)	70,136	—		—
	—	—	—	—	17,500	(10)	139,825	—		—
	—	—	—	—	—		—	17,500	(11)	139,825
G. Kristjansson	—	—	—	—	3,681	(8)	29,411	—		—
	—	—	—	—	6,672	(9)	53,309	—		—
	—	—	—	—	17,500	(10)	139,825	—		—
	—	—	—	—	—		—	17,500	(11)	139,825
S. D. Yarad	—	—	—	—	1,901	(8)	15,189	—		—
	—	—	—	—	3,652	(9)	29,179	—		—
	—	—	—	—	10,000	(10)	79,900	—		—
	—	—	—	—	—		—	10,000	(11)	79,900

(1)	For purposes of this table, the market value of the unvested Restricted Shares and unvested RSUs is deemed to be $7.99 per share, the closing price of the Company’s Common Stock on December 31, 2014.

(2)	These Restricted Share awards were granted on December 15, 2011. Assuming continued employment with us, the restriction period on these shares lapses ratably on the last business day of each calendar quarter through the quarter ending December 31, 2015.
(3)	These Restricted Share awards were granted on December 14, 2012. Assuming continued employment with us, the restriction period on these shares lapses ratably on the last business day of each calendar quarter through the quarter ending December 31, 2016.
(4)	These Restricted Share awards were granted on December 12, 2013. Assuming continued employment with us, the restriction period on these shares lapses ratably on the last business day of each calendar quarter through the quarter ending December 31, 2017.
(5)	In accordance with the terms of the applicable award agreements, dated July 1, 2012, these TRSU awards vest on July 1, 2015, assuming continued employment with us. These TRSUs were granted in tandem with DERs that provide for the current payment of dividend equivalents during the vesting period.
(6)	In accordance with the terms of the applicable award agreements, dated July 1, 2013, these TRSU awards vest ratably on each of July 1, 2015 and 2016, assuming continued employment with us. These TRSUs were granted in tandem with DERs that provide for the current payment of dividend equivalents during the vesting period.
(7)	In accordance with the terms of the applicable award agreements, dividend equivalent rights (“DERs”) were granted to Messrs. Gorin and Knutson as separate associated instruments in connection with the restricted stock units granted to each of them in July 2011. As the restricted stock units with which the DERs are associated vest or are forfeited over time, the number of outstanding DERs is reduced on a one-for-one basis by the number of restricted stock units so vested or forfeited.
(8)	These Restricted Share awards were granted on December 14, 2012. Assuming continued employment with us, the restriction period on the remaining unvested shares lapses on December 14, 2015.
(9)	These Restricted Share awards were granted on December 12, 2013. Assuming continued employment with us, the restriction period on the remaining unvested shares lapses ratably, on each of December 12, 2015 and 2016.
(10)	In accordance with the terms of the applicable award agreements, dated January 24, 2014, these TRSU awards “cliff” vest on December 31, 2016, assuming continued employment with us through such date (subject to earlier vesting in the case of death or disability). These TRSUs provide for the current payment of dividend equivalents in cash (to the extent dividends are paid in respect of the Common Stock) during the vesting period.
(11)	In accordance with the terms of the applicable award agreements, dated January 24, 2014, these PRSU awards “cliff” vest on December 31, 2016, assuming continued employment with us through such date. The number of PRSUs to ultimately vest is subject to the level of TSR achieved in respect of the Common Stock for the three-year period from January 1, 2014, to December 31, 2016. The number of units reported reflects the number of PRSUs that will vest assuming “target” level of TSR (i.e., simple 8% per annum) is achieved. Dividend equivalents will not be paid during the performance period, but rather will accrue during such period and will be paid out at the end of the performance period in the form of additional shares of Common Stock based on the number of PRSUs to ultimately vest. Additional information regarding these PRSU awards may be found in note 6 to the Grant of Plan-Based Awards table on pages 45 to 47 of this Proxy Statement.

Options Exercised and Stock Vested in 2014

The following table summarizes certain information regarding options exercised and stock awards vested with respect to the Named Executive Officers during the year ended December 31, 2014.

	Option Exercises and Stock Vested in 2014
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
W. S. Gorin	—	—	386,820	3,091,146
C. L. Knutson	—	—	256,127	2,093,560
S. Yadav	—	—	95,586	779,867
G. Kristjansson	—	—	85,394	695,479
S. D. Yarad	—	—	41,535	337,221

(1)	For Mr. Gorin, the number reported includes an aggregate 167,871 RSUs, TRSUs and PRSUs that vested during the year, but had not settled by year-end. For the other Named Executive Officers, the number reported includes the following TRSUs and PRSUs: for Mr. Knutson, 90,075; for Mr. Yadav, 52,500; for Mr. Kristjansson, 52,500; and for Mr. Yarad, 30,000. The RSUs (in the case of Mr. Gorin) and the TRSUs and PRSUs (in the case of all the Named Executive Officers) will be settled in an equivalent number of shares of our Common Stock in January 2016 (in the case of the TRSUs and PRSUs) and January 2017 (in the case of the RSUs). The RSUs, TRSUs and PRSUs provided for the payment of dividend equivalents in cash (to the extent dividends are paid in respect of our Common Stock) through their respective vesting dates and will continue to pay dividend equivalents in cash until settlement.
(2)	Amount is determined by reference to the price per share of our Common Stock on the date on which the applicable shares of Common Stock, RSUs, TRSUs and/or PRSUs vested.

Deferred Plans

On December 19, 2002, the Board adopted the Senior Officers Plan, which is intended to provide our executive officers with an opportunity to defer up to 100% of certain compensation, as delineated in the Senior Officers Plan. Under the Senior Officers Plan, amounts deferred are considered to be converted into “stock units,” which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts, together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. The Senior Officers Plan is a non-qualified plan under the Employee Retirement Income Security Act of 1974, as amended, and is not funded. Prior to the time that the deferred accounts are settled, participants are unsecured creditors of MFA.

Pension Benefits

The Named Executive Officers received no benefits in 2014 from us under defined pension plans. Our only retirement plan in which the Named Executive Officers were eligible to participate, apart from the Deferred Plans, is the 401(k) Plan.

Employment Contracts

We have employment agreements with each of the Named Executive Officers (other than Stephen D. Yarad). As described below, these employment agreements provide the Named Executive Officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment.

William S. Gorin and Craig L. Knutson.  In connection with the promotion of Mr. Gorin to CEO and of Mr. Knutson to President and Chief Operating Officer, in each case effective January 1, 2014, on January 21, 2014, MFA entered into new employment agreements (each, a “New Employment Agreement”) with each of Mr. Gorin and Mr. Knutson, effective as of January 1, 2014. The New Employment Agreements replaced and superseded each of Mr. Gorin’s and Mr. Knutson’s respective prior employment agreement with the Company. Set forth below is a summary of the material terms and conditions of the New Employment Agreements. We filed complete copies of the new employment agreements with the SEC on January 24, 2014.

Term

Each of the New Employment Agreements has a fixed term running through December 31, 2016.

Base Salary

Mr. Gorin’s New Employment Agreement provides for a base salary of $800,000 per annum, which is the same base salary as he received under his prior employment agreement with the Company. Mr. Knutson’s New Employment Agreement provides for a base salary of $700,000 per annum, an increase of $250,000 per annum as compared to the base salary he received under his prior employment agreement.

Annual Performance-Based Bonus

The New Employment Agreements provide that each executive is eligible to receive an annual performance-based bonus (the “Annual Bonus”) based on the Company’s and each executive’s individual performance during each of the 12-month periods beginning on December 1, 2013, 2014 and 2015 and ending on November 30 of the next succeeding year (each 12-month period being a “Performance Period”). Pursuant to the terms of each executive’s New Employment Agreement, Mr. Gorin’s target annual bonus (the “Overall Target Bonus”) during each Performance Period is approximately 2.81 times his then-current annual base salary (i.e., $2,250,000 based on his current base salary of $800,000), and Mr. Knutson’s Overall Target Bonus during each Performance Period is approximately 2.57 times his then-current annual base salary (i.e., $1,800,000 based on his current base salary of $700,000).

The New Employment Agreements provide that each executive’s Annual Bonus is comprised of two components. In the case of each executive (i) a portion of his Annual Bonus is payable based on Adjusted ROAE during the applicable Performance Period (i.e., the ROAE Bonus) and (ii) a portion of his Annual Bonus is based on the executive’s individual performance and the Company’s risk management (i.e., the IRM Bonus).

ROAE Bonus.  With respect to the ROAE Bonus, for each Performance Period, the target amount of the ROAE Bonus (the “Target ROAE Bonus”) for each executive is equal to 75% of such executive’s Overall Target Bonus. Based on his current Overall Target Bonus, Mr. Gorin’s Target ROAE Bonus is $1,687,500, and Mr. Knutson’s Target ROAE Bonus is $1,350,000. The New Employment Agreements provide that each executive is eligible to receive from zero to 200% of his respective Target ROAE Bonus.

For purposes of determining the ROAE Bonus, Adjusted ROAE is calculated by dividing (i) MFA’s net income as determined in accordance with GAAP (but excluding non-cash, non-operating expense items such as depreciation and amortization expense) by (ii) MFA’s average stockholders’ equity (based on stockholders’ equity as of the last day of each month during the Performance Period) as determined in accordance with GAAP (but excluding accumulated other comprehensive income or loss, stockholders’ equity attributable to preferred stock and such other items as may be determined by the Compensation Committee of the Board).

The actual amount of ROAE Bonus to be paid to the executive is based on the Adjusted ROAE for the applicable Performance Period relative to a target (the “ROAE Target”) that is the greater of (A) the sum of (i) the average weekly interest rate (the “2-Year Treasury Rate”) on the 2-year U.S. Treasury note and (ii) 400 basis points or (B) 8%; provided that the ROAE Target shall not exceed 10%.

To the extent that MFA’s Adjusted ROAE for a Performance Period is (x) less than the ROAE Target for such Performance Period and (y) less than or equal to the 2-Year Treasury Rate during such Performance Period, then no ROAE Bonus will be paid to the executive (the “Zero Bonus Factor”). To the extent that Adjusted ROAE for a Performance Period is 16% or greater, then the executive will be paid two (2) times his Target ROAE Bonus. To the extent that Adjusted ROAE for a Performance Period is greater than the Zero Bonus Factor but less than 16%, then the executive will, based on a formula more particularly described in each of the New Employment Agreements, be paid a multiple of between zero and two (2) times his Target ROAE Bonus, with the executive being paid the Target ROAE Bonus to the extent that Adjusted ROAE for a Performance Period equals the ROAE Target for such Performance Period.

IRM Bonus.  With respect to the IRM Bonus, for each Performance Period, the target amount of the IRM Bonus (the “Target IRM Bonus”) for each executive is equal to 25% of such executive’s Overall Target Bonus. Based on his current Overall Target Bonus, Mr. Gorin’s Target IRM Bonus is $562,500, and Mr. Knutson’s Target IRM Bonus is $450,000. The New Employment Agreements provide that each executive will be eligible to receive from zero to 200% of his Target IRM Bonus.

The actual amount of the IRM Bonus to be paid to the executive is determined by the Compensation Committee in its discretion based upon any factors it deems relevant and appropriate, including, without limitation, MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, MFA’s total stockholder return (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies), overall management of risk and asset selection in generating our returns and the executive’s individual performance.

*****

Under the terms of each of the New Employment Agreements, payment of the executive’s Annual Bonus is made in cash up to an amount equal to his then-current base salary. To the extent that the amount of the executive’s Annual Bonus is greater than his then-current annual base salary, 50% of such excess amount is paid in cash and 50% is paid in the form of fully-vested shares of MFA Common Stock that will be restricted from sale or transfer for the three-year period following its grant, or, if earlier, until a change in control of MFA (as such term is defined in each New Employment Agreement).

Equity Awards (LTIAs)

Under his New Employment Agreement, Mr. Gorin is entitled to receive annual grants of RSUs, consisting of 82,500 TRSUs and a target amount of 82,500 PRSUs, in each of 2014, 2015 and 2016. Similarly, under his New Employment Agreement, Mr. Knutson is entitled to receive annual grants of RSUs, consisting of 70,000 TRSUs and a target amount of 70,000 PRSUs, in each of 2014, 2015 and 2016.

TRSUs.  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of TRSUs to be granted to Messrs. Gorin and Knutson will vest on the third December 31st to occur following the date of grant, subject to the executive’s continued employment with the Company. In addition, subject to exceptions in certain circumstances described below, unvested TRSUs will be forfeited as of the date of the executive’s termination of employment with the Company. Upon vesting, each executive will receive one share of MFA Common Stock for each TRSU that vests. To the extent that dividends are paid on MFA Common Stock during the period in which the TRSUs are outstanding, each executive will receive dividend equivalents payable in cash in respect of the outstanding TRSUs.

PRSUs.  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of PRSUs to be granted to Messrs. Gorin and Knutson will vest on the last day of the applicable performance period, subject to the achievement of the average TSR objective described below and the executive’s continued employment with the Company. The actual number of PRSUs that will be earned and will vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three-year performance period beginning on January 1st of the year of grant (e.g., the performance period for the PRSUs to be granted in 2014 will be January 1, 2014 through December 31, 2016). To determine the actual number of PRSUs that will be earned and will vest, the target amount of each grant of PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period. PRSUs that do not vest at the end of an applicable performance period will be forfeited. Upon vesting, the executive will receive one share of the Company’s Common Stock for each PRSU that vests.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the executive in the form of additional shares of MFA Common Stock based on the closing price of MFA Common Stock on the vesting date.

Vested RSUs to Mr. Gorin.  In addition to the equity awards described above, pursuant to the terms of Mr. Gorin’s New Employment Agreement, Mr. Gorin also received a fully-vested RSU grant with respect to 70,621 shares of MFA Common Stock. Such RSUs will settle in the form of one share of MFA Common Stock for each RSU within 30 days following the earlier of (i) the third anniversary (i.e., January 24, 2017) of their date of grant and (ii) a change in control of MFA. Dividend equivalents are being paid in cash on such RSUs to the extent dividends are paid on our Common Stock during the period in which the RSUs are outstanding.

Garden Leave

Each executive must provide 90 days’ notice prior to his resignation, and the Company must provide 90 days’ notice prior to any termination by the Company without cause (in either case, except upon termination in connection with a change in control). During this period, the executive will continue to receive base salary and benefits, but will be ineligible to receive an Annual Bonus for any Performance Period that was not completed as of the beginning of the 90-day period.

Other Terms and Provisions

Each New Employment Agreement provides that if any payments or benefits provided to the executive would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the executive a better after-tax result than if he received the full payments and benefits and paid the excise tax.

Sunil Yadav and Gudmundur Kristjansson. We entered into employment agreements with each of Mr. Yadav and Mr. Kristjansson on March 1, 2010, and amended such agreements on February 9, 2015. We filed complete copies of Messrs. Yadav’s and Kristjansson’s employment agreements (including the amendments thereto) with the SEC on February 12, 2015.

Term

As amended, each of Mr. Yadav’s and Mr. Kristjansson’s employment agreement has a fixed term running through December 31, 2015. The terms of each executive’s agreement provides that it will automatically renew for a one-year period unless either MFA or the executive gives the other party notice of its or his intent not to renew the agreement not less than 90 days prior to the end of the term.

Base Salary

Mr. Yadav’s employment agreement provides for a base salary of $300,000 annum, and Mr. Kristjansson’s employment agreement provides for a base salary of $280,000 per annum.

Annual Performance-Based Bonus

Each of Mr. Yadav and Mr. Kristjansson is eligible to receive an annual performance bonus in such amount as approved by the Compensation Committee or the Board upon the recommendation of our CEO.

Garden Leave

Under the terms of their respective employment agreements, in the event that either Mr. Yadav or Mr. Kristjansson resigns from his employment with MFA, we have the right to require him to refrain from working for another firm or entity in the same business as ours for a period of 90 days after the his resignation (during which period he will continue to be entitled to receive his base salary and other contractual benefits).

Stephen D. Yarad.  Mr. Yarad’s employment is not governed by an employment agreement, and consequently, Mr. Yarad is an “at will” employee. For 2014, Mr. Yarad was paid a base salary of $450,000. Mr. Yarad’s annual performance bonus is determined in the discretion of the Compensation Committee, in consultation with our CEO. Mr. Yarad’s terms of employment do not provide for any payments upon the termination of his employment or a change in control involving MFA (except, in the case of equity-based awards, as may be provided in the award agreements governing such awards).

*****

Each of the employment agreements of Messrs. Gorin, Knutson, Yadav and Kristjansson includes limitations on (a) providing services to, or acquiring certain interests in, any other mortgage REIT and (b) soliciting our employees, in either case without our consent, for a period of time following a termination of employment. Mr. Yarad’s terms of employment prohibit him from soliciting our employees without our consent for a period of one year following a termination of employment and require him to maintain the confidentiality of our confidential and proprietary information.

Potential Payments upon Termination of Employment or Change in Control (CIC)

The tables below show certain potential payments that would have been made to a Named Executive Officer under his respective current employment agreement or award agreement(s) assuming such person’s employment had terminated at the close of business on December 31, 2014, under various scenarios, including a Change in Control. In the case of Messrs. Yadav and Kristjansson the tables assume that neither the Company nor Mr. Yadav or Mr. Kristjansson, as the case may be, gave notice of its or his intention not to renew the executive’s respective employment agreement with the Company for 2015.

The tables include only the value of the incremental amounts payable to the Named Executive Officer arising from the applicable scenario and do not include the value of vested or earned, but unpaid, amounts owed to the applicable Named Executive Officer as of December 31, 2014 (including, for example, any annual bonus earned but not yet paid as of such date, dividend equivalents relating to dividends declared but not paid as of such date, vested but not settled RSUs, TRSUs or PRSUs, or the employer 401(k) match of $10,400 for the Named Executive Officers).

The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

As used below, the terms “Cause,” “Change in Control,” “Disability,” and “Good Reason” shall have the respective meanings set forth in the applicable employment agreement, each of which has been filed with the SEC, or award agreement(s), forms of which have been filed with the SEC.

Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a Named Executive Officer’s termination of employment can only be determined at the time of the executive’s separation from the Company.

Potential Payments upon Termination of Employment/CIC: W. S. Gorin

	Death (a)	Disability (a)	Termination Without Cause/ Resignation for Good Reason (b)	Termination for Cause/ Voluntary Resignation (c)	Change in Control (d)
Incremental Benefits due to Termination Event
Severance/Payment to Representative or Estate	$800,000	$800,000	$5,900,434	$200,000	$5,900,434
Value of Accelerated Equity Awards(1)	$994,768	$994,768	$1,331,041	—	$2,006,716
Deferred Compensation	—	—	—	—	—
Other Benefits	—	$51,663	—	$8,611	$51,663
Total Value of Incremental Benefits	$1,794,768	$1,846,431	$7,231,475	$208,611	$7,958,813

Potential Payments upon Termination of Employment/CIC: C. L. Knutson

	Death (a)	Disability (a)	Termination Without Cause/ Resignation for Good Reason (b)	Termination for Cause/ Voluntary Resignation (c)	Change in Control (d)
Incremental Benefits due to Termination Event
Severance/Payment to Representative or Estate	$700,000	$700,000	$5,538,348	$175,000	$5,538,348
Value of Accelerated Equity Awards(1)	$773,497	$773,497	$1,170,753	—	$1,744,053
Deferred Compensation	—	—	—	—	—
Other Benefits	—	$51,663	—	$8,611	$51,663
Total Value of Incremental Benefits	$1,473,497	$1,525,160	$6,709,101	$183,611	$7,334,064

Potential Payments upon Termination of Employment/CIC: S. Yadav

	Death (a)	Disability (a)	Termination Without Cause/ Resignation for Good Reason (b)	Termination for Cause/ Voluntary Resignation (c)	Change in Control (d)
Incremental Benefits due to Termination Event
Severance/Payment to Representative or Estate	$971,492	$971,492	$971,492	$75,000	$971,492
Value of Accelerated Equity Awards(1)	$367,752	$367,752	$367,752	—	$367,752
Deferred Compensation	—	—	—	—	—
Other Benefits	—	—		$8,611	—
Total Value of Incremental Benefits	$1,339,244	$1,339,244	$1,339,244	$83,611	$1,339,244

Potential Payments upon Termination of Employment/CIC: G. Kristjansson

	Death (a)	Disability (a)	Termination Without Cause/ Resignation for Good Reason (b)	Termination for Cause/ Voluntary Resignation (c)	Change in Control (d)
Incremental Benefits due to Termination Event
Severance/Payment to Representative or Estate	$777,686	$777,686	$777,686	$70,000	$777,686
Value of Accelerated Equity Awards(1)	$337,309	$337,309	$337,309	—	$337,309
Deferred Compensation	—	—	—	—	—
Other Benefits	—	—	—	$8,611	—
Total Value of Incremental Benefits	$1,114,995	$1,114,995	$1,114,995	$78,611	$1,114,995

Potential Payments upon Termination of Employment/CIC: S. D. Yarad

	Death (a)	Disability (a)	Termination Without Cause/ Resignation for Good Reason (b)	Termination for Cause/ Voluntary Resignation (c)	Change in Control (d)
Incremental Benefits due to Termination Event
Severance/Payment to Representative or Estate	—	—	—	—	—
Value of Accelerated Equity Awards(1)	$189,775	$189,775	$45,479	—	—
Deferred Compensation	—	—	—	—	—
Other Benefits	—	—	—	—	—
Total Value of Incremental Benefits	$189,775	$189,775	$45,479	—	—

(1)	Value of Accelerated Equity Awards. For purposes of these tables, values for Restricted Shares, TRSUs and PRSUs are based on $7.99 per share, the closing price of our stock on December 31, 2014. For purposes of these tables, we have assumed that the performance metrics with respect to the PRSUs have been achieved.

(a) Death and Disability

The following incremental benefits would be paid to a Named Executive Officer or his estate or legal representative in the event of his death or Disability:

(i) Severance/Payment to Representative or Estate:  For Messrs. Gorin and Knutson, 100% of his respective annual base salary. For Messrs. Yadav and Kristjansson, a payment equal to 100% of the sum of his (a) respective base salary and (b) the average of the annual bonuses paid to him for the three years prior to termination (the “Three Year Average Bonus”).

(ii) Value of Accelerated Equity Awards:  For Messrs. Gorin and Knutson, represents the aggregate value resulting from the (i) immediate full vesting of all outstanding time-based equity awards that would have otherwise vested within 12 months from the date of the executive’s termination and (ii) pro rata vesting (determined by crediting the executive with service through the grant date anniversary following the date of termination) of outstanding PRSUs, subject to the achievement of applicable performance goals measured through the end of the applicable performance period.

For Messrs. Yadav, Kristjansson and Yarad, represents the aggregate value resulting from the (i) immediate full vesting of all outstanding restricted shares of Common Stock (and the payment of all dividends, including accrued dividends, on such shares), (ii) immediate full vesting and settlement of all outstanding TRSUs and (iii) pro rata vesting and settlement of outstanding PRSUs, subject to the achievement of applicable performance goals measured through the date of the executive’s termination.

For purposes of these tables, we have assumed that the performance metric with respect to the PRSUs have been achieved.

(iii) Other Benefits:  For each of Messrs. Gorin and Knutson, in the event of Disability only, the continued participation, at MFA’s expense, in MFA’s health insurance for himself and his eligible dependents following the executive’s termination for the 18-month period following termination.

(b) Termination Without Cause/Resignation for Good Reason

The following incremental benefits would be paid to a Named Executive Officer in the event he is terminated without Cause not in connection with a Change in Control or resigns for Good Reason:

(i) Severance:  For Messrs. Gorin and Knutson, a payment equal to 200% of the sum of (a) his respective base salary and (b) the Three Year Average Bonus. For each of Messrs. Yadav and Kristjansson, a payment equal to 100% of the sum of (a) his respective base salary and (b) the Three Year Average Bonus.

(ii) Value of Accelerated Equity Awards:  For Messrs. Gorin and Knutson, amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding time-based equity-based awards that would have otherwise vested within 12 months from the date of the executive’s termination, (ii) immediate full vesting of any restricted shares of Common Stock previously granted to the executive as part of his annual bonus under his prior employment agreement and (iii) pro rata vesting of outstanding PRSUs not otherwise granted to the executive as part of his annual bonus, subject to the achievement of applicable performance goals measured through the end of the applicable performance period.

For Messrs. Yadav and Kristjansson, amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding restricted shares of Common Stock (and the payment of all dividends, including accrued dividends, on such shares), (ii) immediate full vesting and settlement of all outstanding TRSUs and (iii) pro rata vesting and settlement of outstanding PRSUs, subject to the achievement of applicable performance goals measured through the date of the executive’s termination.

For Mr. Yarad (only in the event of termination without Cause), represents the aggregate value resulting from the immediate full vesting of all outstanding restricted shares of Common Stock (and the payment of all dividends, including accrued dividends, on such shares).

For purposes of these tables, we have assumed that the performance metric with respect to the PRSUs have been achieved.

(c) Termination for Cause/Voluntary Resignation

The following incremental benefits would be paid to Mr. Gorin or Mr. Knutson in the event he is terminated for Cause or resigns without Good Reason and to Mr. Yadav and Mr. Kristjansson in the event he resigns without Good Reason:

(i) Severance:  Three months’ base salary pursuant to the “Garden Leave” provisions set forth in the employment agreement.

(ii) Other Benefits:  Three months’ continued participation, at our expense, in MFA’s health insurance pursuant to the “Garden Leave” provisions set forth in the applicable executive’s employment agreement.

(d) Termination/Resignation upon Change in Control

The following incremental benefits would be paid to a Named Executive Officer in the event he resigns or is terminated under certain circumstances in connection with a Change in Control:

“Double Trigger.”  For each of Messrs. Gorin, Knutson, Yadav and Kristjansson, benefits would be payable only in the event the executive’s employment is terminated by MFA (other than for Cause) or he resigns for Good Reason within 12 months following a Change in Control.

(i) Severance:  For Messrs. Gorin and Knutson, 200% of the sum of his (a) base salary and (b) Three Year Average Bonus. For each of Messrs. Yadav and Kristjansson, 100% of the sum of his (a) base salary and (b) Three Year Average Bonus.

(ii) Value of Accelerated Equity Awards:  Represents the aggregate value resulting from the immediate full vesting of all outstanding equity-based awards (and the payment of all dividends and dividend equivalents, including accrued dividends and dividend equivalents, on such awards).

(iii) Other Benefits:  For each of Messrs. Gorin and Knutson, the continued participation, at MFA’s expense, in MFA’s health insurance plan for himself and his eligible dependents following the executive’s termination for the 18-month period following termination.

Termination of Mr. Gorin or Mr. Knutson upon Expiration of Employment Agreement

In addition to amounts payable to Mr. Gorin or Mr. Knutson under the scenarios described above, in the event Mr. Gorin’s or Mr. Knutson’s employment is terminated upon expiration of his employment agreement on December 31, 2016, he would be entitled to receive six months’ base salary ($400,000 in the case of Mr. Gorin; $350,000 in the case of Mr. Knutson). In addition, any unvested shares of Common

Stock granted to the executive as part of his annual bonus under any prior employment agreement would vest, to the extent not already vested, and the executive would be entitled to receive the payment of all dividends, including accrued dividends, on such shares. Also in such circumstances, Mr. Gorin or Mr. Knutson, as the case may be, would be able to continue to participate, at MFA’s expense, in MFA’s health insurance following his termination for the six-month period following termination.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents certain information with respect to our 2010 Plan under which our Common Stock may be issued to employees or non-employees (such as directors, consultants and advisors) as of December 31, 2014, which was approved by our stockholders. Our stockholders have approved all of our equity compensation plans.

Award(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Stock Options	-0-		N/A
Restricted Stock Units (or RSUs)	1,218,474		N/A	(2)
Total	1,218,474	$	N/A	(2)	9,034,533	(3)

(1)	All equity-based compensation is granted pursuant to plans that have been approved by our stockholders.
(2)	RSUs include unvested TRSUs and PRSUs and vested but not settled RSUs, TRSUs and PRSUs. A weighted average exercise price is not applicable for our RSUs, as such equity awards result in the issuance of shares of our Common Stock provided that such awards vest and, as such, do not have an exercise price. As of December 31, 2014, 643,138 RSUs were vested, 301,536 RSUs were subject to time-based vesting and 273,800 RSUs had vesting subject to achieving a market condition.
(3)	Number of securities remaining available for future issuance under equity compensation plans excludes (i) RSUs presented in the table and (ii) 243,948 unvested shares of Common Stock, which were granted prior to December 31, 2014, and remained outstanding at such date. In addition, the number of securities remaining available for issuance excludes 298,750 TRSUs and 291,250 PRSUs, which were granted after December 31, 2014.

3. ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, and in accordance with the Board’s determination, based on the recommendation of the Compensation Committee, we are seeking an advisory (non-binding) vote on the compensation of our Named Executive Officers (as defined in “Compensation Discussion and Analysis” of this Proxy Statement) as disclosed on pages 23 to 49 of this Proxy Statement. Stockholders are being asked to vote on the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of MFA Financial, Inc. approve, on an advisory basis, the compensation of MFA’s Named Executive Officers as disclosed in the Proxy Statement for the 2015 Annual Meeting, including the Compensation Discussion and Analysis, Summary Compensation Table and other related tables and disclosures.”

This proposal, commonly known as a Say-on-Pay proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, program design and practices.

You are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in “Compensation Discussion and Analysis” of this Proxy Statement.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT.

4. APPROVAL OF THE MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN

We currently maintain the 2010 Plan, which was originally effective as of May 20, 2010. In March 2015, the Board adopted the Amended Plan, which is an amendment and restatement of the 2010 Plan, subject to stockholder approval.

Principal Changes

Stockholder approval of the Amended Plan is being sought in order to (1) authorize additional shares, (2) meet New York Stock Exchange listing requirements, (3) permit (but not require) certain grants under the Amended Plan to qualify for an exception from the $1 million deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (4) extend the term of the Amended Plan, and (5) make other appropriate changes.

As described below, as a condition to making grants that meet the performance-based compensation exception to section 162(m), section 162(m) requires that the stockholders approve certain material terms of a plan every five years. The 2010 Plan was last approved by our stockholders in 2010. If our stockholders do not approve the Amended Plan, we will not have the ability to make equity grants (other than stock options and stock appreciation rights) that are exempt from the $1 million deduction limit under section 162(m) of the Code under the 2010 Plan. In all other respects, if our stockholders do not approve the Amended Plan, the 2010 Plan will remain in effect according to its terms.

The principal changes made by the Amended Plan are to:

1.	Increase the number of shares of Common Stock reserved for issuance, so that the number of shares reserved for issuance under the Amended Plan on or after May 21, 2015, is 12,000,000 shares, which is equal to the sum of (i) the number of shares subject to outstanding grants under the 2010 Plan as of March 1, 2015, assuming target performance of performance-based grants (2,052,422 shares), plus (ii) 9,947,578 shares, subject to adjustments as described in the Amended Plan. This increase represents an additional 1,503,045 shares over the number of shares currently available for issuance under the 2010 Plan.
2.	Revise the per person grant limits as follows:
•	The aggregate maximum number of shares of Common Stock that may be subject to stock options and stock appreciation rights granted under the Amended Plan to any employee during any calendar year is 1,500,000 shares, subject to adjustments as described in the Amended Plan;
•	The aggregate maximum number of shares of Common Stock that may be subject to grants of restricted stock, phantom shares and other equity-based grants made to any employee under the Amended Plan during any calendar year that are to be considered “qualified performance-based compensation” under section 162(m) of the Code is 1,500,000 shares, subject to adjustments as described in the Amended Plan;
•	The maximum aggregate amount that may be paid to an employee under cash awards granted under the Amended Plan with respect to each 12-month period within a performance period will not exceed $6,000,000.

•	An employee may not accrue cash dividends and dividend equivalent rights (“DERs”) under the Amended Plan during any calendar year in an aggregate amount in excess of $4,000,000 with respect to grants made on or after May 21, 2015 that are to be considered “qualified performance-based compensation” under section 162(m) of the Code; and
•	The aggregate maximum number of shares of Common Stock that may underlie grants made to each non-employee director under the Amended Plan during any calendar year is 75,000 shares, subject to adjustments as described in the Amended Plan.
3.	Update the performance metrics and other provisions relating to grants that are designated as “qualified performance-based compensation” under section 162(m) of the Code;
4.	Extend the term of the Amended Plan until May 20, 2025;
5.	Permit the Compensation Committee to grant cash awards to eligible participants under the Amended Plan;
6.	Provide that shares of Common Stock surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes will not be available for reissuance under the Amended Plan;
7.	Provide that DERs may not be granted with respect to stock options or stock appreciation rights;
8.	Provide that dividends and DERs payable with respect to restricted stock or phantom shares which vest based on performance may only vest and be paid if and to the extent that the underlying restricted stock or phantom shares vest and are paid;
9.	Provide that grants are subject to our clawback policy and any applicable share trading policies;
10.	Provide for double trigger vesting of grants in the event of a change of control;
11.	Remove provisions requiring automatic grants of stock options to members of the Compensation Committee upon initial appointment to the Compensation Committee; and
12.	Make other administrative changes and changes to comply with current law.

Awards previously granted under the 2010 Plan will continue to be governed by the terms of the 2010 Plan, without giving effect to the amendments described above.

Determination of Shares to be Available for Issuance

As of March 1, 2015, the number of shares subject to outstanding grants under the 2010 Plan is 2,052,422 shares, assuming target performance of performance-based grants, and 8,444,533 shares remain available for grant under the 2010 Plan. The Board believes that this amount is not sufficient for future grants in light of our compensation structure and strategy. If this Proposal 4 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of shares that may be issued under the Amended Plan on or after May 21, 2015 will be 12,000,000 shares, which is equal to the sum of (i) the number of shares subject to outstanding grants under the 2010 Plan as of March 1, 2015, assuming target performance of performance-based grants (2,052,422 shares), plus (ii) 9,947,578 shares, subject to adjustments as described in the Amended Plan.

When deciding on the number of shares to be available for grants under the Amended Plan, the Compensation Committee considered a number of factors, including the number of shares currently available under the 2010 Plan, our past share usage (“burn rate”), the number of shares needed for future grants, the Amended Plan’s prohibition on recycling shares withheld for tax purposes, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our stockholders and stockholder advisory firms.

Dilution Analysis

As of March 1, 2015, our capital structure consisted of 370,364,193 shares of Common Stock outstanding and 8,000,000 shares of preferred stock outstanding. The table below shows our potential dilution (referred to as “overhang”) levels based on Common Stock outstanding and our request for 1,503,045 additional shares to be available for grants under the Amended Plan. The additional 1,503,045 shares represent approximately 0.4% of our outstanding shares of Common Stock as of March 1, 2015. The Board believes that the increase in shares of Common Stock under the Amended Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity grants. Equity grants are an important component of our equity compensation program.

Potential Overhang with 1,503,045 Additional Shares

Options Outstanding as of March 1, 2015	0
Weighted Average Exercise Price of Options Outstanding as of March 1, 2015	0
Weighted Average Remaining Term of Options Outstanding as of March 1, 2015	0
Outstanding Full Value Grants as of March 1, 2015	2,052,422
Total Equity Grants Outstanding as of March 1, 2015	2,052,422
Shares Available for Grant under the 2010 Plan as of March 1, 2015	8,444,533
Additional Shares Requested	1,503,045
Total Potential Overhang under the Amended Plan	12,000,000
Common Stock Outstanding as of March 1, 2015	370,364,193
Potential Dilution as a Percentage of Common Stock Outstanding	3.24%

The Outstanding Full Value Grants in the foregoing table are measured at target for the performance-based grants. Performance-based grants can be paid at 0% to 200% of target.

The Outstanding Full Value Grants in the foregoing table do not include DERs. DERs on time-based grants are payable only in cash. DERs on certain performance-based grants (565,050 shares of the Outstanding Full Value Grants as of March 1, 2015) are payable in shares, based on performance, while DERs on all other performance-based grants are payable only in cash. The shares payable on DERs for performance-based grants are calculated by dividing the accumulated DERs at the end of the performance period by the share price at the end of the performance period.

Based on our current grant practices, as described below, the Board estimates that the authorized shares under the Amended Plan may be sufficient to provide us with an opportunity to make equity grants for approximately five to six years in amounts determined appropriate by the Compensation Committee, which will administer the Amended Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our Common Stock, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, promotions, and dividend rates. This estimate is based on our current grant practices and assumes that we continue to grant equity awards in amounts commensurate with those granted in 2014, which may or may not be the case. The Compensation Committee periodically reviews and revises its compensation practices, as it did, for example, in 2014, when it began granting increased equity awards to management in order to provide greater incentives to increase our business and further align management interests with those of our stockholders.

Burn Rate

The table below sets forth the following information regarding equity grants made under the 2010 Plan: (i) the burn rate for each of the last three years and (ii) the average burn rate over the last three years. The burn rate for each year has been calculated as follows:

(i) the sum of (x) all stock options and stock appreciation rights granted in the applicable year, (y) all time-based restricted stock units and restricted stock awards granted in the applicable year, multiplied by three (which represents a premium on full value share awards based on our annual stock price volatility), and (z) all performance-based restricted stock units and restricted stock awards granted in the applicable year, multiplied by three, divided by

(ii) the weighted average number of shares of Common Stock outstanding at the end of the applicable year.

Because some of the performance-based restricted stock units vest based on attainment of a threshold performance goal and the number of shares that vest is interpolated between threshold and maximum payout based on actual performance, we have included these grants in the burn rate calculation in the year of grant, rather than the year in which they are earned. For purposes of the burn rate calculations below, we have assumed that performance-based grants will vest based on target performance.

As previously noted, dividend equivalents on time-based grants and certain performance-based grants are payable only in cash. Dividend equivalents accumulated on certain other performance-based grants are payable in shares at the end of the performance period, based on performance. Since the burn rate is based on the number of shares at the target level at the date of grant, at which time no dividend equivalents have been credited, no dividend equivalents are included in the burn rate.

Burn Rate

Element	2014	2013	2012	Three-Year Average
Stock Options and Stock Appreciation Rights Granted	0	0	0
Time-Based Restricted Stock Units and Restricted Stock Awards Granted x 3	2,546,436	888,042	1,370,904
Performance-Based Restricted Stock Units and Restricted Stock Awards Granted x 3	821,400	145,023	166,962
Weighted Average Shares of Common Stock Outstanding as of December 31	367,690,544	362,399,041	356,761,797
Burn Rate	0.92%	0.29%	0.43%	0.55%

The burn rate means that we used an annual average of 0.55% of the weighted average shares outstanding at December 31 of the applicable year for equity grants made over the past three years under the 2010 Plan.

The Board believes that equity compensation is an effective retention tool that provides incentive, rewards performance and aligns the interests of our stockholders with those of our employees, officers and directors. The Board believes that grants made pursuant to the Amended Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of Common Stock be authorized for issuance under the Amended Plan. The Board believes that the increased number of shares available for issuance under the Amended Plan represents a reasonable amount of potential equity dilution.

Section 162(m)

Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer or any of the three highest-paid officers, other than the chief financial officer, in each case serving on the last day of the fiscal year. Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.

One of the section 162(m) requirements is that the material terms of the performance goals must be approved by stockholders. For this purpose, the material terms include: (i) the employees eligible to receive the performance-based compensation; (ii) the business criteria on which the performance goals are based, and (iii) the limit on the amount of compensation that could be paid to any employee. The material terms of the performance goals applicable to grants made under the 2010 Plan were last approved by stockholders in 2010 in connection with the adoption of the 2010 Plan. Stockholder reapproval must be obtained at least every five years for plans, such as the 2010 Plan, that have targets or goals that the Compensation Committee has the authority to change.

Even though we are seeking stockholder approval for purposes of section 162(m) of the Code, grants may be made under the Amended Plan which do not qualify for the performance-based compensation exception under section 162(m) of the Code, and the Compensation Committee retains full discretion to determine whether or not a particular grant is intended to qualify as performance-based compensation under section 162(m) of the Code.

Summary of the Amended Plan

Purpose.  The Amended Plan is intended to provide incentives to key employees, officers and directors who are expected to provide significant services to the Company and any of its subsidiaries which, with the consent of the Board, participate in the Amended Plan (collectively, the “Participating Companies”), to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the Participating Companies, and to attract new employees.

Consideration to Be Received by the Company for Grants.  The Board believes that we will significantly benefit from having our employees, officers and directors receive grants under the Amended Plan. Providing an opportunity for such individuals to acquire Common Stock, benefit from the appreciation of Common Stock, or receive cash-based incentive compensation is valuable in attracting and retaining highly qualified employees, officers and directors, and providing additional motivation for them to use their best efforts on our behalf and on behalf of our stockholders.

Administration.  The Amended Plan is administered by the Compensation Committee of the Board, which is appointed by the Board. The Compensation Committee is currently comprised of four directors, none of whom is an officer or employee of the Company. The current members of the Compensation Committee are Robin Josephs, Stephen R. Blank, James A. Brosky and Alan L. Gosule. The committee administering the Plan will be comprised only of members who (at the time of their appointment) qualify as non-employee directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, independent directors, as determined under the independence standards established by the New York Stock Exchange, and to the extent that grants are intended to be treated as “qualified performance-based compensation” under section 162(m) of the Code, outside directors within the meaning of section 162(m) of the Code. If the Board does not appoint a committee, the Amended Plan will be administered by the Board. References below to the Compensation Committee include a reference to the Board for any period in which the Board is administering the Amended Plan or is otherwise acting as the Compensation Committee or performing the functions of the Compensation Committee under the Amended Plan.

The Compensation Committee generally has the full authority to administer and interpret the Amended Plan, to authorize grants, to determine the eligibility of an employee, officer or director to receive a grant, to determine the number of shares of Common Stock to be covered by each grant, to determine the terms, provisions and conditions of each grant and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended Plan or the administration or interpretation thereof. However, grants to members of the Board are made by the entire Board, and the Board has all authority otherwise provided to the Compensation Committee with respect to these grants.

Eligibility and Types of Grants.  Eligibility for grants under the Amended Plan will be determined by the Compensation Committee. Directors, officers and employees of the Participating Companies are eligible to receive grants under the Amended Plan. As of the date of this Proxy Statement, eight directors, and all 46 employees are eligible to be participants.

The following types of grants may be made under the Amended Plan:

•	Nonqualified stock options;
•	Incentive stock options (ISOs);
•	Restricted stock;
•	Phantom shares (which may include restricted stock units);
•	Stock appreciation rights;
•	Cash awards;
•	Dividend equivalent rights (DERs); and
•	Other equity-based awards.

Shares.  The maximum aggregate number of shares of Common Stock that may be issued under the Amended Plan on or after May 21, 2015 is 12,000,000 shares, which is the sum of (i) the number of shares subject to outstanding grants as of March 1, 2015, assuming target performance of performance-based grants (2,052,422 shares), plus (ii) 9,947,578 shares. This share limit is subject to adjustment, as described below. All of the authorized shares may be issued pursuant to incentive stock options as described in section 422 of the Code or any other types of grants.

Shares of Common Stock that have been the subject of grants of restricted stock, phantom shares, stock options, stock appreciation rights, dividends, DERs or other equity-based grants that have been forfeited or that expire or terminate without having been exercised or paid in shares of Common Stock and shares as to which a stock option or stock appreciation right remains unexercised upon expiration, forfeiture or other termination will not count towards the share limitation and will be available for issuance under the Amended Plan. Shares surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes will not be available for issuance under the Amended Plan. If stock appreciation rights are exercised and settled in Common Stock, the full number of shares subject to the stock appreciation rights will be considered issued under the Amended Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights. To the extent that grants are designated to be paid in cash, and not in shares of Common Stock, such grants will not count against the share limits set forth above. The preceding sentences will apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Amended Plan, but will not apply for purposes of determining the maximum number of shares of Common Stock with respect to which grants may be made to any participant under the Amended Plan. For the avoidance of doubt, if shares of Common Stock are repurchased by us on the open market with the proceeds of the exercise price of stock options, such shares may not again be made available for issuance under the Amended Plan. Shares issued under the Amended Plan may consist of authorized and unissued shares.

No grant may be made under the Amended Plan to any person who, assuming exercise of all stock options and payment of all grants held by such person, would own or be deemed to own more than 9.8% (in value or number) of the outstanding shares of all classes and series of our stock, unless otherwise determined by the Board in accordance with our charter.

Individual Limits.  All grants under the Amended Plan, other than cash awards and DERs, will be expressed in shares. The Amended Plan provides the following individual limits, which are subject to adjustment as described below:

•	The maximum number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted under the Amended Plan in any one calendar year to any employee is 1,500,000;

•	The aggregate maximum number of shares of Common Stock that may be subject to grants of restricted stock, phantom shares and other equity-based grants granted to any employee under the Amended Plan during any calendar year that are to be considered “qualified performance-based compensation” under section 162(m) of the Code is 1,500,000 shares; and
•	The maximum number of shares of Common Stock that may be subject to grants made to each non-employee director under the Amended Plan during any calendar year is 75,000 shares.

In addition:

•	An employee may not accrue cash dividends and DERs under the Amended Plan during any calendar year in an aggregate amount in excess of $4,000,000 with respect to grants made on or after May 21, 2015 that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.
•	The maximum aggregate amount that may be paid to an employee under cash awards granted under the Amended Plan with respect to each 12-month period within a performance period will not exceed $6,000,000. If a performance period includes more than one year, the amount payable with respect to each 12-month period will be determined by dividing the total amount payable for the performance period by 12.

The individual limits above will apply without regard to whether the grants are to be paid in stock or cash. Cash payments, other than for cash awards and DERs, will equal the fair market value of the shares to which the cash payment relates.

Stock Options.  Officers, directors and employees are eligible to receive stock options under the Amended Plan. The terms of grants of stock options, including whether stock options will constitute nonqualified stock options or incentive stock options for purposes of section 422 of the Code (“ISOs”), will be determined by the Compensation Committee; provided that ISOs will only be granted to employees.

The exercise price of a stock option will be determined by the Compensation Committee and reflected in the applicable grant agreement and will not be less than the fair market value of a share of Common Stock on the date of grant. As permitted by the Compensation Committee, the exercise price may be paid in certified or bank cashier’s check, by delivering shares of Common Stock owned by the participant (or attesting to ownership of such shares), by permitting us to withhold shares of Common Stock for which the stock option is exercisable, by a broker-assisted exercise, by a combination of these methods, or by any other method permitted by the Compensation Committee. Stock options will be exercisable at such times and subject to such terms as determined by the Compensation Committee. The term of a stock option may not exceed ten years from the date of grant. A participant may not receive DERs with respect to stock options granted under the Amended Plan.

Unless otherwise provided in the applicable grant agreement, upon a termination of employment or service for any reason during the applicable vesting period, a participant will forfeit all stock options, to the extent not vested. Each grant agreement will specify the terms, if any, pursuant to which a vested stock option may be exercised following termination of employment. No stock option may be exercised beyond its initial expiration date.

Stock Appreciation Rights.  Officers, directors and employees are eligible to receive stock appreciation rights under the Amended Plan. A stock appreciation right is the right to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock in an amount equal to the increase in the fair market value of a specified number of shares from the date the right is granted to the date the right is exercised. The base price of a stock appreciation right granted under the Amended Plan may not be less than the fair market value of a share of Common stock on the date the stock appreciation right is granted. A stock appreciation right will be exercisable at such times and subject to such terms as determined by the Compensation Committee. The term of a stock appreciation right may not exceed ten years from the date of grant. A participant may not receive DERs with respect to stock appreciation rights granted under the Amended Plan. Unless otherwise provided in the applicable grant agreement, upon a termination of employment or service for any reason during the applicable vesting period, a participant will forfeit all stock appreciation rights, to the extent not vested. Each grant agreement will specify the terms, if any, pursuant to which a vested stock appreciation right may be exercised following termination of employment. No stock appreciation right may be exercised beyond its initial expiration date. All other terms of grants of stock appreciation rights will be determined by the Compensation Committee.

Restricted Stock.  Officers, directors and employees are eligible to receive restricted stock awards under the Amended Plan. Restricted stock will be subject to such conditions and restrictions as the Compensation Committee determines, which may include vesting conditions or restrictions on sale, transfer or other alienation. Restricted stock may be issued for cash consideration or for no cash consideration, as determined by the Compensation Committee.

The applicable grant agreement will specify whether a participant will have the rights of a stockholder with respect to shares of Common Stock subject to a restricted stock award. However, any right to receive dividends with respect to restricted stock which vests based on performance will vest only if and to the extent that the underlying restricted stock vests, as determined by the Compensation Committee. Dividends on restricted stock awards which do not vest based on performance will be held by us until the restrictions on such shares lapse and will be paid to the participant as soon as practicable after such restrictions lapse (if the shares are not forfeited), unless otherwise determined by the Compensation Committee.

Unless otherwise provided in the applicable grant agreement, upon a termination of employment or other service during the restriction period, the participant will forfeit all restricted stock subject to restrictions, and we will pay the participant, as soon as practicable thereafter, the lesser of the amount paid by the participant (if any) for the forfeited restricted stock and the fair market value on the date of termination of the forfeited restricted stock.

Phantom Shares.  Officers, directors and employees are eligible to receive phantom shares under the Amended Plan. Phantom shares are a right to receive payment in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Compensation Committee, of the fair market value of a share, or as determined by the Compensation Committee, the fair market value of a share to the extent it exceeds a base value established by the Compensation Committee at the time of grant. Phantom shares include the grant of restricted stock units.

Phantom shares will vest over such periods and subject to such conditions as the Compensation Committee determines. Unless otherwise provided in the applicable grant agreement, upon a termination of employment or service for any reason during the applicable vesting period, a participant will forfeit all phantom shares, to the extent not vested.

Phantom shares will generally be settled in a lump sum payment on the date specified in the applicable grant agreement. However, subject to the requirements of section 409A of the Code, the Compensation Committee may permit a participant to elect to receive settlement of vested phantom shares in installments over a period not to exceed ten years or to defer settlement of vested phantom shares to a future date permitted by the Compensation Committee. The Compensation Committee may grant DERs, as described under “DERs” below, with respect to phantom shares.

DERs.  The Compensation Committee may grant DERs to officers, directors and employees in connection with all grants under the Amended Plan, except stock options and stock appreciation rights, and may grant DERs independent of any other grants. A DER is a right to receive an amount equal to the dividends paid on a share of Common Stock. DERs may be converted to cash, additional shares or phantom shares on such terms and conditions as determined by the Compensation Committee. DERs will be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as determined by the Compensation Committee. The Compensation Committee will determine whether DERs will be paid as and when dividends are declared, at the time of payment of an underlying grant or deferred. However, DERs granted with respect to grants that vest based on performance will vest and be paid only if and to the extent the underlying grant vests and is paid, as determined by the Compensation Committee.

Other Equity-Based Awards.  The Board may grant to directors, officers and employees other awards based upon the Common Stock, subject to terms and conditions established by the Board at the time of grant.

Cash Awards.  The Compensation Committee may grant cash awards, which are awards that are settled solely in cash, to an employee, officer, or director. The Compensation Committee will establish the terms and conditions, including vesting criteria, for cash awards.

Transferability of Grants.  Unless otherwise provided in a grant agreement or permitted by the Compensation Committee, grants under the Amended Plan are not transferable by the participant except by will or the laws of descent and distribution.

Qualified Performance-Based Compensation.  The Compensation Committee may determine that phantom shares, restricted stock, dividends, DERs, cash awards and other equity-based awards granted under the Amended Plan will be considered “qualified performance-based compensation” under section 162(m) of the Code (see discussion of section 162(m) under “Section 162(m)” above and under “Federal Income Tax Consequences” below). For such grants, the Compensation Committee will establish in writing (i) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, consistent with the limits set forth in the Amended Plan, and (iv) other conditions as the Compensation Committee deems appropriate and consistent with section 162(m) of the Code. The performance goals for qualified performance-based compensation are intended to satisfy the applicable regulations under section 162(m) of the Code and, consistent with such regulations, the Compensation Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Compensation Committee will use objectively determinable performance goals, the achievement of which will be substantially uncertain at the time they are established, based on one or more of the following criteria: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in our financial reports for the applicable period, on an aggregate, diluted and/or per share basis), (iv) operating income, (v) cash flow, (vi) earnings per share, (vii) return on equity or return on average equity, (viii) return on invested capital or assets, (ix) cash and/or funds available for distribution, (x) appreciation in the fair market value of the Common Stock, (xi) return on investment, (xii) total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period), (xiii) net earnings growth, (xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period), (xv) related return ratios, (xvi) increase in revenues, (xvii) the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return, (xviii) net earnings, (xix) changes (or the absence of changes) in the per share or aggregate market price of the Common Stock, (xx) number of securities sold, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, and (xxii) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in our financial reports for the applicable period).

The performance goals may relate to one or more performance criteria on a specified date or over any period of up to ten years and may be based on the achievement of specified levels of performance or achievement relative to the performance of one or more other corporations or indices. The performance criteria may apply to one or more of the Company, any Participating Company or any division or operating unit thereof.

The Compensation Committee will certify the performance results for the performance period specified in the grant agreement before payment is made. The Compensation Committee will determine, in its sole discretion, the amount, if any, to be paid pursuant to each grant based on the achievement of the performance goals and the satisfaction of other terms of the grant agreement.

To the extent applicable, unless the Compensation Committee determines otherwise, the determination of the achievement of performance goals will be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used by us in preparation of our periodic reports to stockholders. To the extent consistent with section 162(m) of the Code, in setting the performance goals for “qualified performance-based compensation” within the period prescribed above, the Compensation Committee may provide for adjustment as it deems appropriate, including without limitation objectively determinable adjustments to any of the performance criteria for one or more of the items of gain, loss, profit or expense, (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in the accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, or (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

The Compensation Committee may provide in the applicable grant agreement that a grant identified as “qualified performance-based compensation” will be payable, in whole or in part, in the event of the participant’s death, disability, a change of control, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Change of Control.  Unless the Compensation Committee determines otherwise, if a change of control occurs in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding grants that are not exercised or paid at the time of the change of control will be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless a grant agreement or written employment agreement between the participant and the Company or a Participating Company provides otherwise, if a participant’s employment or service is terminated by us without Cause (as defined in the Amended Plan) upon or within 12 months following a change of control, the participant’s outstanding grants will become fully vested as of the date of termination. If the vesting of any such grant is based, in whole or in part, on performance, the grant agreement will specify how the portion of the grant that becomes vested will be calculated.

In the event of a change of control, if all outstanding grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding grants, without the consent of any participant: (i) the Compensation Committee may determine that outstanding stock options and stock appreciation rights will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding restricted stock, phantom shares, cash awards, DERs and other equity-based awards will immediately lapse; (ii) the Compensation Committee may determine that participants will receive a payment in settlement of outstanding phantom shares, DERs, dividends, cash awards, and other equity-based awards in such amount and form as may be determined by the Compensation Committee; (iii) the Compensation Committee may require that participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment, in cash, Common Stock, or the common stock of the surviving corporation (or parent of the surviving corporation), as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the fair market value of the shares of Common Stock subject to the unexercised stock options or stock appreciation rights exceeds the exercise price or base price, as applicable, and (iv) the Compensation Committee may terminate outstanding stock options and stock appreciation rights after giving participants an opportunity to exercise the outstanding stock options and stock appreciation rights. Such surrender, termination or payment will take place as of the date of the change of control or such other date as the Compensation Committee may specify. If the per share fair market value of Common

Stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right.

Under the Amended Plan, a change of control is defined as any one of the following events:

•	Any person, other than we, any of our affiliates, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of us or any of our affiliates becomes the beneficial owner of 30% or more of the outstanding shares of our Common Stock or 30% or more of the combined voting power of our then outstanding securities having a right to vote in an election of the Board.
•	Individuals who, as of the effective date of the Amended Plan, are members of the Board (each referred to as an incumbent director) cease to constitute at least a majority of the Board. However, any individual who becomes a director after the effective date of the Amended Plan and whose election or nomination was approved or ratified by at least a majority of the then incumbent directors will be considered an incumbent director of the Board.
•	Consummation of (i) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer of all or substantially all of our assets or (3) any plan for the liquidation or dissolution of the Company.

The Compensation Committee may provide a different definition of change of control in a grant agreement if it determines a different definition is necessary or appropriate, including to comply with section 409A of the Code.

Adjustments in Capitalization.  If (i) we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of our assets or stock or a similar transaction, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in capital structure, spin-off, or any distribution to holders of Common Stock other than cash dividends occurs or (iii) any other event occurs which in the Compensation Committee’s judgment necessitates action by way of adjusting the terms of the outstanding grants, then: the maximum aggregate number and kind of shares available for issuance under the Amended Plan, the maximum number and kind of shares which may be subject to grants under the Amended Plan, the maximum number and kind of shares with respect to which a participant may receive grants in any year, the number and kind of shares covered by outstanding grants, and the number and kind of shares to be issued or issuable under the Amended Plan will be appropriately adjusted by the Compensation Committee in its discretion. Unless the Compensation Committee determines otherwise, any fractional shares resulting from such adjustment will be eliminated. In addition, the Compensation Committee will take any such action as it determines in its discretion will be necessary to maintain each participant’s rights under the Amended Plan so that they are substantially proportionate to the rights existing in such grants, prior to such event, including, without limitation, adjustments in (A) the exercise price, base price and phantom share value and (B) performance-based criteria established in connection with grants (to the extent consistent with section 162(m) of the Code, as applicable). In the discretion of the Compensation Committee, performance-based criteria may also be adjusted in the case of any event relating to one of our subsidiaries if the event would have given rise to potential adjustment if the event related to the Company.

Prohibition on Repricing.  Except in connection with certain corporate transactions, the Amended Plan does not permit the repricing of stock options or stock appreciation rights, the exchange of underwater stock options or stock appreciation rights (i.e., stock options or stock appreciation rights having an exercise price or base price in excess of the current market value of the underlying stock) for cash or other securities, or the exchange of stock options or stock appreciation rights for stock options or stock appreciation rights with a lower exercise price or base price, as applicable.

Amendment and Termination of the Amended Plan.  The Amended Plan will terminate on May 20, 2025, unless sooner terminated by the Board. The Board may amend the Amended Plan at any time. However, no amendment may adversely affect a participant’s outstanding grant unless such amendment is in connection with compliance with applicable laws or the participant consents to such amendment. In addition, the Board may not amend the Amended Plan without stockholder approval if stockholder approval is required to comply with applicable law or regulation or to comply with applicable stock exchange requirements.

The Board may amend any grant agreement. However, no amendment may materially impair any participant’s rights or obligations without the participant’s consent, unless such amendment is required to comply with applicable law.

The Amended Plan must be reapproved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the “qualified performance-based compensation” provisions of the Amended Plan (as described above under “Qualified Performance-Based Compensation”) if additional grants are to be made as “qualified performance-based compensation” (other than stock options and stock appreciation rights) and if required by section 162(m) of the Code.

Company Policies.  All grants made under the Amended Plan will be subject to our clawback policy, as in effect from time to time, and any applicable share trading policies and other policies that may be implemented by the Board or the Compensation Committee from time to time, including our stock retention and ownership policy applicable to certain of our Named Executive Officers, as described above on page 41 of this Proxy Statement under “Stock Retention and Ownership Requirements.” Any grant is subject to the mandatory repayment by the participant to us if the participant is, or becomes in the future, subject to any clawback or recoupment policy that requires the participant to repay compensation paid by us to the participant upon circumstances specified in the applicable policy.

Federal Income Tax Consequences.

The following description of the United States federal income tax consequences of grants under the Amended Plan is a general summary. State, local, foreign and other taxes may also be imposed in connection with grants. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Amended Plan.

Nonqualified Stock Options.  A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the stock option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Incentive Stock Options.  A participant who receives an incentive stock option (or ISO) will recognize no income at the time of grant or exercise of the ISO. If the participant does not dispose of the shares purchased pursuant to an ISO within two years after the ISO is granted or within one year after the transfer of the shares to the participant, the sale of Common Stock received upon the exercise of an ISO is treated as a capital gain to the participant and the Company will not be entitled to a tax deduction. However, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying the holding period requirements, the participant will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a business expense deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

Phantom Shares.  A participant who receives a phantom share will not recognize taxable income until the phantom share is paid to the participant. When the phantom share is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the Common Stock paid to the participant. We generally will be entitled to a business expense deduction in the same amount.

Restricted Stock.  A participant who receives restricted stock generally will not recognize taxable income until the restricted stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the restricted stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when restricted stock is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights and Dividend Equivalent Rights.  A participant will recognize ordinary income when stock appreciation rights are exercised and when dividend equivalent rights (or DERs) are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. We generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Cash Awards.  A participant will recognize ordinary income when a cash award is paid to the participant equal to the amount of the cash paid. We generally will be entitled to a business expense deduction in the same amount.

Section 162(m).  Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer or any of the three highest-paid officers, other than the chief financial officer, in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit and therefore remains fully deductible by the company that pays it. Stock options, stock appreciation rights and grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will generally not be subject to the section 162(m) deduction limit. Other awards under the Amended Plan may be subject to the deduction limit.

Section 409A.  Section 409A of the Code imposes requirements on deferred compensation, including deferral election and payment timing requirements. If a deferred compensation arrangement fails to comply with Code section 409A in form or operation, a participant may become subject to: (i) federal income tax on all deferred amounts; (ii) a penalty tax of 20% of the includable amount; and (iii) interest at the underpayment rate plus 1%.

Section 280G.  Under certain circumstances, the accelerated vesting or exercise of stock options or stock appreciation rights or the accelerated lapse of restrictions with respect to other grants in connection with a Change of Control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Tax Withholding.  Each participant must pay to us, or make satisfactory arrangements regarding the payment of, any federal, state or local taxes required to be withheld in connection with any grant under the Amended Plan. The Compensation Committee may require that the participant’s tax withholding obligation with respect to grants paid in Common Stock be satisfied by withholding Common Stock otherwise payable pursuant to the grant; provided that, to the extent necessary to avoid adverse financial accounting consequences, the fair market value of such Common Stock will not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The Compensation Committee may allow a participant to elect to have the participant’s tax withholding obligation satisfied by withholding shares otherwise payable pursuant to the grant, by transferring shares owned by the participant to us or, for participants who are employees, by withholding from the participant’s cash compensation.

New Plan Benefits

Future benefits under the Amended Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.

During 2014, TRSUs, PRSUs and restricted stock awards were granted to the Named Executive Officers as set forth above under “Compensation of Executive Officers — Summary Compensation Table” and “Grants of Plan-Based Awards”. In addition, during 2014 under the 2010 Plan, TRSUs, PRSUs and restricted stock awards with an aggregate value (and aggregate number of shares or units) of $2,458,414 (341,505), $1,571,321 (267,550), and $3,198,787 (384,008), respectively, were granted to our executive officers as a group; TRSUs, PRSUs and restricted stock awards with an aggregate value (and aggregate number of shares or units) of $44,932 (6,250), $36,706 (6,250), and $100,551 (12,071), respectively, were granted to employees of the Company (other than executive officers), and restricted stock awards and TRSUs with an aggregate value (and aggregate number of shares or units) of $778,908 (95,718) and $75,006 (9,260), respectively, were granted to our non-employee directors.

Market Price of Shares

The closing price per share of our Common Stock, as reported on the New York Stock Exchange on March 27, 2015, was $7.82.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MFA. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on our records and other information, we believe that each of our directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2014, except that Ronald A. Freydberg, William S. Gorin, Craig L. Knutson and Terence B. Meyers, each an executive officer of MFA, filed one late report, in each case with respect to one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of the Common Stock, (ii) the Named Executive Officers, (iii) our directors and (iv) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned	Percent of Class
Name and Business Address(1)	Shares(2)(3)
Directors and Officers
William S. Gorin	750,409	*
Craig L. Knutson	400,270	*
Sunil Yadav	135,569	*
Gudmundur Kristjansson	90,681	*
Stephen D. Yarad	21,282	*
Stephen R. Blank	45,521	*
James A. Brodsky	86,826	*
Richard J. Byrne	12,305	*
Laurie Goodman	11,419	*
Alan L. Gosule	59,147	*
Robin Josephs	85,785	*
George H. Krauss	89,041	*
All directors and executive officers as a group (21 persons)	2,444,105	*
5% Beneficial Owners
Prudential Financial, Inc.(4)
Jennison Associates LLC 751 Broad Street Newark, NJ 07102	35,834,272	9.7%
FMR LLC(5) 245 Summer Street Boston, MA 02210	31,102,154	8.43%
Thornburg Investment Management Inc.(6) 2300 North Ridgetop Road Santa Fe, NM 87506	27,947,613	7.57%
BlackRock, Inc.(7) 40 East 52nd Street New York, NY 10022	21,756,178	5.9%
The Vanguard Group(8) 100 Vanguard Boulevard Malvern, PA 19355	21,128,171	5.72%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)	The business address of each director and Named Executive Officer is c/o MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022.
(2)	Each director and Named Executive Officer has sole voting and investment power with respect to these shares, except that Mr. Krauss’ spouse has sole voting and investment power with respect to 22,223 shares.
(3)	Includes unvested Restricted Shares granted to the Named Executive Officers pursuant to our 2010 Plan as follows: Mr. Gorin — 87,042 Restricted Shares; Mr. Knutson — 81,210 Restricted Shares; Mr. Yadav — 14,070 Restricted Shares; Mr. Kristjansson — 10,353 Restricted Shares; and Mr. Yarad — 5,553 Restricted Shares.

(4)	On its Schedule 13G/A (Amendment No.1) filed with the SEC on January 27, 2015, Prudential Financial, Inc. reported beneficially owning an aggregate 35,834,272 shares of Common Stock, which number includes 35,495,070 shares with respect to which its indirect subsidiary, Jennison Associates LLC, has sole voting power and shared dispositive power. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 9.7%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G, or subsequent sales or purchases by the reporting entity.
(5)	On its Schedule 13G/A (Amendment No.1) filed with the SEC on February 13, 2015, FMR LLC reported beneficially owning 31,102,154 shares of Common Stock, comprised of the following: (i) sole voting power with respect to 1,000 shares of Common Stock beneficially owned by it, and (ii) having sole dispositive power with respect to 31,102,154 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of approximately 8.43%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G, or subsequent sales or purchases by the reporting entity.
(6)	On its Schedule 13G/A (Amendment No. 3) filed with the SEC on February 3, 2015, Thornburg Investment Management Inc. reported beneficially owning 27,947,613 shares of Common Stock, comprised of having sole voting and sole dispositive power with respect to all 27,947,613 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 7.57%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G, or subsequent sales or purchases by the reporting entity.
(7)	On its Schedule 13G/A (Amendment No. 2) filed with the SEC on February 9, 2015, Blackrock, Inc. reported beneficially owning 21,756,178 shares of Common Stock, comprised of the following: (i) sole voting power with respect to 20,318,593 shares of Common Stock beneficially owned by it and (ii) sole dispositive power with respect to all 21,756,178 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 5.9%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G, or subsequent sales or purchases by the reporting entity.
(8)	On its Schedule 13G/A filed with the SEC on February 11, 2015, The Vanguard Group reported beneficially owning 21,128,171 shares of Common Stock, comprised of the following: (i) sole voting power with respect to 243,222 shares of Common Stock beneficially owned by it, (ii) sole dispositive power with respect to 20,915,049 shares of Common Stock beneficially owned by it and (iii) shared dispositive power with respect to 213,122 shares of Common Stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 5.72%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G, or subsequent sales or purchases by the reporting entity.

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2016 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 10, 2015.

Pursuant to our current Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, which is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not earlier than the 150th day nor later than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2016 Annual Meeting of Stockholders must notify us in writing of such proposal by December 10, 2015, but in no event earlier than November 10, 2015.

Any such nomination or proposal should be sent to the attention of our Secretary at MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022 and, to the extent applicable, must include the information required by our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the proxy statement and annual report) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022, Attention: Secretary, or by calling our investor relations phone line at (212) 207-6433. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us as specified above or their respective brokers.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the internet and by mail, but may also be made by our directors, executive officers, employees and representatives by telephone, telegraph, facsimile transmission, electronic transmission, internet, mail or in person. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of certain out-of-pocket expenses. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF OUR SECRETARY AT MFA FINANCIAL, INC., 350 PARK AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022.

By Order of the Board

Harold E. Schwartz
Secretary

New York, New York
April 8, 2015

APPENDIX A

MFA FINANCIAL, INC.
EQUITY COMPENSATION PLAN

1. PURPOSE.  The Plan is intended to provide incentives to key employees, officers and directors expected to provide significant services to the Company, including the employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, and to attract new employees with outstanding qualifications. In furtherance thereof, the Plan permits awards of equity-based incentives and cash awards to key employees, officers and directors of the Company or any other Participating Company. The Plan amends and restates the Amended and Restated 2004 Equity Compensation Plan, which was initially approved by the stockholders of the Company on May 27, 2004 and which was thereafter amended as of December 10, 2008.

The Plan first became effective as of May 20, 2010. The amended and restated Plan will be effective as of May 21, 2015, subject to approval by the Company’s stockholders (the “2015 Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall only apply to Grants made on or after the 2015 Amendment Effective Date.

2. DEFINITIONS.  As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cash Award” shall mean an award to be settled in cash as described in Section 12.

“Cause” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

“Charter” shall mean the charter of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean (i) the Compensation Committee of the Board as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, are each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(b)(i) promulgated under the Exchange Act, an “independent director” as determined in accordance with independence standards established by the stock exchange on which the Common Stock is at the time primarily listed or traded and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations or (ii) the Board, where the Board is acting as the Committee or performing the functions of the Committee,

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean MFA Financial, Inc., a Maryland corporation.

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Disability” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, the occurrence of an event which would entitle the Grantee to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax. Nothing herein shall limit or restrict the payment of any amount subject to Section 409A of the Code upon an otherwise permitted payment event under Section 409A of the Code, including upon a Termination of Service.

“Eligible Persons” shall mean officers, directors and Employees of the Participating Companies.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) as an employee by the Participating Company. In no event shall any of the following persons be considered an Employee for purposes of the Plan: (i) independent contractors, (ii) persons performing services pursuant to an arrangement with a third party leasing organization or (iii) any person whom the Company determines, in its discretion, is not a common law employee, whether or not any such person is later determined to have been a common law employee of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean (i) the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised or (ii) the base price, determined by the Board or the Committee, of a Stock Appreciation Right.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i) If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii) If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii) If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(5)(iv).

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Share, DER, Cash Award, other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person. The Committee will determine the eligibility of Employees, officers and directors based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares, DERs, Cash Awards or other equity-based awards are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

“Participating Companies” shall mean the Company and any of its Subsidiaries which with the consent of the Board participate in the Plan.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Agreement; Phantom Shares shall include, but not be limited to, restricted stock units.

“Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s Equity Compensation Plan, as set forth herein, and as the same may from time to time be amended.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Retirement” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, the Termination of Service (other than for Cause) of a Grantee:

(i) on or after the Grantee’s attainment of age 65;

(ii) on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii) as determined by the Committee in its discretion pursuant to such other standard as may be adopted by the Committee.

“Stock Appreciation Right” shall mean a right to receive a payment in cash, shares of Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 16 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another subsidiary.

“Successors of the Grantee” shall mean the legal representative of the estate of a deceased Grantee of an Option or Stock Appreciation Right or the person or persons who shall acquire the right to exercise an Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Grantee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous reemployment of the Grantee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined by the Committee in its discretion). Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted in a manner that is consistent with the definition of a “separation from service” under Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3. EFFECTIVE DATE.  The effective date of the Plan was May 20, 2010. The amended and restated Plan shall become effective on the 2015 Amendment Effective Date, subject to approval by the Company’s stockholders. The Plan shall terminate on, and no award shall be granted hereunder on or after, the tenth anniversary of the 2015 Amendment Effective Date; provided, however, that the Board may at any time prior to that date terminate the Plan.

4. ADMINISTRATION.

a. Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

b. Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing or by electronic transmission by each member of the Committee, shall be the acts of the Committee for purposes of the Plan.

c. Grant of Awards.

(i) The Committee shall from time to time in its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants, any restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants) and clawback or recoupment provisions, as the Committee may deem advisable); (B) determine the time or times when and the manner and condition in which each Option and Stock Appreciation Right shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options or Stock Appreciation Rights under the Plan as it may deem appropriate. The Committee may determine the extent, if any, to which Options, Stock Appreciation Rights, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs, Cash Awards or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company (or one of its Subsidiaries, to the extent permitted by Section 422 of the Code). The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.

(ii) Notwithstanding clause (i) of this Section 4(c), any award under the Plan to an Eligible Person who is a member of the Board shall be made by the full Board. With respect to such awards, the Board shall have all authority otherwise provided to the Committee pursuant to the Plan.

d. Awards.

(i) Agreements.  Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth herein.

(ii) Grantee Acknowledgment.  All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by on-line or other acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.

(iii) Number of Shares.  Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 16 hereof.

(iv) Grants.  Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the powers described elsewhere in the Plan and the power:

(1) to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2) to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees. Without limiting the generality of Section 27, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder;

(3) to amend any outstanding Grant, subject to Sections 18 and 19, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

(4) generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(v) All Grants made under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time, and any applicable share trading policies and other policies that may be implemented by the Board or the Committee from time to time. In furtherance of the foregoing, any Grant is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company clawback or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee upon circumstances specified in the policy.

5. PARTICIPATION.

a. Eligibility.  Only Eligible Persons shall be eligible to receive Grants under the Plan.

b. Limitation of Ownership.  No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% (in value or number) of the outstanding shares of all classes and series of stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the Board in accordance with the Charter.

c. Stock Ownership.  For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

d. Outstanding Stock.  For purposes of Section 5(b) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee. With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6. SHARE RESERVE AND GRANT LIMITS

a. Subject to adjustments pursuant to Section 16, the aggregate number of shares of Common Stock that may be issued on or after the 2015 Amendment Effective Date with respect to Grants under the Plan shall not exceed the sum of the following: (i) the number of shares of Common Stock subject to outstanding Grants under the Plan as of March 1, 2015 (2,052,422 Shares), plus (ii) 9,947,578 Shares. All of the authorized Shares may be issued as Options or any other type of Grants.

b. All Grants under the Plan shall be expressed in shares of Common Stock (other than Cash Awards and DERs, which need not be expressed in shares of Common Stock). The individual Share limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in shares of Common Stock or cash. Subject to adjustments pursuant to Section 16 with respect to clauses (i), (ii) and (v) below:

(i) the maximum number of Shares with respect to which any Options and Stock Appreciation Rights may be granted under the Plan in any one calendar year to any Employee shall not exceed 1,500,000;

(ii) with respect to Performance-Based Grants (as defined below), the maximum number of Shares that may underlie Grants of Phantom Shares, Restricted Stock and other equity-based grants granted under the Plan in any one calendar year to any Employee shall not exceed 1,500,000;

(iii) an Employee may not accrue cash dividends and DERs under the Plan on Performance-Based Grants during any one calendar year in an aggregate amount in excess of $4,000,000 with respect to Performance-Based Grants made to the Employee on or after the 2015 Amendment Effective Date;

(iv) the maximum aggregate amount that may be paid to an Employee under Cash Awards granted under the Plan with respect to each 12-month period within a performance period shall not exceed $6,000,000 (if a performance period includes more than one year, the amount payable with respect to each 12-month period shall be determined by dividing the total amount payable for the performance period by the number of years in the performance period; and

(v) the maximum number of shares of Common Stock that may underlie Grants made to each non-employee director during any one calendar year shall not exceed 75,000 Shares.

c. Notwithstanding Section 6(a), (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Stock Appreciation Rights, Phantom Shares, dividends, DERs or other equity-based grants, which are later forfeited or for any other reason are not payable in Shares under the Plan, and (ii) Shares as to which an Option or Stock Appreciation Right is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option or Stock Appreciation Right may be the subject of the issue of further Grants. Shares of Common Stock surrendered in payment of the Exercise Price of an Option, and Shares withheld or surrendered for payment of taxes shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are exercised and settled in Common Stock, the full number of Shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the Stock Appreciation Rights. The preceding provisions of this Section 6(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan under Section 6(a), but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Grants may be granted to any Grantee under Section 6(b) of the Plan.

d. To the extent that Grants are designated in an Agreement to be paid in cash, and not in shares of Common Stock, such Grants shall not count against the share limits in Section 6(a). Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued Shares or previously issued Shares under the Plan. For the avoidance of doubt, if Shares of Common Stock are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such Shares may not again be made available for issuance under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS AND STOCK APPRECIATION RIGHTS.

a. Each Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option or Stock Appreciation Right shall not be less than the Fair Market Value on the date of Grant.

b. Notwithstanding any provision of the Plan, DERs may not be granted with respect to Options or Stock Appreciation Rights.

c. The term of each Option and Stock Appreciation Right may not exceed ten years from the date of Grant, subject to Section 8(b) with respect to Incentive Stock Options.

d. Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option or Stock Appreciation Right, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 22. If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i) by a certified or bank cashier’s check;

(ii) by the surrender of shares of Common Stock in good form for transfer owned by the person exercising the Option (or by attestation to such ownership), and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii) by the withholding of shares of Common Stock for which an Option is exercisable;

(iv) by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the Purchase Price, under procedures acceptable to the Company; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan. Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid adverse accounting consequences. Any fractional shares of Common Stock shall in the discretion of the Committee be paid in cash.

e. Term and Nontransferability of Options and Stock Appreciation Rights.

(i) Each Option and Stock Appreciation Right granted under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii) No Option or Stock Appreciation Right shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii) Except if otherwise provided in an applicable Agreement, no Option or Stock Appreciation Right shall be assignable or transferable, except to Successors of the Grantee by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his or her death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (A) does not result in accelerated taxation, (B) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (C) complies with applicable law, including securities law, and (D) is otherwise appropriate and desirable.

(iv) No Option or Stock Appreciation Right shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(v) The Committee may not modify, extend or renew any Option or Stock Appreciation Right granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act and Section 409A of the Code, to the extent applicable, and subject to Sections 18 and 19.

f. Termination of Service.  Except as otherwise provided by the Committee, the Grantee’s Options and Stock Appreciation Rights which are not otherwise exercisable as of the Grantee’s Termination of Service shall terminate as of such date. The Committee shall specify in an Agreement such terms as the Committee deems appropriate, if any, with respect to the exercise of Options and Stock Appreciation Rights after a Grantee’s Termination of Service; provided that, no Option or Stock Appreciation Right may be exercised after expiration of its term. Unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service for Cause, all of the Grantee’s Options and Stock Appreciation Rights (whether or not such Options or Stock Appreciation Rights are otherwise vested) shall be canceled.

g. Rights as a Stockholder.  A Grantee or a Successor of the Grantee shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Option or Stock Appreciation Right settled in Shares, the date of the issuance of a stock certificate for such Shares or, if such Shares are not represented by certificates, the date the book entry for such Shares is recorded. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to (i) the date such stock certificate is issued or (ii) if such Shares are not represented by certificates, the date the book entry for such Shares is recorded, except in each case as provided in Section 16.

h. Other Provisions.  The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option or Stock Appreciation Right) as the Committee shall deem advisable.

8. SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

a. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock

Options become exercisable by any Grantee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000.

b. In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

c. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Grantee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Grantee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Grantee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

9. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

a. Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee may establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Agreement. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, any restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

b. Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock, if any, and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

c. Certificates.

(i) In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Any such certificate shall be registered in the name of the Grantee. In addition to any legend that might otherwise be required by the Board or the Charter, bylaws or other applicable documents, the certificates, if any, for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MFA FINANCIAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF MFA FINANCIAL, INC. AT 350 PARK AVENUE, NEW YORK, NEW YORK 10022.

(ii) The Committee may require that any stock certificates representing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

d. Restrictions and Conditions. Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 16, or as otherwise provided in the applicable Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares; provided, however, that dividends with respect to Restricted Stock that vests based on performance shall be held by the Company (unsegregated as a part of its general assets) and paid to the Grantee only if, and to the extent that the underlying Restricted Stock vests, as determined by the Committee. Unless otherwise provided by the Committee in the applicable Agreement, cash dividends with respect to other Grants of Restricted Stock shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid to the Grantee as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions hereunder), or, in the event that the Company issues Shares without certificates, to the extent then required by the Maryland General Corporation Law, a written statement of the information required by the Maryland General Corporation Law to be included on stock certificates, shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Termination of Service. Unless otherwise provided in the applicable Agreement, if the Grantee has a Termination of Service for any reason during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10. PROVISIONS APPLICABLE TO PHANTOM SHARES.

a. Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

b. Term. The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

c. Vesting.

(i) Subject to the provisions of the applicable Agreement and Section 10(c)(ii) and (iii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii) Unless otherwise determined by the Committee in an applicable Agreement, in the event that a Grantee has a Termination of Service, the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and except as provided in Section 10(c)(iii), the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).

(iii) Unless otherwise determined by the Committee in an applicable Agreement, if the Grantee has a Termination of Service for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

d. Settlement of Phantom Shares.

(i) Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of Shares representing such Phantom Share Value; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii) Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(iii) (1) Each Phantom Share shall be settled on the date specified in the applicable Agreement (such date, the “Settlement Date”); provided, however, that, subject to the requirements of Section 409A of the Code, to the extent permitted by the Committee, a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 10(d)(iii)(1) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(2) Notwithstanding the foregoing, unless the Agreement provides otherwise, in the event of the death of the Grantee, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death as described in Section (e)(i) below.

(iv) Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) upon the occurrence of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee, the Grantee’s spouse, or the Grantee’s “dependent,” as defined in Section 152 of the Code (without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1) through reimbursement or compensation by insurance or otherwise;

(2) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3) by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency, as determined by the Committee, shall be permitted to the extent reasonably needed to satisfy the emergency need.

e. Other Phantom Share Provisions.

(i) In the event of a Grantee’s death, unless an Agreement provides otherwise, any vested Phantom Shares held by the Grantee shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s estate.

(ii) The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iii) Notwithstanding any other provision of this Section 10, unless the Committee determines otherwise, any fractional Phantom Share will be paid out in cash at the Phantom Share Value at the same time and consistent with the same payment schedule as the Phantom Shares to which it relates.

(iv) No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. For the avoidance of doubt, DERs may, but need not, be granted in respect of Phantom Shares. Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share. DERs granted with respect to Phantom Shares that vest based on performance shall vest and be paid only if and to the extent the underlying Phantom Shares vest and are paid, as determined by the Committee.

11. PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

a. Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant vests or expires, as determined by the Committee. DERs may be granted on Phantom Shares and other equity based awards other than Options and Stock Appreciation Rights. Such DERs may be converted to cash, additional Shares or Phantom Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a DER is granted in respect of a Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been settled, or has expired, been forfeited or otherwise lapsed, as applicable. For the avoidance of doubt, DERs may not be granted with respect to Options or Stock Appreciation Rights.

b. Certain Terms.

(i) The term of a DER shall be set by the Committee in its discretion.

(ii) Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of both, as determined by the Committee.

(iii) The Committee shall determine whether DERs will be paid as and when dividends are declared, at the time of payment of any underlying Grant or deferred as described below in Section 11(c); provided that, DERs granted with respect to Grants that vest based on performance shall vest and be paid only if and to the extent the underlying Grant vests and is paid, as determined by the Committee.

c. Deferral.

(i) The Committee may (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii) The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12. CASH AWARDS.  The Committee shall, in its discretion as reflected by the terms of the applicable Agreement, (i) authorize the granting of Cash Awards to Eligible Persons and (ii) determine or impose such terms and conditions with respect to the grant of Cash Awards as it may deem appropriate, including the criteria for the vesting of Cash Awards. Vesting of Cash Awards shall be based on such measures as the Committee deems appropriate, and Cash Awards need not relate to the value of shares of Common Stock.

13. OTHER EQUITY-BASED AWARDS.  The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

14. PERFORMANCE-BASED COMPENSATION.  The Committee may determine that particular Grants shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants (other than Options or Stock Appreciation Rights) that the Committee determines are to be considered “qualified performance-based compensation” under Section 162(m) of the Code (“Performance-Based Grants”).

a. Performance Goals.  When Restricted Stock, Phantom Shares, Cash Awards, DERs and dividends that are to be considered Performance-Based Grants are granted, the Committee shall establish in writing (i) the objective performance goals (“Performance Goals”) that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, consistent with the limits of Section 6(b) above, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for Performance-Based Grants. The Performance Goals shall be based upon one or more of the performance criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. For Performance-Based Grants, the Performance Goals shall satisfy the requirements of the applicable regulations under Section 162(m), including the requirement that the achievement of the

Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. For Grants identified by the Committee as Performance-Based Grants, the Committee shall not have discretion to increase the amount of compensation that is payable based on achievement of the Performance Goals except as provided under Section 162(m), but may reduce the amount of compensation that is payable.

b. Timing of Establishment of Goals.  The Committee shall establish the Performance Goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

c. Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Agreement before payment with respect to the performance results is made. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the Performance Goals and the satisfaction of other terms of the Agreement, and subject to Committee discretion as described in Section 14(a) above.

d. Certain Adjustments.  To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of Performance Goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used by the Company in the preparation of its periodic reports to stockholders. To the extent consistent with the requirements of Section 162(m), in setting the performance goals for Performance-Based Grants within the period prescribed in Section 14(b), the Committee may provide for such adjustments as it deems appropriate, including without limitation, objectively determinable adjustments, as determined in accordance with GAAP, to any of the performance criteria for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, or (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

e. Death, Disability or Other Circumstances.  The Committee may provide in the Agreement that a Grant identified as Performance-Based Grants shall be payable, in whole or in part, in the event of the Grantee’s death or Disability, a Change of Control, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

f. Performance Goals which do not satisfy the foregoing provisions of this Section 14 may be established by the Committee with respect to Grants not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code.

15. TERM OF PLAN.  Grants may be granted pursuant to the Plan until the tenth anniversary of the 2015 Amendment Effective Date.

16. RECAPITALIZATION AND CHANGES OF CONTROL.

a. Subject to any required action by stockholders if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, spin-off, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1) the maximum aggregate number and kind of Shares available for issuance under the Plan, the maximum number and kind of Shares which shall be made subject to Options or any other types of Grants under the Plan, the maximum number and kind of Shares with respect to which a Grantee may receive Grants in any year as set forth in Section 6(b), the number and kind of Shares covered by outstanding Grants, and the number and kind of Shares to be issued or issuable under the Plan shall be appropriately adjusted by the Committee in its discretion; provided that, unless the Committee determines otherwise, any fractional Shares resulting from such adjustment shall be eliminated.

(2) the Committee shall take any such action as it determines in its discretion shall be necessary to maintain each Grantee’s rights hereunder (including under the applicable Agreements) so that they are, in their respective Grants, substantially proportionate to the rights existing in such Grants, prior to such event, including, without limitation, adjustments in (A) the Exercise Price, Purchase Price and Phantom Share Value, and (B) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable). In the discretion of the Committee, the foregoing clause (B) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 16(a) had the event related to the Company.

b. Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 16 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor, if any, with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

c. If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

d. The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

e. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.

f. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

g. Except as expressly provided in this Section 16, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option or Stock Appreciation Right.

h. Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

i. Upon the occurrence of a Change of Control:

(i) If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent of the surviving corporation). After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.

(ii) Unless the Agreement or a written employment agreement between the Grantee and the Company or a Subsidiary provides otherwise, if a Grantee’s employment or service is terminated by the Company without Cause upon or within 12 months following the Change of Control, the Grantee’s outstanding Grants shall become fully vested as of the date of such termination; provided that if the vesting of any such Grants is based, in whole or in part, on performance, the applicable Agreement shall specify how the portion of the Grant that becomes vested pursuant to this Section 16(i) shall be calculated.

(iii) If and to the extent that outstanding Grants are not assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Grantee: (1) the Committee may determine that outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Stock, Phantom Shares, Cash Awards, DERs, dividends and other grants under Section 13 shall immediately lapse; (2) the Committee may determine that Grantees shall receive a payment in settlement of outstanding Phantom Shares, DERs, dividends, Cash Awards and other Grants under Section 13 in such amount and form as may be determined by the Committee; (3) the Committee may require that participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash, Common Stock or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Options and Stock Appreciation Rights exceeds the applicable Exercise Price, and (4) after giving Grantees an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the applicable Exercise Price, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or Stock Appreciation Right.

j. “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its affiliates and, with respect to any particular Eligible Employee, other than such Eligible Employee) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) persons who, as of the 2015 Amendment Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a member of the Board subsequent to the 2015 Amendment Effective Date whose election or nomination for election was approved and/or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii) the consummation of (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j). In addition, the Committee may provide for a different definition of “Change of Control” in an Agreement if it determines that such different definition is necessary or appropriate, including without limitation, to comply with the requirements of Section 409A of the Code.

17. SECURITIES LAW REQUIREMENTS.

a. Legality of Issuance.  The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i) the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii) the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to Grants; and

(iii) each Grant under the Plan (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Grants or issuance of Shares, no payment or Grant shall be made, or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

b. Restrictions on Transfer.  The certificates, if any, for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons. Without limiting the generality of Section 9, stock certificates representing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

c. Registration or Qualification of Securities.  The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

d. Exchange of Certificates.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall (to the extent that the Company continues to issue certificated shares) be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

e. Certain Loans.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

18. AMENDMENT OF THE PLAN.  The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no amendment may adversely affect a Grantee with respect to Grants previously made unless such amendment is in connection with compliance with applicable laws or the Grantee consents to such amendment. Notwithstanding the foregoing, the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained. The Board may also amend any Grant at any time, provided that no such amendment shall materially impair any rights or obligations of a Grantee, unless the Grantee consents to such amendment or such amendment is required to comply with applicable law.

19. NO REPRICING.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price of such outstanding Options or Stock Appreciation Rights, (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights or (c) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price above the current stock price in exchange for cash or other securities.

20. STOCKHOLDER APPROVAL FOR PERFORMANCE-BASED GRANTS.  If Grants (other than Options or Stock Appreciation Rights) are granted as Performance-Based Grants under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by Section 162(m) of the Code or the regulations thereunder.

21. APPLICATION OF FUNDS.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

22. TAX WITHHOLDING.  Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. The Committee may determine that the Company’s tax withholding obligation with respect to Grants paid in shares of Common Stock shall be satisfied by having shares of Common Stock withheld, at the time such Grants become taxable; provided that, to the extent required to avoid adverse financial accounting consequences, the Fair Market Value of such shares of Common Stock shall not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, the Committee, in its discretion, may allow a Grantee to elect to have the Grantee’s tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (b) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (c) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

23. NOTICES.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 23.

24. RIGHTS TO EMPLOYMENT OR OTHER SERVICE.  Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company to terminate the individual’s employment or other service at any time.

25. NO ASSIGNMENT.  A Grantee’s rights with respect to any Grant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

26. CLAIMS PROCEDURES.

(i) The Grantee or authorized representative, may file a claim for payments with respect to Grants under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1) approve the claim and take appropriate steps for satisfaction of the claim; or

(2) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 26 as the provision setting forth the claims procedure under the Plan.

(ii) The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

27. EXCULPATION AND INDEMNIFICATION.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

28. COMPLIANCE WITH SECTION 409A OF THE CODE.

(i) Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(ii) With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service, or if earlier, within 30 days following the Grantee’s death which occurs during such six-month period.

(iii) Notwithstanding any other provision of the Plan, the Plan and the Grants are intended to comply with the requirements of Section 409A of the Code. Accordingly, all provisions herein and with respect to any Grants shall be construed and interpreted to be consistent with the requirements of Section 409A of the Code to the maximum extent possible, and any payments constituting nonqualified deferred compensation subject to Section 409A of the Code shall only be made in a manner and upon an event permitted by Section 409A of the Code; provided, however, that in no event shall the Company be obligated to reimburse a Grantee for any additional tax (or related penalties and interest) incurred by reason of application of Section 409A of the Code. The Company makes no representations that Grants are exempt from or comply with Section 409A of the Code and makes no undertakings to ensure or preclude that Section 409A of the Code will apply to any Grants.

(iv) Notwithstanding any other provision of the Plan or an Agreement, in the event that any Grant that constitutes nonqualified deferred compensation subject to Section 409A of the Code is to be paid or otherwise settled upon a Change of Control, such Grant shall not be paid or settled upon the Change of Control unless the applicable Change of Control constitutes a “change in control event” for purposes of Section 409A of the Code.

29. NO FUND CREATED.  Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 29 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

30. NO FIDUCIARY RELATIONSHIP.  Nothing contained in the Plan (including without limitation Section 10(e)(ii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their directors or officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

31. CAPTIONS.  The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

32. GOVERNING LAW.  The Plan shall be governed by the laws of Maryland, without reference to principles of conflict of laws.

33. EXECUTION.  The Company has caused this amended and restated Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 21st day of May, 2015.

MFA FINANCIAL, INC.,
a Maryland corporation

By:
    Name:
    Title:

EXHIBIT A
PERFORMANCE CRITERIA

Performance-Based Grants may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on a specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may be based on the achievement of specified levels of performance under one or more of the measures set out below or achievement of one or more of such measures relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i.)	pre-tax income,
ii.)	after-tax income,
iii.)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),
iv.)	operating income,
v.)	cash flow,
vi.)	earnings per share,
vii.)	return on equity or return on average equity,
viii.)	return on invested capital or assets,
ix.)	cash and/or funds available for distribution,
x.)	appreciation in the fair market value of the Common Stock,
xi.)	return on investment,
xii.)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),
xiii.)	net earnings growth,
xiv.)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),
xv.)	related return ratios,
xvi.)	increase in revenues,
xvii.)	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,
xviii.)	net earnings,
xix.)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xx.)	number of securities sold,
xxi.)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and
xxii.)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).

MFA FINANCIAL, INC.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82139-P59554 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MFA FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Robin Josephs	☐	☐	☐
1b. George H. Krauss	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as MFA's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
3. Approval of the advisory (non-binding) resolution to approve MFA's executive compensation.	☐	☐	☐
4. Approval of MFA's Equity Compensation Plan, which amends and restates MFA's 2010 Equity Compensation Plan.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) on the records of the company and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give full title as such under signature(s). Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

M82140-P59554

MFA FINANCIAL, INC.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of MFA Financial, Inc., a Maryland corporation (the "Company"), hereby authorizes and appoints James A. Brodsky, Alan L. Gosule and/or George H. Krauss, or any of them or their respective successors, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of the Company, to be held at The New York Palace Hotel, 455 Madison Avenue (at 51st Street), New York, New York 10022, on Thursday, May 21, 2015, at 9:00 a.m., New York City time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST (i) "FOR" EACH NOMINEE FOR DIRECTOR, (ii) "FOR" THE RATIFICATION OF KPMG LLP AS MFA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015, (iii) "FOR" THE APPROVAL OF THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION AND (iv) "FOR" THE APPROVAL OF MFA'S EQUITY COMPENSATION PLAN, EACH AS DESCRIBED IN THE PROXY STATEMENT. THIS PROXY IS REVOCABLE. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4.

Address change/comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on the reverse side)